                                                        EXHIBIT 10.3







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                               CREDIT AGREEMENT


                                    among


                        MOTORS AND GEARS INDUSTRIES, INC.,



                                 VARIOUS BANKS,


                                     and


                            BANKERS TRUST COMPANY,
                                   as AGENT


                      __________________________________


                        Dated as of November 7, 1996

                      __________________________________


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                         TABLE OF CONTENTS
                         -----------------
                                                             Page
                                                             ----

SECTION 1.  Amount and Terms of Credit........................  1
      1.01  The Commitments...................................  1
      1.02  Minimum Amount of Each Borrowing..................  3
      1.03  Notice of Borrowing...............................  4
      1.04  Disbursement of Funds.............................  5
      1.05  Notes.............................................  5
      1.06  Conversions.......................................  6
      1.07  Pro Rata Borrowings...............................  7
      1.08  Interest..........................................  7
      1.09  Interest Periods..................................  8
      1.10  Increased Costs, Illegality, etc..................  9
      1.11  Compensation...................................... 11
      1.12  Change of Lending Office.......................... 12
      1.13  Replacement of Banks.............................. 12

SECTION 2.  Letters of Credit................................. 14
      2.01  Letters of Credit................................. 14
      2.02  Minimum Stated Amount............................. 15
      2.03  Letter of Credit Requests......................... 15
      2.04  Letter of Credit Participations................... 16
      2.05  Agreement to Repay Letter of Credit Drawings...... 18
      2.06  Increased Costs................................... 19

SECTION 3.  Fees; Reductions of Commitment.................... 20
      3.01  Fees.............................................. 20
      3.02  Voluntary Termination of Unutilized Commitments... 21
      3.03  Mandatory Reduction of Commitments................ 22

SECTION 4.  Prepayments; Payments; Taxes...................... 24
      4.01  Voluntary Prepayments............................. 24
      4.02  Mandatory Repayments and Cash Collateralizations.. 25
      4.03  Method and Place of Payment....................... 26
      4.04  Net Payments; Taxes............................... 26

SECTION 5.  Conditions Precedent to Credit Events on the Initial
              Borrowing Date.................................. 28
      5.01  Execution of Agreement; Notes..................... 28
      5.02  Officer's Certificate............................. 28
      5.03  Fees, etc......................................... 29
      5.04  Opinions of Counsel............................... 29
      5.05  Corporate Documents; Proceedings; etc............. 29
      5.06 Employee Benefit Plans; Shareholders' Agreements; Management Agreements; Employment Agreements; Collective Bargaining Agreements; Debt Agreements;
             Tax Sharing Agreements; Material Contracts....... 30
      5.07  Adverse Change.................................... 31
      5.08  Litigation........................................ 31
      5.09  Approvals, etc.................................... 31
      5.10  Issuance of Senior Unsecured Notes................ 32
      5.11  Consummation of the Acquisition and the Merger.... 32
      5.12  Refinancing of Existing Credit Agreement.......... 33
      5.13  Pledge Agreement.................................. 34
      5.14  Security Agreement................................ 34
      5.15  Subsidiary Guaranty............................... 35
      5.16  Stockholders' Agreement, Subscription Agreements,
             Consulting Agreements, Affiliate Leases, etc..... 35
      5.17  Consent Letter.................................... 36
      5.18  Solvency Certificate; Environmental Assessments;
             and Insurance Certificates....................... 36
      5.19  Existing Indebtedness............................. 36
      5.20  Financial Statements; Pro Forma Financial
             Information; Projections......................... 37
      5.21  Existing Tax Sharing Agreement.................... 37
      5.22  Existing Seller Letter of Credit Agreement........ 38
      5.23  Intercompany Notes................................ 38

SECTION 6.  Conditions Precedent to All Credit Events......... 38
      6.01  No Default; Representations and Warranties........ 38
      6.02  Adverse Change, etc............................... 39
      6.03  Litigation........................................ 39
      6.04  Notice of Borrowing; Letter of Credit Request..... 39

SECTION 7.  Representations and Warranties.................... 39
      7.01  Corporate Status.................................. 40
      7.02  Corporate Power and Authority..................... 40
      7.03  No Violation...................................... 40
      7.04  Governmental Approvals............................ 41
      7.05  Financial Statements; Financial Condition;
             Undisclosed Liabilities; Projections; etc........ 41
      7.06  Litigation........................................ 44
      7.07  True and Complete Disclosure...................... 44
      7.08  Use of Proceeds; Margin Regulations............... 45
      7.09  Tax Returns and Payments.......................... 45
      7.10  Compliance with ERISA............................. 45
      7.11  Security Documents................................ 46
      7.12  Representations and Warranties in Documents....... 47
      7.13  Properties........................................ 47
      7.14  Capitalization.................................... 47
      7.15  Subsidiaries...................................... 48
      7.16  Compliance with Statutes, etc..................... 48
      7.17  Investment Company Act............................ 48
      7.18  Public Utility Holding Company Act................ 48
      7.19  Environmental Matters............................. 49
      7.20  Labor Relations................................... 49
      7.21  Patents, Licenses, Franchises and Formulas........ 50
      7.22  Indebtedness...................................... 50
      7.23  Transaction....................................... 50
      7.24  Special Purpose Corporations...................... 51
      7.25  Subordinated Notes................................ 51
      7.26  Insurance......................................... 51

SECTION 8.  Affirmative Covenants............................. 51
      8.01  Information Covenants............................. 52
      8.02  Books, Records and Inspections.................... 55
      8.03  Maintenance of Property; Insurance................ 56
      8.04  Corporate Franchises.............................. 57
      8.05  Compliance with Statutes, etc..................... 57
      8.06  Compliance with Environmental Laws................ 57
      8.07  ERISA............................................. 58
      8.08  End of Fiscal Years; Fiscal Quarters.............. 59
      8.09  Performance of Obligations........................ 59
      8.10  Payment of Taxes.................................. 59
      8.11  Additional Security; Further Assurances; etc...... 60
      8.12  Maintenance of Corporate Separateness............. 63
      8.13  Use of Proceeds................................... 63
      8.14  UCC Searches...................................... 63
      8.15  Permitted Transactions............................ 63
      8.16  Foreign Subsidiaries Security..................... 67
      8.17  Receivables Facility Transaction.................. 68

SECTION 9.  Negative Covenants................................ 68
      9.01  Liens............................................. 68
      9.02  Consolidation, Merger, Purchase or Sale of
             Assets, etc...................................... 72
      9.03  Restricted Payments............................... 75
      9.04  Indebtedness...................................... 80
      9.05  Advances, Investments and Loans................... 83
      9.06  Transactions with Affiliates...................... 87
      9.07  Changes in Business............................... 89
      9.08  Consolidated Interest Coverage Ratio.............. 89
      9.09  Leverage Ratio.................................... 90
      9.10 Limitation on Modifications of Certain Indebtedness; Modifications of Certificate of Incorporation,
             By-Laws and Certain Agreements; etc.............. 90
      9.11  Limitation on Certain Restrictions on Subsidiaries 93
      9.12  Limitation on Issuance of Capital Stock........... 93
      9.13  Limitation on Creation of Subsidiaries............ 94

SECTION 10.  Events of Default................................ 94
      10.01  Payments......................................... 94
      10.02  Representations, etc............................. 94
      10.03  Covenants........................................ 95
      10.04  Default Under Other Agreements................... 95
      10.05  Bankruptcy, etc.................................. 96
      10.06  ERISA............................................ 96
      10.07  Security Documents............................... 97
      10.08  Guaranties....................................... 97
      10.09  Judgments........................................ 97
      10.10  Change of Control................................ 97
      10.11  Senior Unsecured Notes; Parent Subordinated
              Intercompany Note............................... 98
      10.12  Certain Tax Payments............................. 98

SECTION 11.  Definitions and Accounting Terms................. 99
      11.01  Defined Terms.................................... 99

SECTION 12.  The Agent........................................145
      12.01  Appointment......................................145
      12.02  Nature of Duties.................................145
      12.03  Lack of Reliance on the Agent....................145
      12.04  Certain Rights of the Agent......................146
      12.05  Reliance.........................................146
      12.06  Indemnification..................................146
      12.07  The Agent in its Individual Capacity.............147
      12.08  Holders..........................................147
      12.09  Resignation by the Agent.........................147

SECTION 13.  Miscellaneous....................................148
      13.01  Payment of Expenses, etc.........................148
      13.02  Right of Setoff..................................149
      13.03  Notices..........................................149
      13.04  Benefit of Agreement.............................150
      13.05  No Waiver; Remedies Cumulative...................151
      13.06  Payments Pro Rata................................152
      13.07  Calculations; Computations.......................152
      13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
             WAIVER OF JURY TRIAL.............................153
      13.09  Counterparts.....................................154
      13.10  Effectiveness....................................154
      13.11  Headings Descriptive.............................155
      13.12  Amendment or Waiver; etc.........................155
      13.13  Survival.........................................156
      13.14  Domicile of Loans................................156
      13.15  Confidentiality..................................157
      13.16  Register.........................................157


SCHEDULE I    Commitments
SCHEDULE II   Bank Addresses
SCHEDULE III  Real Property
SCHEDULE IV   Projections
SCHEDULE V    Subsidiaries
SCHEDULE VI   Scheduled Existing Indebtedness
SCHEDULE VII  Insurance
SCHEDULE VIII Existing Liens


EXHIBIT A     Form of Notice of Borrowing
EXHIBIT B-1   Form of Revolving Note
EXHIBIT B-2   Form of Swingline Note
EXHIBIT C     Form of Letter of Credit Request
EXHIBIT D     Form of Section 4.04(b)(ii) Certificate
EXHIBIT E-1   Form of Opinion of Mayer, Brown & Platt
EXHIBIT E-2   Form of Opinion of Bryan, Cave
EXHIBIT F     Form of Officers' Certificate
EXHIBIT G     Form of Pledge Agreement
EXHIBIT H     Form of Security Agreement
EXHIBIT I     Form of Subsidiary Guaranty
EXHIBIT J     Form of Consent Letter
EXHIBIT K     Form of Officer's Solvency Certificate
EXHIBIT L     Form of Non-Wholly-Owned Subsidiary Guaranty
EXHIBIT M     Form of Intercompany Note
EXHIBIT N     Form of Subordination Provisions
EXHIBIT O     Form of Existing Seller Subordinated Note
EXHIBIT P     Form of Assignment and Assumption Agreement
EXHIBIT Q     Form of Existing Seller Installment Note
EXHIBIT R     Form of Shareholder Subordinated Note
EXHIBIT S     Form of Parent Subordinated Intercompany Note



           CREDIT AGREEMENT, dated as of November 7, 1996, among MOTORS AND GEARS INDUSTRIES, INC., a Delaware corporation (the "Borrower"), the Banks party hereto from time to time and BANKERS TRUST COMPANY, as Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).


                       W I T N E S S E T H :
                       - - - - - - - - - -
           WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available the credit facility provided for herein;


           NOW, THEREFORE, IT IS AGREED:

           SECTION 1.  Amount and Terms of Credit.
                       --------------------------

           1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Final Maturity Date, to make a loan or loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving
Loans:

            (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (x) except as otherwise specifically provided in
      Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (y) unless the Agent has determined that the Syndication Date has occurred, no more than one Borrowing of Revolving Loans to be maintained as Eurodollar Loans may be incurred (whether pursuant to this Section 1.01(a) or by way of conversion pursuant to Section 1.06) prior to the 60th day after the Initial Borrowing Date (which Borrowing of Eurodollar Loans may only have an Interest Period of one month, and which Borrowing may only be made on a single date occurring on or prior to the fifth day following the Initial Borrowing Date);

           (ii) may be repaid and reborrowed in accordance with the provisions hereof; and

          (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Available Commitment of such Bank at such time.

Notwithstanding anything to the contrary contained above, the aggregate principal amount of Revolving Loans incurred on the Initial Borrowing Date may not exceed $5,000,000.

           (b) Subject to and upon the terms and conditions set forth herein, the Swingline Bank agrees to make at any time and from time to time after the Initial Borrowing Date and prior to the Swingline Expiry Date, a loan or loans (each, a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans:

            (i)  shall be made and maintained as Base Rate Loans;

           (ii) may be repaid and reborrowed in accordance with the provisions hereof;

          (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with (x) the aggregate principal amount of all Revolving Loans then outstanding and (y) the amount of all Letter of Credit Outstandings at such time, an amount equal to the Total Available Commitment at such time (after giving effect to any reductions thereto on such date); and

           (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount.

The Swingline Bank shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless the Swingline Bank has entered into arrangements satisfactory to it to eliminate the Swingline Bank's risk with respect to the Bank which is subject of such Bank Default, including by cash collateralizing such Bank's Percentage of the outstanding Swingline Loans. Notwithstanding anything to the contrary contained in this Section 1.01(b), the Swingline Bank shall not make any Swingline Loan after receiving a written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Bank shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice, (ii) the waiver of such Default or Event of Default by the Required Banks or (iii) the Agent in good faith believes that such Default or Event of Default has ceased to exist.

           (c) On any Business Day, the Swingline Bank may, in its sole discretion, give notice to the Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section
10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day from all Banks (without giving effect to any terminations and/or reductions thereto pursuant to the last paragraph of Section 10) pro rata on the basis of their respective Percentages (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to the Swingline Bank to repay the Swingline Bank for such outstanding Swingline Loans. Each such Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 5 or 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Available Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Percentages (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 10); provided, that
(x) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay the Swingline Bank interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

           1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount for such Tranche, provided that Mandatory Borrowings shall be in the amounts required by Section 1.01(c). More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than six Borrowings of Eurodollar Loans.

           1.03 Notice of Borrowing. (a) Whenever the Borrower desires to make a Borrowing hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), the Borrower shall give the Agent at its Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each, a "Notice of Borrowing"), except as otherwise expressly provided in
Section 1.10, shall be irrevocable and shall be given by an Authorized Officer of the Borrower in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day) and whether the Revolving Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

           (b) (i) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, an Authorized Officer of the Borrower shall give the Swingline Bank not later than 1:00 P.M. (New York time) on the date that a Swingline Loan is to be made, written notice (or telephonic notice confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of Swingline Loans to be made pursuant to such Borrowing.

           (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(c).

           (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing of Loans, the Agent or the Swingline Bank, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Agent or the Swingline Bank, as the case may be, in good faith to be from an Authorized Officer of the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent's and the Swingline Bank's record of the terms of such telephonic notice of such Borrowing of Loans.

           1.04 Disbursement of Funds. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than the close of business on the date specified pursuant to Section 1.03(b)(i) or (y) in case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(c)), each Bank will make available its pro rata portion (based on the Percentages of the Banks) of each Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Bank shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Agent, and the Agent will make available to the Borrower at the Payment Office, in Dollars and in immediately available funds, the aggregate of the amounts so made available by the Banks (prior to 1:00 P.M. (New York time)) on such day, to the extent of funds actually received by the Agent prior to 12:00 Noon (New York time) on such day. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent such Bank's portion of any Borrowing to be made on such date, the Agent may assume that such Bank has made available such amount to the Agent on such date of Borrowing and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall pay such corresponding amount to the Agent within three Business Days following such notice. The Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower until the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (i) if recovered from such Bank, the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Revolving Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Revolving Loans hereunder.

           1.05 Notes.(a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (ii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the "Swingline Note").

           (b) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby from time to time, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby,
(vi) be subject to voluntary repayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

           (c) The Swingline Note issued to the Swingline Bank shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Bank or its registered assigns and be dated the Initial Borrowing Date,
(iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section
1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

           (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

           1.06 Conversions. The Borrower shall have the option to convert, on any Business Day occurring after the Initial Borrowing Date, all or a portion equal to at least the applicable Minimum Borrowing Amount of the outstanding principal amount of Loans made pursuant to one or more Borrowings of one or more Types of Loans into a Borrowing of another Type of Loan, provided that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default under Sections 10.01 or 10.05 and no Event of Default is in existence on the date of conversion, (iii) unless the Agent has determined that the Syndication Date has occurred, prior to the 60th day after the Initial Borrowing Date, conversions of Base Rate Loans into Eurodollar Loans may only be made within 5 days after the Initial Borrowing Date and so long as any such conversion is effective on the first day of the first Interest Period referred to in clause (y) of Section 1.01(a)(i) and so long as such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 60th day after the Initial Borrowing Date as are permitted under Section 1.01(a)(i), (iv) no conversion pursuant to this
Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02 and (v) Swingline Loans may not be converted pursuant to this Section 1.06. Each such conversion shall be effected by the Borrower by giving the Agent at its Notice Office prior to 11:00 A.M. (New York time) at least three Business Days' prior written notice (each, a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Borrowing(s) pursuant to which such Revolving Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Revolving Loans.

           1.07 Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Commitments; provided that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred by the Borrower from the Banks pro rata on the basis of their Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Revolving Loans hereunder and that each Bank shall be obligated to make the Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Revolving Loans hereunder.

           1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan made to the Borrower from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

           (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan made to the Borrower from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

           (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

           (d)  Accrued (and theretofore unpaid) interest shall be payable
(i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (except voluntary and mandatory prepayments of Swingline Loans and Revolving Loans maintained as Base Rate Loans where the Total Commitment has not been, and is not then being, terminated (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

           (e) Upon each Interest Determination Date, the Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

           1.09 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by having an Authorized Officer of the Borrower give the Agent notice thereof, the interest period (each, an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower (but otherwise subject to the provisions of Section 1.01(a)(i)(y) and 1.06(iii)), be a one, two, three or six-month period or, to the extent approved by all Banks, a nine-month or twelve-month period; provided that:

            (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

           (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Revolving Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

           (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (v) no Interest Period may be selected at any time when a Default under Section 10.01 or 10.05 or any Event of Default is then in existence; and

           (vi) no Interest Period in respect of any Borrowing of Revolving Loans shall be selected which extends beyond the Final Maturity Date.

           If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

           1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Agent):

            (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

           (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes with respect to any tax imposed on, or measured by, the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which such Bank's principal office or applicable lending office is located or any subdivision thereof or therein), or
      (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances (other than an adverse change in the credit quality of a given Bank) since the date of this Agreement affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request, order or guideline (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent, in the case of clause
(i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed, in the case of a Notice of Borrowing, to instead constitute a Notice of Borrowing for a Borrowing of Base Rate Loans in a like principal amount as the Eurodollar Loans requested or, in the case of a Notice of Conversion, rescinded by the Borrower, (y) in the case of clause (ii) above the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(a) upon the subsequent receipt of such notice) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

           (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Agent pursuant to Section 1.10(a)(ii) or (iii), or
(y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, provided that, (i) any unaffected Bank shall continue to be obligated to extend its portion of the respective Borrowing as Eurodollar Loans (unless the respective Borrowing is cancelled or the Borrower elects to convert same into Base Rate Loans) and (ii) if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

           (c) If at any time any Bank determines that the introduction after the date of this Agreement of, or any change after the date of this Agreement in, any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitment hereunder or its obligations hereunder, then the Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower (a copy of which shall be sent by such Bank to the Agent), which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice. A Bank's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

           1.11 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10 or as a result of a replacement of a Bank pursuant to Section 1.13 or 13.12(b)) or conversion of any of the Borrower's Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of the Borrower's Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b). A Bank's basis for requesting compensation pursuant to this Section 1.11 and a Bank's calculation of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

           1.12 Change of Lending Office. Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Revolving Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this
Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10, 2.06 and 4.04.

           1.13 Replacement of Banks. If any Bank (x) becomes a Defaulting Bank, (y) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b) or
(z) is owed increased costs under Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 in a material amount in excess of those being generally charged by the other Banks, the Borrower shall have the right, in accordance with the requirements of Section 13.04(b), if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to either replace such Bank (the "Replaced Bank") with one or more Eligible Transferee or Eligible Transferees (collectively, the"Replacement Bank"), none of whom shall constitute a Defaulting Bank at the time of such replacement and each of whom shall be reasonably acceptable to the Agent; provided, that:

            (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire the Commitment and all outstanding Revolving Loans of, and participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof, an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to
      Section 3.01, (y) the respective Issuing Bank, an amount equal to such Replaced Bank's Percentage (in each case for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) with respect to Letters of Credit issued by such Issuing Bank to the extent such amount was not theretofore funded by such Replaced Bank and (z) the Swingline Bank, an amount equal to such Replaced Bank's Percentage (in each case for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Bank) of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank; and

           (ii) all obligations of the Borrower owing to the Replaced Bank (other than those (a) specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid or (b) relating to the Revolving Loans and/or the Commitment of the respective Replaced Bank which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Bank concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Agent pursuant to
Section 13.16 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Revolving Note or Revolving Notes executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Bank and (y) the Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement.

           SECTION 2.  Letters of Credit.
                       -----------------
           2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request an Issuing Bank, at any time and from time to time on and after the Initial Borrowing Date and prior to the third Business Day (or the 30th day in the case of Trade Letters of Credit) preceding the Final Maturity Date to issue, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness, irrevocable standby letters of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Indebtedness and (y) for the account of the Borrower and for the benefit of sellers of goods to the Borrower or any Subsidiary Guarantor in the ordinary course of business, irrevocable sight trade letters of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such trade letter of credit, a "Trade Letter of Credit", and each such Standby Letter of Credit and Trade Letter of Credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars.

           (b) Subject to and upon the terms and conditions set forth herein, each Issuing Bank hereby agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the third Business Day (or the 30th day in the case of Trade Letters of Credit) preceding the Final Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit, (x) in the case of Trade Letters of Credit, in support of trade obligations of the Borrower or any Subsidiary Guarantor that arise in the ordinary course of business or (y) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder; provided that the respective Issuing Bank shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

            (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank in good faith deems material to it;

           (ii) such Issuing Bank shall have received written notice from the Required Banks prior to the issuance of such Letter of Credit of the type described in the last sentence of Section 2.03(b); or

          (iii) a Bank Default exists, unless such Issuing Bank has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Bank's risk with respect to the Bank which is the subject of the Bank Default, including by cash collateralizing such Bank's Percentage of the Letter of Credit Outstandings.

           (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $10,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, an amount equal to the Total Available Commitment then in effect, (ii)(x) each Standby Letter of Credit shall by its terms terminate on or before the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the third Business Day preceding the Final Maturity Date, on terms acceptable to the respective Issuing Bank) and (y) each Trade Letter of Credit shall by its terms terminate on or before the date occurring not later than 360 days after such Trade Letter of Credit's date of issuance and (iii) (x) no Standby Letter of Credit shall have an expiry date occurring later than the third Business Day preceding the Final Maturity Date and (y) no Trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the Final Maturity Date.

           2.02 Minimum Stated Amount. The Stated Amount of each Letter of Credit shall be not less than $50,000 or such lesser amount as is acceptable to the respective Issuing Bank.

           2.03 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Agent and the respective Issuing Bank at least 5 days' (or such shorter period as is acceptable to such Issuing Bank in any given case) written notice prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit C (each, a "Letter of Credit Request").

           (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the respective Issuing Bank has received notice from the Required Banks before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 5 or 6, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Bank may issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices.

           2.04 Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank, other than such Issuing Bank (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments or Percentages of the Banks pursuant to Section 1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Percentages of the assignor and assignee Bank or of all Banks, as the case may be.

           (b) In determining whether to pay under any Letter of Credit, such Issuing Bank shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower or any Bank.

           (c) In the event that any Issuing Bank makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.05(a), such Issuing Bank shall promptly notify the Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Agent for the account of such Issuing Bank the amount of such Participant's Percentage of such unreimbursed payment in Dollars and in same day funds. If the Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Agent at the Payment Office of the Agent for the account of the respective Issuing Bank in Dollars such Participant's Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Agent for the account of the respective Issuing Bank, such Participant agrees to pay to the Agent for the account of such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to the Agent for the account of the respective Issuing Bank its Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Agent for the account of such Issuing Bank its Percentage of any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Agent for the account of such Issuing Bank such other Participant's Percentage of any such payment.

           (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which the Agent has received for the account of such Issuing Bank any payments from the Participants pursuant to clause
(c) above, such Issuing Bank shall pay to the Agent and the Agent shall promptly pay each Participant which has paid its Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based on the proportionate aggregate amount funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

           (e) Each Issuing Bank shall, promptly after each issuance of, or amendment or modification to, a Standby Letter of Credit issued by it, give the Agent, each Participant and the Borrower written notice of the issuance of, or amendment or modification to, such Letter of Credit, which notice shall be accompanied by a copy of such Standby Letter of Credit and each such amendment or modification thereto.

           (f) Each Issuing Bank (other than BTCo) shall deliver to the Agent, promptly on the first Business Day of each week, by facsimile transmission, a report setting forth the aggregate daily Stated Amount available to be drawn under the outstanding Trade Letters of Credit issued by such Issuing Bank for the previous week. The Agent shall, within 10 days after the last Business Day of each calendar month, deliver to each Participant a report setting forth for such preceding calendar month the aggregate daily Stated Amount available to be drawn under all outstanding Trade Letters of Credit during such calendar month.

           (g) The obligations of the Participants to make payments to the Agent for the account of the respective Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the Credit Documents;

           (ii) the existence of any claim, setoff, defense or other right which any Credit Party or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Bank, any Issuing Bank, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Credit Party or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v)  the occurrence of any Default or Event of Default.

           2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Issuing Bank, by making payment to the Agent in immediately available funds at the Payment Office (or by making the payment directly to such Issuing Bank at such location as may otherwise have been agreed upon by the Borrower and such Issuing Bank), for any payment or disbursement made by such Issuing Bank under any Letter of Credit issued by it (each such amount so paid until reimbursed, an "Unpaid Drawing"), not later than the second Business Day after the Agent or the Issuing Bank notifies the Borrower of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank is reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Loans, provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following notice to the Borrower by the Agent or the respective Issuing Bank of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Loans plus 2%, in each such case, with interest to be payable on demand; provided further, that it is understood and agreed, however, that the notices referred to above in this clause (a) and in the immediately preceding proviso shall not be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing (in which case the Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by each Credit Party) and shall bear interest at the rate provided in the foregoing proviso on and after the third Business Day following the respective Drawing). The respective Issuing Bank shall give the Borrower prompt notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

           (b) The obligation of the Borrower under this Section 2.05 to reimburse the respective Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Credit Party may have or have had against any Bank (including in its capacity as Issuing Bank or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each, a "Drawing") to conform to the terms of such Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; the respective Issuing Bank's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with requirements of such Letter of Credit; provided, however, that the Borrower shall not be obligated to reimburse such Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower.

           2.06 Increased Costs. If at any time after the date of this Agreement any Issuing Bank or any Participant determines that the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit, and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to the Borrower by any Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Agent), the Borrower shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Agent), setting forth the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant, although failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.06. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final, conclusive and binding on the Borrower.

           SECTION 3.  Fees; Reductions of Commitment.
                       ------------------------------
           3.01 Fees. (a) The Borrower agrees to pay to the Agent for distribution to each Non-Defaulting Bank a commitment commission (the "Commitment Commission") for the period from the Effective Date to but not including the Final Maturity Date (or such earlier date as the Total Commitment shall have been terminated), computed at a rate equal to the Applicable Commitment Commission Percentage on the daily average Unutilized Commitment of such Non-Defaulting Bank as in effect from time to time. Accrued Commitment Commission shall be due and payable in arrears on each Quarterly Payment Date and on the Final Maturity Date or such earlier date upon which the Total Commitment is terminated.

           (b) The Borrower agrees to pay to the Agent for distribution to each Non-Defaulting Bank with a Commitment (based on their respective Percentages) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, computed at a rate per annum equal to (i) in the case of a Standby Letter of Credit, the Applicable Margin for Eurodollar Loans on the daily Stated Amount of such Standby Letter of Credit and (ii) in the case of a Trade Letter of Credit, the Trade L/C Percentage on the daily Stated Amount of such Trade Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the termination of the Total Commitment or the first day thereafter upon which no Letters of Credit remain outstanding.

           (c) The Borrower agrees to pay to the respective Issuing Bank, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge which such Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

           (d) The Borrower agrees to pay to the Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Agent.

           3.02  Voluntary Termination of Unutilized Commitments.  (a)
Upon at least three Business Days' prior notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Commitment, in whole or in part, provided that (i) any partial reduction to the Total Unutilized Commitment pursuant to this Section 3.02 shall be in an amount of at least $500,000, and, if greater, in an integral multiple of $100,000, (ii) any reduction to the Total Unutilized Commitment prior to the Initial Borrowing Date may only be made in connection with a termination in full of the Total Commitment, (iii) each such reduction shall apply proportionately to permanently reduce the Commitment of each Bank, and (iv) the reduction to the Total Unutilized Commitment shall in no case be in an amount which would cause the Commitment of any Bank to be reduced (as required by the preceding clause (iii)) by an amount which exceeds the remainder of (x) the Unutilized Commitment of such Bank as in effect immediately before giving effect to such reduction minus (y) such Bank's Percentage of the aggregate principal amount of Swingline Loans then outstanding. If at the time of any reduction to the Total Unutilized Commitment pursuant to the preceding provisions of this Section 3.02(a) the amount of the Blocked Commitment is in excess of $0, the Borrower may specify (in its notice of the reduction to the Total Unutilized Commitment pursuant to this Section 3.02(a)) that the amount of the reduction shall also apply to reduce the amount of the Blocked Commitment as then in effect (in which case the amount of the Blocked Commitment shall be so reduced) by an amount equal to the lesser of (x) the amount of the Blocked Commitment as in effect prior to the reduction pursuant to this sentence and (y) the amount of the reduction to the Total Unutilized Commitment then being effected pursuant to this Section 3.02(a).

           (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b), the Borrower may, upon five Business Days' written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks) terminate all of the Commitment of such Bank so long as all Revolving Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Bank are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such repaid Bank.

           3.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and the Commitment of each Bank) shall terminate on November 30, 1996 unless the Initial Borrowing Date has occurred on or before such date.

           (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Commitment (and the Commitment of each Bank) shall terminate in its entirety on the Final Maturity Date.

           (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Effective Date upon which the Borrower or any of its Subsidiaries receives any proceeds from any incurrence by the Borrower or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04 as such Section is in effect on the Effective Date), the Total Commitment shall be reduced by an amount equal to 100% of the Net Cash Proceeds therefrom.

           (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on and after the Effective Date on which the Borrower or any of its Subsidiaries receives any proceeds from any Recovery Event, the Total Commitment shall be reduced by an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs including, without limitation, reasonable legal costs and expenses, and the estimated marginal increase in income taxes which will be payable by the Borrower or any of its Subsidiaries in connection with such Recovery Event); provided that (x) so long as no Default under Section 10.01 or
10.05 and no Event of Default then exists and such proceeds do not exceed $7,500,000, such proceeds shall not be required to be so applied on such date to the extent that an Authorized Officer of the Borrower has delivered a certificate to the Agent on or prior to such date stating that such proceeds shall be used or shall be committed to be used to replace or restore any properties or assets in respect of which such proceeds were paid within a period specified in such certificate not to exceed 180 days after the date of receipt of such proceeds with respect to such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) so long as no Default under Section 10.01 or 10.05 and no Event of Default then exists and to the extent that (a) the amount of such proceeds exceeds $7,500,000, (b) the amount of such proceeds equals 100% of the cost of replacement or restoration of the properties or assets in respect of which such proceeds were paid as determined by the Borrower and as supported by such estimates or bids from contractors or subcontractors or such other supporting information as the Agent may reasonably request, (c) an Authorized Officer of the Borrower has delivered to the Agent a certificate on or prior to the date the application would otherwise be required pursuant to this Section 3.03(d) in the form described in clause (x) above and also certifying its determination as required by preceding clause (b) and certifying the sufficiency of business interruption insurance as required by succeeding clause (d), and (d) an Authorized Officer of the Borrower has delivered to the Agent such evidence as the Agent may reasonably request in form and substance reasonably satisfactory to the Agent establishing that the Borrower has sufficient business interruption insurance and that the Borrower will be receiving regular payments thereunder in such amounts and at such times as are necessary to satisfy all obligations and expenses of the Borrower (including, without limitation, all debt service requirements, including pursuant to this Agreement) without any delay or extension thereof, for the period from the date of the respective casualty, condemnation or other event giving rise to the Recovery Event and continuing through the completion of the replacement or restoration of respective properties or assets, then the entire amount of the proceeds of such Recovery Event and not just the portion in excess of $7,500,000 shall be deposited with the Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Agent whereby such proceeds shall be disbursed to the Borrower from time to time as needed to pay actual costs incurred by it in connection with the replacement or restoration of the respective properties or assets (pursuant to such certification requirements as may be established by the Agent), provided further that at any time while a Default exists under either of Sections 10.01 or 10.05 or any Event of Default has occurred and is continuing (other than an Event of Default existing solely as a result of the violation of either or both of Sections 9.08 and 9.09, but in each case only if, and to the extent, that the violation of said covenant has occurred as a result of the underlying event giving rise to the Recovery Event), the Required Banks may direct the Agent (in which case the Agent shall, and is hereby authorized by the Borrower to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the repayment of Obligations hereunder in the same manner as proceeds would be applied pursuant to the Security Agreement, and provided further, that if all or any portion of such proceeds not required to be applied to reduce the Total Commitment pursuant to the second preceding proviso (whether pursuant to clause (x) or (y) thereof) are either (A) not so used or committed to be so used within 180 days after the date of the respective Recovery Event or (B) if committed to be used within 180 days after the date of receipt of such net proceeds and not so used within 18 months after the date of the respective Recovery Event then, in either such case, such remaining portion not used or committed to be used in the case of preceding clause (A) and not used in the case of preceding clause (B) shall be applied on the date which is 180 days after the date of the respective Recovery Event in the case of clause (A) above or the date occurring 18 months after the date of the respective Recovery Event in the case of clause (B) above as a mandatory reduction in the Total Commitment.

           (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Commitment shall be reduced (x) on the Receivables Facility Transaction Date, by an amount equal to the Initial Receivables Facility Proceeds received on such date by the Borrower and the Designated Credit Parties and (y) on each date after the Receivables Facility Transaction Date upon which Attributed Receivables Facility Indebtedness is incurred, by the amount (if any) by which the aggregate Attributed Receivables Facility Indebtedness at such time exceeds the Receivables Facility Threshold Amount as then in effect.

           (f)  Each reduction to the Total Commitment pursuant to this
Section 3.03 shall be applied proportionately to reduce the Commitment of each Bank.

           SECTION 4.  Prepayments; Payments; Taxes.
                       ----------------------------
           4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions:

            (i) an Authorized Officer of the Borrower shall give the Agent prior to 12:00 Noon (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of the Borrower's intent to prepay Base Rate Loans (or, in the case of Swingline Loans, same day written notice, so long as such notice is given prior to 1:00 P.M. (New York time)) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of the Borrower's intent to prepay Eurodollar Loans, whether Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Agent shall promptly transmit to each of the Banks;

           (ii) each prepayment shall be in an aggregate principal amount of at least $500,000 and, if greater, in an integral multiple of $100,000 (or, in the case of Swingline Loans, $10,000 and, if greater, in an integral multiple of $5,000), provided, that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect;

          (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall, except as provided in clause (v) below and Section 4.01(b), be applied pro rata among such Loans;

           (iv)  any prepayment of Eurodollar Loans pursuant to this
      Section 4.01(a) may only be made on the last day of an Interest Period applicable thereto; and

            (v) at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank.

           (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks) to repay all Revolving Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Bank in accordance with, and subject to the requirements of, said Section 13.12(b), so long as (A) in the case of the repayment of Revolving Loans of any Bank pursuant to this Section 4.01(b), the Commitment of such Bank is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed Commitments) and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this Section 4.01(b) have been obtained.

           4.02 Mandatory Repayments and Cash Collateralizations. (a) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans, Swingline Loans and the Letter of Credit Outstandings exceeds the Total Available Commitment as then in effect, the Borrower shall prepay on such day principal of Swingline Loans and after the Swingline Loans have been repaid in full, the principal of Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and all outstanding Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Available Commitment as then in effect, the Borrower shall pay to the Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower to Banks hereunder in a cash collateral account to be established by the Agent.

           (b)  With respect to each repayment of Loans required by this
Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of Revolving Loans pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion.

           (c) Notwithstanding anything to the contrary contained in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all Revolving Loans then outstanding shall be repaid in full on the Final Maturity Date.

           4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) (or 1:00 P.M. (New York time) in the case of Swingline Loans) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

           4.04 Net Payments; Taxes. (a) All payments made by any Credit Party hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank, pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

           (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or
(II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date (or, if later, the date such Bank became party to this Agreement) in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

           (c)  If the Borrower pays any additional amount under this
Section 4.04 to a Bank and such Bank determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Bank shall pay to the Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Bank in such year as a consequence of such refund, reduction or credit.

           SECTION 5. Conditions Precedent to Credit Events on the Initial Borrowing Date. The obligation of each Bank to make Revolving Loans and the Swingline Bank to make Swingline Loans, and the obligation of each Issuing Bank to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

           5.01 Execution of Agreement; Notes. On or prior to the Initial Borrowing Date (i) the Effective Date shall have occurred and (ii) there shall have been delivered to (x) the Agent for the account of each of the Banks, the appropriate Revolving Note executed by the Borrower and (y) the Swingline Bank, the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

           5.02 Officer's Certificate. On the Initial Borrowing Date, the Agent shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of the Borrower by the President or any Vice President of the Borrower, stating all of the conditions in Sections 5.03, 5.07 through 5.12, inclusive, 5.16, 5.21, 6.01, 6.02 and 6.03 have been satisfied on such date.

           5.03 Fees, etc. On the Initial Borrowing Date, the Borrower shall have paid to the Agent and the Banks all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Agent and the Banks to the extent then due.

           5.04 Opinions of Counsel. On the Initial Borrowing Date, the Agent shall have received (i) from Mayer, Brown & Platt, special counsel to the Credit Parties, an opinion addressed to the Agent, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-1 and such other matters incident to the transactions contemplated hereby as the Agent may reasonably request, (ii) from Bryan, Cave, special counsel to the Credit Parties, an opinion addressed to the Agent, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-2 and such other matters incident to the transactions contemplated hereby as the Agent may reasonably request, (iii) from counsel rendering such opinions, reliance letters addressed to the Agent and each of the Banks and dated the Initial Borrowing Date with respect to all legal opinions delivered in connection with the Acquisition, with such legal opinions to be in form and substance satisfactory to the Agent and (iv) from local counsel satisfactory to the Agent, opinions each of which (x) shall be addressed to the Agent, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date, (y) shall be required to be in form and substance satisfactory to the Agent and (z) shall cover the perfection of the security interests granted pursuant to the Security Documents and such other matters incident to the transactions contemplated herein as the Agent may reasonably request.

           5.05 Corporate Documents; Proceedings; etc. (a) On the Initial Borrowing Date, the Agent shall have received a certificate, dated the Initial Borrowing Date, signed by the President or any Vice President of each Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation and by-laws (or equivalent organizational documents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be acceptable to the Agent and the Required Banks.

           (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be satisfactory in form and substance to the Agent and the Required Banks, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Agent may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

           (c) On the Initial Borrowing Date and after giving effect to the Transaction, the capital structure (including, without limitation, the terms of any capital stock, options, warrants or other securities issued by Parent or any of its Subsidiaries) and management of Parent and its Subsidiaries shall be in form and substance satisfactory to the Agent and the Required Banks.

           5.06 Employee Benefit Plans; Shareholders' Agreements; Management Agreements; Employment Agreements; Collective Bargaining Agreements; Debt Agreements; Tax Sharing Agreements; Material Contracts. On or prior to the Initial Borrowing Date, there shall have been delivered to the Agent true and correct copies, certified as true and complete by an appropriate officer of the Borrower of:

            (i) all "employee benefit plans" as defined in Section 3(3) of ERISA, any profit sharing plans and deferred compensation plans, and any other plans or arrangements for the benefit of employees of Parent or any of its Subsidiaries (collectively, the "Employee Benefit Plans");

           (ii) all agreements (including, without limitation, shareholders' agreements, subscription agreements and registration rights agreements) entered into by Parent or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements");

          (iii) all agreements with members of, or with respect to, the management of Parent or any of its Subsidiaries (collectively, the "Management Agreements");

           (iv) any employment agreements entered into by Parent or any of its Subsidiaries (collectively, the "Employment Agreements");

            (v) all collective bargaining agreements applying or relating to any employee of Parent or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

           (vi) all agreements evidencing or relating to Indebtedness of Parent or any of its Subsidiaries which is to remain outstanding after giving effect to the incurrence of Loans on the Initial Borrowing Date (collectively, the "Debt Agreements");

          (vii) tax sharing, tax allocation and other similar agreements entered into by Parent or any of its Subsidiaries, including, without limitation, the Existing Tax Sharing Agreement (collectively, the "Tax Sharing Agreements"); and

         (viii) all other material contracts and licenses of Parent and any of its subsidiaries (collectively, the "Material Contracts");

all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Employment Agreements, Collective Bargaining Agreements, Debt Agreements, Tax Sharing Agreements and Material Contracts shall be in form and substance satisfactory to the Agent and the Required Banks and shall be in full force and effect on the Initial Borrowing Date.

           5.07 Adverse Change. Since December 31, 1995, nothing shall have occurred (and the Banks shall have become aware of no facts, conditions or other information not previously known) which the Agent or the Required Banks shall reasonably determine could have a material adverse effect as of the Initial Borrowing Date (i) on the Transaction, (ii) on the rights or remedies of the Agent or the Banks, or on the ability of any Credit Party to perform their respective obligations to the Agent and the Banks or (iii) on the performance, business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Acquired Business, Parent, the Borrower, Parent and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole.

           5.08 Litigation. On the Initial Borrowing Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to (i) the Transaction, the making of the Loans, the issuance of Letters of Credit, this Agreement, the other Documents or any documentation executed in connection herewith or with respect to the Transaction or the transactions contemplated hereby or thereby or with respect to any Existing Indebtedness or (ii) which the Agent or the Required Banks shall reasonably determine could have a materially adverse effect on (x) the Transaction or on the rights or remedies of the Agent or the Banks, or on the ability of the Credit Parties to perform their respective obligations to the Agent and the Banks or (y) on the performance, business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Acquired Business, Parent, the Borrower, Parent and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole.

           5.09 Approvals, etc. On or prior to the Initial Borrowing Date, (i) all necessary governmental (domestic and foreign) and third party approvals in connection with the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Agent, (ii) all necessary material governmental (domestic and foreign) and third party approvals in connection with the Transaction, the transactions contemplated by the Documents (other than the Credit Documents) and otherwise referred to therein shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Agent, and (iii) all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the making of the Loans, the issuance of Letters of Credit and the transactions contemplated by the Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Transaction or the making of the Loans, the issuance of Letters of Credit or the transactions contemplated by the Documents.

           5.10 Issuance of Senior Unsecured Notes. (a) On or prior to the Initial Borrowing Date, (i) Parent shall have received gross cash proceeds of at least $170,000,000 from the issuance of the Senior Unsecured Notes (it being understood that such cash proceeds shall include all amounts directly applied to pay underwriting and placement commissions and discounts and related fees), (ii) Parent shall have loaned on a subordinated basis and pursuant to the Parent Subordinated Intercompany Note as referred to in Section 5.23, the amount of the net cash proceeds from the issuance of the Senior Unsecured Notes to the Borrower, (iii) the Borrower shall have utilized the full amount of the subordinated intercompany loan referred to in preceding clause (iii) to make payments owing in connection with the Transaction prior to, or concurrently with, the utilization of any proceeds of Loans for such purpose and (v) the amount of such proceeds from the issuance of the Senior Unsecured Notes, when aggregated with up to $5 million of Revolving Loans incurred on the Initial Borrowing Date, shall be sufficient to effect the Acquisition and the Refinancing and to pay all fees and expenses arising in connection with Transaction.

           (b) On or prior to the Initial Borrowing Date, the Agent shall have received true and correct copies of the Senior Unsecured Note Documents, certified as such by an appropriate officer of the Borrower, each of which shall have been duly authorized, executed and delivered by all parties thereto and shall be in full force and effect and in form and substance satisfactory to the Agent and the Required Banks. The terms and conditions of the Senior Unsecured Notes (including, without limitation, amortization, maturities, interest rates, limitations on cash interest payable, guaranty provisions, security therefor, covenants, defaults, remedies, redemption provisions and change of control provisions), shall be in form and substance satisfactory to the Agent and the Required Banks.

           5.11 Consummation of the Acquisition and the Merger. (a) On or prior to the Initial Borrowing Date, there shall have been delivered to the Agent and the Banks true and correct copies of all Acquisition Documents and all Merger Documents, certified as such by an officer of the Borrower, and all terms and conditions of the Acquisition Documents and all Merger Documents shall be in form and substance satisfactory to the Agent and the Required Banks and shall not be amended without the consent of the Required Banks. Each of the Acquisition and the Merger, including all of the terms and conditions thereof, shall have been duly approved by the board of directors and (if required by applicable law) the shareholders of Parent, MK Group, the Borrower, Acquisition Corp., Imperial, Scott and Gear, and all Acquisition Documents and all Merger Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. The representations and warranties set forth in the Acquisition Documents and the Merger Documents shall be true and correct in all material respects as if made on and as of the Initial Borrowing Date, and each of the conditions precedent to (i) Acquisition Corp.'s obligation to consummate the Acquisition as set forth in the Acquisition Documents and
(ii) Parent's and MK Group's obligations to consummate the Merger shall have been satisfied to the satisfaction of the Agent and the Required Banks or waived with the consent of the Agent and the Required Banks.

           (b) On the Initial Borrowing Date and concurrently with the Credit Events then occurring, the Acquisition shall have been consummated in accordance with all applicable law and the Acquisition Documents (without giving effect to any amendment or modification thereof or waiver with respect thereto unless consented to by the Agent and the Required Banks). The total consideration (excluding the payment of fees and expenses) in connection with the Acquisition shall not exceed the Purchase Price. On the Initial Borrowing Date and immediately after giving effect to the Acquisition, Acquisition Corp. shall have contributed (as an equity contribution or in return for one or more Transaction Intercompany Notes as described in Section 5.23(b)) that portion of the Acquired Business acquired from Scott and Gear to Scott Acquisition Sub. and Gear Acquisition Sub., respectively, in accordance with all applicable law (the "Asset Contribution").

           (c) On the Initial Borrowing Date and concurrently with the Credit Events then occurring, the Merger shall have been consummated in compliance with the Merger Documents and all applicable laws. No cash consideration shall be payable in connection with the Merger.
Additionally, on the Initial Borrowing Date, (i) the certificate of merger with respect to the Merger shall have been filed with the Secretaries of State of the States of Delaware and Illinois and (ii) Parent shall have contributed (as a common equity contribution) all of the capital stock of Merkle to the Borrower in accordance with all applicable law (the "MK Stock Contribution").

           5.12 Refinancing of Existing Credit Agreement. (a) On the Initial Borrowing Date and concurrently with the Credit Events then occurring, (i) the total commitments under the Existing Credit Agreement shall have been terminated, and all loans thereunder shall have been repaid in full, together with interest thereon, (ii) all other amounts owing pursuant to the Existing Credit Agreement shall have been repaid in full,
(iii) the Existing Credit Agreement shall have been terminated and (iv) the Agent shall have received evidence in form, scope and substance satisfactory to it and the Required Banks that the matters set forth in this Section 5.12 have been satisfied on such date. On the Initial Borrowing Date and concurrently with the Credit Events then occurring, the creditors under the Existing Credit Agreement shall have terminated and released all security interests and Liens on the capital stock of MK Group or any of its Subsidiaries, or any other assets owned by MK Group or any of its Subsidiaries granted in connection with the Existing Credit Agreement. The Agent shall have received such releases of security interests in and Liens on the capital stock of MK Group or any of its Subsidiaries, or any other assets owned by MK Group and its Subsidiaries, as may have been requested by the Agent or the Required Banks, which releases shall be in form and substance satisfactory to the Agent and the Required Banks. Without limiting the foregoing, there shall have been delivered (w) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to MK Group or any of its Subsidiaries in connection with the security interests created with respect to the Existing Credit Agreement and the documentation related thereto, (x) termination or reassignment of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of MK Group or any of its Subsidiaries on which filings have been made, (y) terminations of all mortgages, leasehold mortgages and deeds of trust created with respect to property of MK Group or any of its Subsidiaries, in each case, to secure the obligations under the Existing Credit Agreement, all of which shall be in form and substance satisfactory to the Agent and the Required Banks, and (z) all collateral owned by MK Group or any of its Subsidiaries in the possession of Bankers Trust Company, in its capacity as agent under the Existing Credit Agreement or collateral agent under any related security document or any other agent, collateral agent or trustee for the creditors under the Existing Credit Agreement.

           5.13 Pledge Agreement. On the Initial Borrowing Date, each of the Borrower and each Domestic Subsidiary of the Borrower shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit G (as modified, supplemented or amended from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee, all the Pledged Securities referred to therein then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated irrevocable stock powers, in the case of capital stock constituting Pledged Securities, and the Pledge Agreement shall be in full force and effect.

           5.14 Security Agreement. On the Initial Borrowing Date, each of the Borrower and each Domestic Subsidiary of the Borrower shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, in each case together with:

           (a) proper Financing Statements (Form UCC-1 or the appropriate local equivalent) fully executed for filing under the UCC or the appropriate local equivalent of each jurisdiction as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

           (b) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, of a recent date listing all effective financing statements that name any Credit Party, Imperial, Scott or Gear or any division or other operating unit of such Credit Party, Imperial, Scott or Gear, as debtor and that are filed in the jurisdictions referred to in clause (a) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3 or the equivalent) or such other termination statements as shall be required by local law) fully executed for filing;

           (c) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

           (d) evidence that all other actions necessary or, in the opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken;

and the Security Agreement shall be in full force and effect.

           5.15 Subsidiary Guaranty. On the Initial Borrowing Date, each Domestic Subsidiary of the Borrower shall have duly authorized, executed and delivered the Subsidiary Guaranty in the form of Exhibit I hereto (as modified, supplemented or amended from time to time, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

           5.16 Stockholders' Agreement, Subscription Agreements, Consulting Agreements, Affiliate Leases, etc. On or prior to the Initial Borrowing Date, the Agent and the Banks shall have received true and correct copies of each of the JII Services Agreement, the Stockholders' Agreement, the Management Subscription Agreement, the Director Indemnity Agreement, each Intercompany Management Consulting Agreement, each M&G Holdings Management Consulting Agreement, each TJC Management Services Agreement and each Affiliate Lease, certified as such by an officer of the Borrower, each of which shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect and in form and substance satisfactory (including all terms and conditions thereof), satisfactory to the Agent and the Required Banks.

           5.17 Consent Letter. On the Initial Borrowing Date, the Agent shall have received a letter from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, substantially in the form of Exhibit J, indicating its consent to its appointment by each Credit Party as its agent to receive service of process as specified in Section 13.08 and, if applicable, in the Guaranties.

           5.18 Solvency Certificate; Environmental Assessments; and Insurance Certificates. On or prior to the Initial Borrowing Date, there shall have been delivered to the Agent:

           (a) a solvency certificate addressed to the Agent and each of the Banks and dated the Initial Borrowing Date from any Authorized Officer of the Borrower, which solvency certificate shall be in the form of Exhibit K (appropriately completed), expressing opinions of value and other appropriate factual information regarding the solvency of the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis), in each case after giving effect to the Transaction and the incurrence of all financings contemplated herein;

           (b) evidence of insurance (including, without limitation, business interruption insurance) complying with the requirements of
      Section 8.03 for the business and properties of the Borrower and its Subsidiaries (including, without limitation, the Acquired Business), in scope, form and substance satisfactory to the Agent and the Required Banks and naming each of the Collateral Agent, the Agent and each Bank as an additional insured and the Collateral Agent, on behalf of the Secured Creditors, as mortgagee/secured party and loss payee, and stating that such insurance shall not be cancelled or materially changed without at least 30 days' prior written notice by the insurer to the Collateral Agent.

           5.19 Existing Indebtedness. On the Initial Borrowing Date and after giving effect to the Transaction and the Loans incurred on the Initial Borrowing Date, neither Parent nor any of its Subsidiaries shall have any preferred stock or Indebtedness outstanding except for (i) the Loans, (ii) the Senior Unsecured Notes (which shall constitute Indebtedness of Parent only), (iii) Indebtedness existing pursuant to the Earnout Agreement, (iv) Indebtedness of Merkle in an aggregate principal amount not to exceed $90 million represented by the Existing Seller Installment Note,
(v) Indebtedness of Merkle in an aggregate principal amount not to exceed $5 million represented by the Existing Seller Subordinated Note, (vi) Indebtedness existing pursuant to the Existing Seller Letter of Credit, the Existing Seller Letter of Credit Collateral Agreement and the Existing Seller Letter of Credit Agreement, (vii) Indebtedness of the Borrower pursuant to the Parent Subordinated Intercompany Note, (viii) Indebtedness pursuant to one or more Transaction Intercompany Notes and (ix) certain intercompany indebtedness and other indebtedness as is listed on Schedule VI (with the Indebtedness described in this clause (x) being herein called "Scheduled Existing Indebtedness" and, together with the Indebtedness described in clauses, (iv), (v) and (vi) above being herein called the "Existing Indebtedness"), which Scheduled Existing Indebtedness shall not exceed $25,000,000 in aggregate principal amount. On and as of the Initial Borrowing Date, all of the Existing Indebtedness shall remain outstanding after giving effect to the Transaction and the other transactions contemplated hereby without any default or events of default existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby (except to the extent amended or waived by the parties thereto on terms and conditions satisfactory to the Agent and the Required Banks), and there shall not be any amendments or modifications to the Debt Agreements other than as requested or approved by the Agent or the Required Banks. On and as of the Initial Borrowing Date, the Agent and the Required Banks shall be satisfied with the amount of and the terms and conditions of all Existing Indebtedness.

           5.20 Financial Statements; Pro Forma Financial Information; Projections. (a) On or prior to the Initial Borrowing Date, the Banks shall have received all of the financial statements referred to in Section 7.05(a) and such financial statements (i) shall be in form and substance satisfactory to the Agent and the Required Banks and (ii) shall not disclose any material adverse differences in the financial condition of the Acquired Business or Parent and its Subsidiaries taken as a whole from that previously disclosed to the Agent and the Required Banks.

           (b) On or prior to the Initial Borrowing Date, the Banks shall have received detailed consolidated financial projections, certified by the Chief Financial Officer of the Borrower, for Parent and its Subsidiaries, which include the projected results of the Acquired Business, and after giving effect to the Transaction and the related financing therefor (including the Loans and the Senior Unsecured Notes) and the other transactions contemplated hereby, for the ten fiscal years ended after the Initial Borrowing Date (the "Projections"), which Projections, and the supporting assumptions and explanations thereto, shall be reasonably satisfactory in form and substance to the Agent and the Required Banks and shall be as set forth on Schedule IV hereto.

           5.21 Existing Tax Sharing Agreement. On the Initial Borrowing Date, each of the Borrower, Acquisition Corp., Scott Acquisition Sub. and Gear Acquisition Sub. shall have executed and delivered a counterpart to the Existing Tax Sharing Agreement or an amendment thereto, in any such case so as to become a party to the Existing Tax Sharing Agreement and the Agent and the Banks shall have received true and correct copies of such counterparts or amendments (as well as the Existing Tax Sharing Agreement), certified as such by an officer of the Borrower, each of which shall be in full force and effect.

           5.22 Existing Seller Letter of Credit Agreement. On or prior to the Initial Borrowing Date, Parent and Merkle shall have executed and delivered an amendment to the Existing Seller Letter of Credit Agreement in form and substance satisfactory to the Agent and the Required Banks.

           5.23 Intercompany Notes. (a) On the Initial Borrowing Date, the Borrower shall have executed and delivered to Parent a subordinated promissory note in the aggregate principal amount of $170 million in the form attached hereto as Exhibit S (the "Parent Subordinated Intercompany Note"), which promissory note shall (i) mature on November 15, 2006, (ii) be voluntarily prepayable by the Borrower at its option (except that any voluntary prepayment of the Parent Subordinated Intercompany Note to be used by Parent to repay the outstanding principal of the Senior Unsecured Notes shall be accompanied by the amount of premium to be used by Parent in connection with such principal repayment of outstanding Senior Unsecured Notes), (iii) contain no mandatory prepayment or acceleration provisions and (iv) bear interest at the same rate as is payable with respect to the Senior Unsecured Notes.

           (b) In connection with the Transaction, and as consideration in connection therewith, each of Merkle, Scott Acquisition Sub., Gear Acquisition Sub., and/or Acquisition Corp. may execute and deliver to the Borrower (or to Acquisition Corp. in the case of the promissory notes issued by Scott Acquisition Sub. and Gear Acquisition Sub.) one or more promissory notes, in each case so long as the respective such promissory note is pledged to the Collateral Agent pursuant to the terms of the Pledge Agreement (with each such promissory note being herein called a "Transaction Intercompany Note" and, collectively, the "Transaction Intercompany Notes").

           SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Bank to make Revolving Loans (including Revolving Loans made on the Initial Borrowing Date but excluding Mandatory Borrowings made thereafter, which shall be made as provided in Section 1.01(c)) and of the Swingline Bank to make Swingline Loans, and the obligation of an Issuing Bank to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

           6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

           6.02 Adverse Change, etc. Nothing shall have occurred (and the Banks shall have become aware of no facts or conditions not previously known) which could reasonably be expected to have a material adverse effect on (x) the rights or remedies of the Banks or the Agent, (y) on the ability of the Borrower or any other Credit Party to perform its obligations to the Banks or (z) on the performance, business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole.

           6.03 Litigation. At the time of each such Credit Event and also after giving effect thereto, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement or any other Document or the transactions contemplated hereby or thereby or which could reasonably be expected to have a materially adverse effect on the performance, business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Borrower and its Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole.

           6.04 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (other than a Swingline Loan or a Mandatory Borrowing), the Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Bank shall have received the notice referred to in
Section 1.03(b)(i).

           (b) Prior to the issuance of each Letter of Credit, the Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03(a).

           The occurrence of the Initial Borrowing Date and the acceptance of the benefits or proceeds of each Credit Event shall constitute a representation and warranty by the Borrower to the Agent and each of the Banks that all the conditions specified in Section 5 and in this Section 6 and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be in form and substance reasonably satisfactory to the Banks.

           SECTION 7. Representations and Warranties. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this
Section 7 are true and correct on and as of the Initial Borrowing Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

           7.01 Corporate Status. The Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the performance, business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

           7.02 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is a party, and each of such Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

           7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor consummation of the Transaction or the other transactions contemplated herein or therein, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents and, after same have been entered into, the Receivables Facility Documents) upon any of the properties or assets of (x) the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party (including, without limitation, the Existing Indebtedness) or by which it or any of its property or assets is bound or to which it may be subject or
(y) Parent pursuant to the terms of any Senior Unsecured Note Document or
(iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of Parent or any of its Subsidiaries.

           7.04 Governmental Approvals. (a) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date when required and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (iii) the legality, validity, binding effect or enforceability of any such Credit Document.

           (b) No material order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date when required and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the Transaction, (ii) the execution, delivery and performance of any Document (other than any Credit Document) or (iii) the legality, validity, binding effect or enforceability of any such Document (other than any Credit Document).

           7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) (I) Each of (i) the audited combined balance sheet of MK, Mercury and Elmco as of December 31, 1994 and the combined statements of income, cash flows and retained earnings for the fiscal years ended December 31, 1993 and 1994 and for the period commencing January 1, 1995 and ending September 22, 1995 and (ii) the unaudited combined balance sheet of MK, Mercury and Elmco at June 30, 1995 and the related combined statements of income, cash flows and retained earnings of MK, Mercury and Elmco for the six-month period ended as of said date, copies of which have heretofore been delivered to each Bank, present fairly the financial position of the respective entities on a combined basis at the dates of said statements and the results of operations for the periods covered thereby. All financial statements referred to in the preceding sentence have been prepared in accordance with generally accepted accounting principles and practices consistently applied except, in the case of the financial statements for the periods ended September 22, 1995 and June 30, 1995, for the absence of footnotes and reserves (other than those directly related to balance sheet assets) and normal year-end audit adjustments.

           (II) Each of (i) the audited balance sheets of the BCM Acquired Business as of March 31, 1995 and December 31, 1995 and the related statements of divisional operations and cash flows for the fiscal year or the nine-month period, as the case may be, ended as of said dates, which financial statements have been examined by Ernst & Young, certified public accountants, who delivered an unqualified opinion with respect thereto and
(ii) the unaudited balance sheet of the BCM Acquired Business as of March 8, 1996 and the unaudited statements of divisional operations and cash flows for the period commencing January 1, 1996 and ending March 8, 1996, copies of which financial statements have heretofore been delivered to each Bank, present fairly the financial position of the BCM Acquired Business at the dates of said statements and the results of operations for the periods covered thereby. All financial statements referred to in the preceding sentence have been prepared in accordance with GAAP and practices consistently applied except, in the case of the financial statements for the period ended March 8, 1996, for the absence of footnotes and reserves (other than those directly related to balance sheet assets) and normal year-end audit adjustments.

           (III) The audited consolidated balance sheets of Imperial for the fiscal years ended December 31, 1994 and 1995 and the unaudited consolidated balance sheet of Imperial at June 30, 1996 and the related consolidated statements of income, cash flows and shareholder's equity of Imperial for the fiscal years or six-month period, as the case may be, ended as of said dates, which annual financial statements have been examined by Ernst & Young LLP, certified public accountants, who delivered an unqualified opinion with respect thereto and copies of which have heretofore been delivered to each Bank, present fairly the financial position of the respective entities on a consolidated basis at the dates of said statements and the results of operations for the periods covered thereby. All financial statements referred to in the preceding sentence have been prepared in accordance with generally accepted accounting principles and practices consistently applied except, in the case of the June 30, 1996 financial statements, for the absence of footnotes and reserves (other than those directly related to balance sheet assets) and normal year-end audit adjustments.

           (IV) Each of (i) the audited consolidated balance sheet of Parent as of December 31, 1995 and the consolidated statements of income, cash flows and changes in shareholder's equity for the period commencing September 23, 1995 and ending December 31, 1995, which financial statements have been examined by Ernst & Young, certified public accountants, who delivered an unqualified opinion with respect thereto and (ii) the unaudited consolidated balance sheet of Parent at June 30, 1996 and the related consolidated statements of income, cash flows and changes in shareholder's equity for the six-month period ended as of said date, copies of which have heretofore been delivered to each Bank, present fairly the financial position of the Parent on a consolidated basis at the dates of said statements and the results of operations for the periods covered thereby. All financial statements referred to in the preceding sentence have been prepared in accordance with generally accepted accounting principles and practices consistently applied except, in the case of the June 30, 1996 financial statements, for the absence of footnotes and reserves (other than those directly related to balance sheet assets) and normal year-end audit adjustments.

           (V) Each of (i) the unaudited pro forma (both immediately before and after giving effect to the Transaction, the related financing thereof (including, without limitation, the Loans and the Senior Unsecured Notes) and the other transactions contemplated hereby and thereby) condensed balance sheet of Parent and its Subsidiaries as of June 30, 1996, prepared on a basis consistent with the Projections, and (ii) the pro forma condensed statement of operations of Parent and its Subsidiaries for (x) the fiscal years ended December 31, 1993, 1994 and 1995, (y) the six-month periods ended June 30, 1995 and 1996 and (z) the twelve-month period ended June 30, 1996, copies of which have heretofore been delivered to each Bank, present a good faith estimate of the pro forma financial condition of Parent and its Subsidiaries on a consolidated basis at the dates of said statements and the pro forma results of operations for the periods covered thereby (in each case both immediately before and after giving effect to the Transaction, and the related financing thereof (including the Loans and the Senior Unsecured Notes)).

           (VI) As of the Initial Borrowing Date, since December 31, 1995 (but after giving effect to the Transaction and the BCM Transaction as if same had occurred on such date), there has been no material adverse change in the performance, business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Acquired Business, the Borrower, the Borrower and its Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole.

           (b) On and as of the Initial Borrowing Date, on a pro forma basis after giving effect to the Transaction and all other transactions contemplated by the Documents and to all Indebtedness (including, without limitation, the Loans) being incurred or assumed, and Liens created by each Credit Party in connection therewith, with respect to each of the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) (x) the sum of the assets, at a fair valuation, of each of the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) will exceed its debts, (y) it has not incurred and does not intend to incur, nor believes that it will incur, debts beyond its ability to pay such debts as such debts mature and (z) it will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b) "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or
(ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

           (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a), there were as of the Initial Borrowing Date no material liabilities or obligations with respect to Parent or any of its Subsidiaries or the Acquired Business of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due). As of the Initial Borrowing Date, the Borrower knows of no basis for the assertion against it or Parent of any liability or obligation of any nature that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to the Acquired Business, Parent, the Borrower or the Borrower and its Subsidiaries taken as a whole. As of the Initial Borrowing Date (and after giving effect to the Transaction and the other transactions contemplated by the Documents), none of Parent or any of its Subsidiaries will have any outstanding Indebtedness or preferred stock other than the Loans , the Senior Unsecured Notes, Indebtedness existing under the Earnout Agreement and the Existing Indebtedness.

           (d) On and as of the Initial Borrowing Date, the Projections set forth on Schedule IV hereto, which include the projected results of the Acquired Business and the BCM Acquired Business and which have been delivered to the Agent and the Banks on or prior to the Initial Borrowing Date, have been prepared on a basis consistent with the pro forma financial statements referred to in Section 7.05(a)(V), and are based on good faith estimates and assumptions made by management of the Borrower, and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrower or any of its Subsidiaries to be misleading or which fail to take into account material information regarding the matters reported therein. On the Initial Borrowing Date, the Borrower believes that the Projections were reasonable and attainable.

           7.06 Litigation. There are no actions, suits or proceedings pending or threatened (i) with respect to the Transaction or any Credit Document or (ii) that could reasonably be expected to materially and adversely affect (a) the performance, business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole or (b) the rights or remedies of the Agent or the Banks or on the ability of any Credit Party to perform its obligations to them hereunder and under the other Credit Documents to which it is, or will be, a party. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

           7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Agent or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

           7.08 Use of Proceeds; Margin Regulations. (a) Up to, but not more than, $5 million of the proceeds of Loans shall be utilized to effect the Acquisition and the Refinancing and to pay fees and expenses incurred in connection with the Transaction. All other proceeds of Loans made pursuant to this Agreement may be utilized for the general corporate and working capital purposes of the Borrower and its Subsidiaries (including to finance Permitted Transactions in accordance with the requirements of
Section 8.15).

           (b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

           7.09 Tax Returns and Payments. All Federal, state and other returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Acquired Business and of the Borrower and/or any of its Subsidiaries have been timely filed with the appropriate taxing authority. The Returns accurately reflect all liability for taxes of the Acquired Business and of the Borrower and its Subsidiaries, as the case may be, for the periods covered thereby. The Acquired Business and the Borrower and each of its Subsidiaries have paid all taxes and assessments payable by them other than those which are not yet due and payable, and other than those contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. There is no material action, suit, proceeding, investigation, audit, or claim now pending or threatened by any authority regarding any taxes relating to the Acquired Business or to the Borrower or any of its Subsidiaries. As of the Initial Borrowing Date, neither the Acquired Business nor the Borrower or any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Acquired Business or the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Acquired Business or the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Acquired Business nor the Borrower or any of its Subsidiaries has provided, with respect to itself or property held by it, any consent under Section 341 of the Code.

           7.10 Compliance with ERISA. Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or
4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code or expects to incur any liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the annual aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $5,000,000; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

           7.11 Security Documents. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Security Agreement creates a perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens (other than Permitted Liens). The recordation of the Assignment of Security Interest in Certain U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will be effective, under applicable law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement and the recordation of the Assignment of Security Interest in Certain U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will be effective under federal law to perfect the security interest granted to the Collateral Agent in the copyrights covered by the Security Agreement. Each of the Credit Parties party to the Security Agreement has good and valid title to all of its Security Agreement Collateral described therein, free and clear of all Liens except those described above in this clause (a).

           (b) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors under the Pledge Agreement constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreement.

           (c) On and after the execution and delivery thereof, each of the Additional Security Documents will create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons and subject to no other Liens (other than Permitted Encumbrances and Permitted Liens).

           7.12 Representations and Warranties in Documents. All representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations or warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date.

           7.13 Properties. The Borrower and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all properties owned or leased by it, including all property reflected in the consolidated balance sheets and the pro forma balance sheet referred to in Section 7.05(A)(V) (except as sold or otherwise disposed of since the date of such balance sheets in the ordinary course of business), free and clear of all Liens, other than (i) as referred to in the balance sheets or in the notes thereto or in the pro forma balance sheet or (ii) Permitted Liens. On the Effective Date, Schedule III sets forth a true and complete description of all Real Property owned or leased by the Borrower and/or its Subsidiaries and sets forth the direct owner or lessee thereof and the type of interest therein held by the Borrower or such Subsidiary.

           7.14 Capitalization. On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of the Borrower shall consist of 10,000 shares of common stock, $0.01 par value per share (such authorized shares of common stock, together with any subsequently authorized shares of common stock of the Borrower, the "Borrower Common Stock"), of which 100 shares are issued and outstanding and owned by Parent. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and free of preemptive rights. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

           7.15 Subsidiaries. (a) Prior to the consummation of the Transaction, (i) Parent has no Subsidiaries other than the Borrower and its Subsidiaries, (ii) MK Group has no Subsidiaries other than Merkle and its Subsidiaries, (iii) the Borrower has no Subsidiaries other than Acquisition Corp. and its Subsidiaries, (iv) Merkle has no Subsidiaries other than Barber-Colman and (v) Acquisition Corp. has no Subsidiaries other than Scott Acquisition Sub. and Gear Acquisition Sub.

           (b) On and as of the Initial Borrowing Date and after giving effect to the consummation of the Transaction, Parent has no Subsidiaries other than the Borrower and its Subsidiaries, and the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule V. Schedule V correctly sets forth, as of the Initial Borrowing Date and after giving effect to the Transaction, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof. All outstanding shares of capital stock of each Subsidiary of the Borrower have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. No Subsidiary of the Borrower has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

           7.16 Compliance with Statutes, etc. Each of the Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

           7.17 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

           7.18 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

           7.19 Environmental Matters. (a) Each of the Borrower and its Subsidiaries has complied with, and on the date of each Credit Event will be in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws and neither the Borrower nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing. There are no pending, past or threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by the Borrower or any of its Subsidiaries or on any property adjoining or in the vicinity of any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

           (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries except in compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property by the Borrower's or such Subsidiary's business. There are not now and never have been any underground storage tanks located on any Real Property owned or operated by the Borrower or any of its Subsidiaries.

           (c) Notwithstanding anything to the contrary in this Section 7.19, the representations made in this Section 7.19 shall only be untrue if the aggregate effect of all failures and noncompliance of the types described above could reasonably be expected to have a material adverse effect on the performance, business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

           7.20 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the performance, business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending or threatened against the Borrower or any of its Subsidiaries before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened against the Borrower or any of its Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage is pending or threatened against the Borrower or any of its Subsidiaries and
(iii) no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the performance, business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

           7.21 Patents, Licenses, Franchises and Formulas. Each of the Borrower and its Subsidiaries owns all patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, in each case reasonably necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a material adverse effect on the performance, business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

           7.22 Indebtedness. Schedule VI sets forth a true and complete list of all Indebtedness of Parent and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction and the incurrence of Loans on such date (exclusive of Indebtedness pursuant to this Agreement, the Parent Subordinated Intercompany Note, the Transaction Intercompany Notes, the Senior Unsecured Notes, the Earnout Agreement, the Existing Seller Installment Note, the Existing Seller Letter of Credit, the Existing Seller Letter of Credit Collateral Agreement, the Existing Seller Letter of Credit Agreement and the Existing Seller Subordinated Note), which Scheduled Existing Indebtedness shall not exceed $25,000,000 and, in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt as of the Initial Borrowing Date. None of the Existing Indebtedness was incurred in connection with, or in contemplation of, the Transaction or the other transactions contemplated hereby.

           7.23 Transaction. At the time of consummation thereof, each element of the Transaction shall have been consummated in accordance with the terms of the Documents and all applicable laws. At the time of consummation thereof, all material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transaction in accordance with the terms of the Documents and all applicable laws have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority, which restrains, prevents, or imposes material adverse conditions upon the consummation of any element of the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the consummation of any element of the Transaction, the occurrence of any Credit Event, or the performance by any Credit Party of its obligations under the Documents. All actions taken by any Credit Party pursuant to or in furtherance of the Transaction have been taken in all material respects in compliance with the respective Documents and all applicable laws.

           7.24 Special Purpose Corporations. (a) Parent was formed to effect the Transaction and, prior to the consummation thereof, had no significant assets or liabilities (other than the capital stock of the Borrower and those liabilities under the Merger Documents).

           (b) The Borrower was formed to effect the Acquisition and the Refinancing and, prior to the consummation thereof, had no significant assets or liabilities (other than the capital stock of Acquisition Corp. and those liabilities under the Acquisition Documents).

           (c) Acquisition Corp. was formed to effect the Acquisition and, prior to the consummation thereof, had no significant assets or liabilities (other than the capital stock of Scott Acquisition Sub. and Gear
Acquisition Sub. and those liabilities under the Acquisition Documents).

           (d) Scott Acquisition Sub. and Gear Acquisition Sub. were formed to effect the Asset Contribution and, prior to the consummation thereof, had no significant assets or liabilities.

           7.25 Subordinated Notes. The subordination provisions of the Existing Seller Subordinated Note and of the Parent Subordinated Intercompany Note are enforceable against the holders thereof, and the Loans and all other Obligations hereunder (including, without limitation, pursuant to the Guaranties) and under the other Credit Documents are within the definition of "Senior Indebtedness" included in such subordination provisions.

           7.26 Insurance. Set forth on Schedule VII hereto is a true, correct and complete summary of all insurance carried by each Credit Party on and as of the Initial Borrowing Date, with the amounts insured set forth therein.

           SECTION 8. Affirmative Covenants. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:


           8.01 Information Covenants. The Borrower will furnish to the Agent and each of the Banks:

           (a) Monthly Reports. Within 30 days after the end of each fiscal month of the Borrower, the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related consolidated statements of income for such month and for the elapsed portion of the fiscal year ended with the last day of such month, in each case, beginning with the monthly financial statements delivered for January, 1997, setting forth comparative figures for the corresponding month in the prior fiscal year (provided that the comparative figures for the months ending January, 1997 through and including December, 1997, will only include a comparison of Consolidated EBITDA), all of which shall be certified by an Authorized Officer of the Borrower, subject to the absence of footnotes and reserves (other than those directly related to balance sheet assets) and normal year-end audit adjustments.

           (b) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated balance sheets of Parent and its consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income and consolidated statements of cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case, beginning with the quarterly financial statements delivered for the first quarter of the fiscal year ended in 1997, setting forth comparative figures for the related periods in the prior fiscal year (provided that the comparative figures, in the case of quarterly statements for the fiscal quarters ending March, 1997, through and including December, 1997, will only include a comparison of Consolidated EBITDA) and the budgeted figures for such quarterly periods as set forth in the respective budget delivered pursuant to Section 8.01(d), all of which shall be certified by an Authorized Officer of the Borrower, subject to the absence of footnotes and reserves (other than those directly related to balance sheet assets) and normal year-end audit adjustments and
      (ii) management's discussion and analysis of the important operational and financial developments during the fiscal quarter and year-to-date periods.

           (c) Annual Financial Statements. Within 120 days after the close of each fiscal year of the Borrower, (i) the consolidated balance sheets of Parent and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and consolidated statement of cash flows and stockholder's equity for such fiscal year setting forth comparative figures for the preceding fiscal year and comparative budgeted figures for such fiscal year as set forth in the respective budget delivered pursuant to Section 8.01(d), and certified, in the case of the consolidated statements, by Ernst & Young LLP or such other independent certified public accountants of recognized national standing acceptable to the Agent, together with a signed opinion of such accounting firm (which opinion shall not be qualified in any respect) stating that such financial statements present fairly in all material respects the financial position of Parent and its consolidated Subsidiaries as at the dates indicated and the results of its operations and changes in its financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and that the examination by such accounting firm in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that in the course of its regular audit of the financial statements of Parent and its Subsidiaries, such accounting firm obtained no knowledge of any Default or Event of Default under any of Sections
      9.08 or 9.09 which has occurred or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year.

           (d) Budgets. No later than 60 days after the commencement of each fiscal year of the Borrower, budgets in form satisfactory to the Agent (including, in any event, budgeted statements of cash flow and budgeted debt and cash balances) for such fiscal year prepared in reasonable detail, of the Borrower and its Subsidiaries, accompanied by the statement of an Authorized Officer of the Borrower to the effect that the budget is a reasonable estimate for the period covered thereby.

           (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(b) and (c), a certificate of an Authorized Officer of the Borrower to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall also set forth (A) the Leverage Ratio, together with the calculations required to establish such ratio and (B) the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 3.03 and 9.02 through 9.10, inclusive, at the end of such fiscal quarter or year, as the case may be.

           (f) Notice of Default or Litigation. Promptly, and in any event within three Business Days after an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against the Borrower or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the performance, business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries or (z) with respect to any Document and
      (iii) any other event which could reasonably be expected to materially and adversely affect the performance, operations, property, business, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

           (g) Management Letters. Promptly after receipt thereof by the Borrower or any of its Subsidiaries, a copy of any "management letter" received by the Borrower or any of its Subsidiaries from its certified public accountants and the management's responses thereto.

           (h) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Parent or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") and copies of all notices and reports which Parent or any of its Subsidiaries shall deliver to holders of its Indebtedness (including any holder of the Existing Seller Installment Note, the Existing Seller Subordinated Note or the Senior Unsecured Notes) pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

           (i) Environmental Matters. Promptly upon, and in any event within ten Business Days after, an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of any of the following environmental matters (including all reasonably related claims or liabilities) which could reasonably be expected to result in a remedial cost to the Borrower and its Subsidiaries in excess of $3,500,000:

                  (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

                 (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (a) results in non-compliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

                (iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

                 (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Borrower shall deliver to each Bank all notices received by it or any of its Subsidiaries from any government or governmental agency under, or pursuant to, Environmental Law.

      All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response or proposed response thereto. In addition, the Borrower and any of its Subsidiaries will provide the Agent with copies of all material communications with any government or governmental agency relating to Environmental Laws, all material communications with any Person relating to Environmental Claims, and such detailed reports of any Environmental Claim as may be requested by the Agent or the Required Banks.

           (j) Annual Meetings with Banks. At the request of the Agent, the Borrower shall within 120 days after the close of each fiscal year of the Borrower, hold a meeting (at a mutually agreeable location and time) with all of the Banks at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Parent and its Subsidiaries and the budgets presented for the current fiscal year of the Borrower and its Subsidiaries.

           (k) Receivables Facility Transaction Date. The Borrower shall provide the Agent 15 Business Days' prior written notice of the Receivables Facility Transaction Date.

           (l) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Parent or its Subsidiaries as the Agent or any Bank (through the Agent) may reasonably request.

           8.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or any Bank to visit and inspect, at the Agent's or such Bank's own expense, as the case may be, during regular business hours, upon reasonable advance notice and under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or any of its Subsidiaries, and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with, and be advised as to the same by, its and their respective officers and independent accountants, all at such times and intervals and to such extent as the Agent or any Bank may reasonably request.

           8.03 Maintenance of Property; Insurance. (a) The Borrower will, and will cause each of its Subsidiaries to (i) keep all property necessary in its business in good working order and condition, (ii) maintain, with financially sound and reputable insurance companies, insurance on all its property (including all property acquired pursuant to the Acquisition but excluding property insurance on motor vehicles at any time owned by the Borrower and its Subsidiaries) in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to the Agent and each Bank, upon written request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, the Borrower will at all times cause insurance of the types described in Schedule VII to be maintained (with the same scope of coverage as that described in Schedule VII) at levels which are at least as great as the respective amount described opposite the respective type of insurance on Schedule VII under the column headed "Minimum Amount Required to Be Maintained".
Subject to the exclusion for motor vehicles described above, such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis, covering the full repair and replacement costs of all such property and business interruption insurance for the actual loss sustained. The provisions of this Section 8.03 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance.

           (b) The Borrower will, and will cause each of its Subsidiaries to, at all times keep the respective property of the Borrower and its Subsidiaries insured in favor of the Collateral Agent, and all policies (including Mortgage Policies) or certificates with respect to such insurance (and any other insurance maintained by, or on behalf of, the Borrower or any Subsidiary of the Borrower) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as mortgagee/secured party and loss payee in respect of casualty loss policies and naming the Collateral Agent, the Agent and each Bank as an additional insured with respect to all liability policies), (ii) shall state that such insurance policies shall not be cancelled or materially changed without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent and (iii) shall be deposited with the Collateral Agent.

           (c) If the Borrower or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.03, or if the Borrower or any of its Subsidiaries shall fail to so name the Collateral Agent, the Agent and/or each Bank as an additional insured, mortgagee or loss payee, as the case may be, or so deposit all certificates with respect thereto, the Agent and/or the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance, and the Borrower agrees to reimburse the Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

           8.04 Corporate Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 8.04 shall prevent (i) transactions permitted in accordance with the applicable requirements of Section 9.02 or (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the performance, business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

           8.05 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole or a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.

           8.06 Compliance with Environmental Laws. (a) The Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials used or stored at any such Real Properties in compliance (excluding non-compliances which, individually and in the aggregate, could not reasonably be expected to have a material adverse effect on the performance, business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole) with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property.

           (b) At the written request of the Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrower will provide, at its sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Agent, addressing the matters in clause (i), (ii) or (iii) below which gives rise to such request (or, in the case of a request pursuant to following clause (i), addressing such matter as may be requested by the Agent or the Required Banks) and estimating the range of the potential costs of any removal, remedial or other corrective action in connection with any such matter, provided that in no event shall such request be made unless (i) an Event of Default has occurred and is continuing, (ii) the Banks receive notice under Section 8.01(i) for any event for which notice is required to be delivered for any such Real Property or (iii) the Agent or the Required Banks reasonably believe that there was a breach of any representation, warranty or covenant contained in Section 7.19 or 8.06(a). If the Borrower fails to provide the same within 60 days after such request was made, the Agent may order the same, and the Borrower shall grant and hereby grants, to the Agent and the Banks and their agents access to such Real Property and specifically grants, the Agent and the Banks and their agents an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

           8.07 ERISA. As soon as possible and, in any event, within 10 days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of the Chief Financial Officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA; or that the Borrower, or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) (except for distributions under discretionary tax-qualified profit sharing plans). The Borrower will deliver to each of the Banks a complete copy of the annual report (Form 5500) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than 10 days after the date such report has been filed with the Internal Revenue Service or such notice has been received by the Borrower, such Subsidiary or such ERISA Affiliate, as applicable.

           8.08 End of Fiscal Years; Fiscal Quarters. The Borrower shall cause (i) each of its, and its Parent's and each of its Subsidiaries', fiscal years to end on December 31, and (ii) each of its, and each of its Parent's and its Subsidiaries, to maintain fiscal quarters consistent therewith.

           8.09 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

           8.10 Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims for sums that have become due and payable which, if unpaid, might become a lien or charge upon any properties of the Borrower or any such Subsidiary; provided that neither the Borrower nor any such Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

           8.11 Additional Security; Further Assurances; etc. (a) The Borrower will, and will cause each of its Wholly-Owned Domestic Subsidiaries to, grant to the Collateral Agent, for the benefit of the Secured Creditors, security interests and mortgages in such assets and properties of the Borrower or such Wholly-Owned Domestic Subsidiary (other than Excluded Collateral) as are not covered by the Security Documents, and as may be requested from time to time by the Agent or the Required Banks (collectively, the "Additional Security Documents"). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Agent and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens or Permitted Encumbrances. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full. Notwithstanding the foregoing, this Section 8.11(a) shall not apply to (I) any Leasehold (other than any MK Leasehold) from any lessor if (i) the fair market value of such Leasehold (as determined in good faith by senior management of the Borrower) is less than $5,000,000 or (ii) the Borrower or such Wholly-Owned Subsidiary, as the case may be, shall be required to pay any consideration or expenses (other than de minimis amounts) or incur any material obligation or suffer any undue burden in connection with the grant of a security interest in such Leasehold and (II) any MK Leasehold which by its terms prevents the respective lessee from granting a security interest therein, provided that each of Merkle and BCM Holdings shall use its reasonable efforts to obtain memoranda of lease (in recordable form) and consents to leasehold mortgages in respect of the MK Leaseholds and, in the event Merkle or BCM Holdings is successful in its effort to obtain any such memorandum or consent, Merkle or BCM Holdings, as the case may be, shall deliver to the Collateral Agent (i) a fully executed counterpart of Mortgage in form and substance satisfactory to the Collateral Agent, together with evidence that a counterpart of such Mortgage has been delivered to the title insurance company insuring the lien on such Mortgage for recording in all places to the extent necessary or, in the opinion of the Collateral Agent, desirable to effectively create a valid and enforceable first priority mortgage lien on such MK Leasehold in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors and (ii) a Mortgage Policy on such MK Leasehold issued by such title insurer satisfactory to the Collateral Agent in amounts satisfactory to the Collateral Agent, assuring the Collateral Agent that the Mortgage on such MK Leasehold is a valid and enforceable first priority mortgage lien on such MK Leasehold, free and clear of all defects and encumbrances except Permitted Encumbrances and such Mortgage Policy (w) shall otherwise be in form and substance satisfactory to the Collateral Agent, (x) shall include (as appropriate) an endorsement for future advances under this Agreement and the Notes and for any other matter that the Collateral Agent may request, (y) shall not include an exception for mechanics' liens or creditors' rights and (z) shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Collateral Agent may request. The parties hereto agree and understand that if a security interest is not required to be granted in the respective Leasehold by reason of the provisions of the preceding sentence, no Default or Event of Default shall arise under this Agreement as a result of any failure to grant said security interest.

           (b) The Borrower will, and will cause each of its Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/ or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this Section 8.11. Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, Required Appraisals satisfying the requirements of applicable law, mortgage policies, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 8.11 has been complied with.

           (c) The Borrower agrees that each action required by preceding clauses (a) and (b) of this Section 8.11 shall be completed as soon as possible, but in no event later than 90 days of the date such action is requested to be taken by the Agent or the Required Banks.

           (d) To the extent the Borrower (directly or indirectly) creates, establishes or acquires any Subsidiary after the Initial Borrowing Date in accordance with the other provisions of this Agreement (including, without limitation, pursuant to a Permitted Transaction), (w) each such new Wholly-Owned Domestic Subsidiary (and each Non-Wholly-Owned Domestic Subsidiary, to the extent same will be consolidated with the Borrower for federal income tax purposes) shall be required to become a party to the Existing Tax Sharing Agreement by executing a counterpart thereof or by entering into an amendment thereto satisfactory to the Agent, (x) each such Wholly-Owned Domestic Subsidiary (but including the Receivables Entity) shall be required to become a party to the Subsidiary Guaranty by executing a counterpart thereof or by entering into an amendment thereto satisfactory to the Agent, (y) each such Non-Wholly-Owned Domestic Subsidiary (but including the Receivables Entity) shall be required to become a party to the Non-Wholly-Owned Subsidiary Guaranty by executing a counterpart thereof or by entering into an amendment thereto satisfactory to the Agent and (z) each such Wholly-Owned Domestic Subsidiary shall be required to become a party to each of the Security Agreement and the Pledge Agreement by executing a counterpart thereof or by entering into an amendment thereto satisfactory to the Agent and all of the capital stock or other equity interests of such new Subsidiary owned by the Borrower or any of its Wholly-Owned Domestic Subsidiaries and all of the capital stock or other equity interests owned by such new Subsidiary (subject, in the case of the capital stock of a Foreign Subsidiary owned by such new Subsidiary, to the provisions of Section 8.16 and the terms of the Pledge Agreement which limit the percentage of voting stock of Foreign Subsidiaries required to be pledged) shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement. In connection with the foregoing, to the extent requested by the Agent or the Collateral Agent, such Subsidiary shall be required to deliver such relevant documentation (including opinions of counsel, UCC-1 Financing Statements and officer's certificates) of the type described in Section 5 as the respective Subsidiary would have delivered if it were a Credit Party on the Initial Borrowing Date. The Borrower agrees that each action required to be taken pursuant to this clause (d) shall be completed contemporaneously with the creation, establishment or acquisition of such Subsidiary. In addition to the foregoing, all other Pledged Securities acquired after the Effective Date by any Credit Party which is a party to the Pledge Agreement shall, to the extent required by the Pledge Agreement, be delivered to the Collateral Agent for pledge pursuant to the Pledge Agreement. All security interests created by each such new Subsidiary becoming party to the Security Documents shall (except as otherwise consented to by the Agent and the Banks) constitute valid and enforceable perfected security interests, subject to the provisions of the respective Security Document prior to the rights of all third Persons and subject to no other Liens except Permitted Liens. The Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the Secured Creditors, required to be granted pursuant to the respective Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower.

           (e) At any time and from time to time to the extent that the Banks, the Agent or the Collateral Agent request in order to fulfill the requirements of any applicable statute, regulation or order of any governmental body, to preserve, protect, enforce or realize upon the security interests granted to the Secured Creditors pursuant to the Security Documents, the Borrower will, and will cause each of its Subsidiaries to, cooperate with and promptly take all actions necessary to assist the Banks, the Agent and the Collateral Agent, including, without limitation, to make, execute, acknowledge, file and/or deliver to the Banks, the Agent or the Collateral Agent, as the case may be, such information, documents, certificates, reports and other assurances or instruments, which the Banks, the Agent or the Collateral Agent, as the case may be, deems appropriate or advisable to comply with such statutes, regulations or orders so as to preserve, protect, enforce or realize upon such security interests granted to the Secured Creditors.

           (f) In the event that the Agent or the Required Banks at any time after the Effective Date determine in their sole discretion (whether as a result of a position taken by an applicable bank regulatory agency or official, or otherwise) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, rule, regulation, guideline or order (any such appraisal a "Required Appraisal") are or were required to be obtained, or should be obtained, in connection with any Mortgaged Property or Mortgaged Properties, then, within 60 days after receiving written notice thereof from the Agent or the Required Banks, as the case may be, the Borrower shall cause such Required Appraisal to be delivered, at the expense of the Borrower, to the Agent, which Required Appraisal, and the respective appraiser, shall be satisfactory to the Agent.

           8.12 Maintenance of Corporate Separateness. The Borrower will, and will cause each of its Subsidiaries to, satisfy customary corporate formalities, including the maintenance of corporate records. Furthermore, neither the Borrower nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of the Borrower or any Subsidiary of the Borrower being ignored, or in the assets and liabilities of the Borrower or any Subsidiary of the Borrower being substantively consolidated with those of any other Person in a bankruptcy, reorganization or other insolvency proceeding.

           8.13 Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 7.08.

           8.14 UCC Searches. On or prior to the 90th day following the Initial Borrowing Date, the Borrower shall, or shall cause its Subsidiaries to, deliver to the Agent (at the Borrower's own cost) copies of UCC-11's, or equivalent reports, verifying that all financing statements necessary or, in the opinion of the Collateral Agent desirable, to perfect the security interest purported to be created by the Security Documents shall have been properly recorded and filed.

           8.15 Permitted Transactions. (a) Subject to the provisions of this Section 8.15 applicable thereto and the requirements contained in the definition of Permitted Acquisition or Permitted Acquisition Investment, as the case may be, the Borrower and its Subsidiaries may from time to time after the Initial Borrowing Date effect Permitted Transactions, so long as:

            (i) the Borrower or such Subsidiary shall have given the Agent and the Banks at least 10 Business Days (or such shorter period as the Required Banks may agree) prior written notice of any such Permitted Transaction (each such notice, a "Permitted Transaction Notice"), which notice shall (v) contain the estimated date such Permitted Transaction is scheduled to be consummated, (w) attach a true and correct copy of any theretofore executed purchase agreement, letter of intent, or similar agreement executed by the Borrower or such Subsidiary and the seller in connection with such Permitted Transaction (or to the extent such agreements have not yet been executed, drafts thereof to the extent then available in a form suitable, as determined by the Borrower, for distribution to the Banks), (x) contain the estimated purchase price of such Permitted Transaction and the intended method of financing thereof, (y) contain a description of the stock, assets, Permitted Earn-Out Debt, Permitted Debt, Incentive Arrangements and/or Permitted Acquired Debt expected to be incurred, acquired or assumed in connection with such Permitted Transaction and (z) to the extent the Borrower is, at the time the notice is given, in a position to make a reasonable estimate thereof, contain the Borrower's estimate of any Restructuring Costs anticipated to be incurred in connection with the respective Permitted Transaction;

           (ii) not later than 5 Business Days after the consummation of the respective Permitted Transaction, the Borrower shall have certified to the Agent and the Banks (u) the amount of cash to be paid in respect of such Permitted Transaction, including for this purpose any amounts to be placed in escrow or similar arrangements by the Borrower or such Subsidiary and the amount of any post-closing adjustment as then estimated by the Borrower which would increase the amount of cash to be paid in respect of such Permitted Transaction (but ignoring any post-closing adjustment which the Borrower estimates will result in a reduction to the amount of cash to be paid), and the sources thereof, (v) without duplication of the amounts described in preceding clause (u), the Borrower's good faith estimate of the amount of fees and expenses which will be payable by the Borrower or such Subsidiary in respect of such Permitted Transaction (including, without limitation, any amounts payable pursuant to the TJC Management Services Agreements in connection therewith), (w) the description of all Permitted Debt and/or Permitted Acquired Debt to be incurred, acquired or assumed in connection with such Permitted Transaction and the aggregate principal amounts thereof, (x) the description of all Incentive Arrangements and Permitted Earn-Out Debt to be issued in connection with such Permitted Transaction, (y) the Borrower's estimate of the maximum amount of all Restructuring Costs which it believes are reasonably likely to be incurred in the 12 months following the respective Permitted Transaction and as a result thereof or in connection therewith (such amount, as certified with respect to any Permitted Transaction, being herein called the "Certified Restructuring Cost Reserve" with respect thereto) and (z) that, except as described above, (A) there are no other amounts or consideration which will be payable in connection with the respective Permitted Transaction at the time of the consummation thereof, and
      (B) there are no other material (in relation to the size of the respective Permitted Transaction) amounts which could reasonably be expected to be payable after the consummation of the respective Permitted Transaction by the Borrower, such Subsidiary or any of their respective Subsidiaries in connection with the respective Permitted Transaction or pursuant to any of the documentation executed in connection therewith;

          (iii) with respect to each Permitted Acquisition, the Permitted Transaction Cost thereof shall not exceed $25,000,000;

           (iv) with respect to each Permitted Acquisition Investment, the Permitted Transaction Cost thereof shall not exceed the Permitted Investment Amount;

            (v) with respect to each Permitted Transaction, the consideration paid therefor shall consist solely of the items described in preceding clause (ii) and the certificate delivered pursuant thereto;

           (vi) with respect to each Permitted Transaction, no Default or Event of Default shall be in existence at the time of the consummation of such Permitted Transaction or immediately after giving effect thereto;

          (vii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Transaction (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

         (viii) as soon as available but not later than 5 days after the execution thereof, a copy of the executed purchase agreement or similar agreement with respect to such Permitted Transaction;

           (ix) the Borrower shall have certified to the Agent and the Banks that the proposed Permitted Transaction shall not be reasonably likely to result in material increased tax (after taking into account payments to be received under the Existing Tax Sharing Agreement (and the respective newly-acquired Subsidiary's ability to pay same)), ERISA, environmental or other contingent liabilities (excluding pursuant to Incentive Arrangements and Permitted Earn-Out Debt as described in the certificate delivered pursuant to preceding clause
      (ii) and Restructuring Costs consistent with the Certified Restructuring Cost Reserve for the respective Permitted Transaction as certified pursuant to preceding clause (ii)) on the Borrower or on the Borrower and its Subsidiaries taken as a whole;

            (x) recalculations are made by the Borrower of compliance with the covenants contained in Sections 9.08 and 9.09 for the period of four consecutive fiscal quarters (taken as one accounting period) most recently ended prior to the date of such Permitted Transaction (each, a "Calculation Period"), on a Pro Forma Basis as if the respective Permitted Transaction (as well as all other Permitted Transactions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such recalculations shall show that all such covenants would have been complied with if the Permitted Transaction had occurred on the first day of such Calculation Period;

           (xi) the Borrower in good faith believes, based on calculations made by the Borrower, on a Pro Forma Basis after giving effect to the respective Permitted Transaction, that the financial covenants contained in such Sections 9.08 and 9.09 will continue to be met for the one-year period following the date of the consummation of the respective Permitted Transaction; and

          (xii) not later than the date of the consummation of the respective Permitted Transaction, the Borrower shall furnish the Agent and the Banks an officer's certificate executed by an Authorized Officer of the Borrower, certifying on behalf of the Borrower as to compliance with the requirements of preceding clauses
      (i) through (xi) and containing the pro forma calculations required by preceding clauses (x) and (xi).

           (b) At the time of each Permitted Transaction involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other equity interest of any Person, all capital stock or other equity interests thereof created or acquired in connection with such Permitted Transaction (to the extent owned by the Borrower or one or more of its Domestic Subsidiaries) shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement in accordance with requirements of Section 8.11.

           (c) The Borrower shall cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Transaction to comply with, and to execute and deliver, all of the documentation required by, Sections
8.11 and 9.13, to the satisfaction of the Agent.

           (d) The consummation of each Permitted Transaction shall be deemed to be a representation and warranty by the Borrower that the certifications by it (or by one or more of its Authorized Officers) pursuant to Section 8.15(a) are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including without limitation, Sections 6 and 10.

           8.16 Foreign Subsidiaries Security. (a) If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower acceptable to the Agent and the Required Banks does not within 30 days after a request from the Agent or the Required Banks deliver evidence, in form and substance satisfactory to the Agent and the Required Banks, with respect to any Foreign Subsidiary which has not already had all of its stock or promissory notes pledged pursuant to the Pledge Agreement, that a pledge (x) of 65% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote and (y) of any promissory note issued by such Foreign Subsidiary to the Borrower or any of its Domestic Subsidiaries, in any such case would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then in the case of a failure to deliver the evidence described above, that portion of such Foreign Subsidiary's outstanding capital stock or any promissory notes so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed).

           (b) If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower acceptable to the Agent delivers evidence, in form and substance satisfactory to the Agent and the Required Banks, with respect to any Foreign Subsidiary which has had any portion of its stock or promissory notes pledged pursuant to the Pledge Agreement, that a pledge (x) of any portion of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote and (y) of any promissory note issued by such Foreign Subsidiary to the Borrower or any of its Domestic Subsidiaries, in any such case would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then the Collateral Agent shall release that portion of such Foreign Subsidiary's outstanding capital stock or any promissory notes so issued by such Foreign Subsidiary, in each case pledged pursuant to the Pledge Agreement, as may be required to ensure that the undistributed earnings of such Foreign Subsidiary shall not be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes.

           8.17 Receivables Facility Transaction. At any time after the Effective Date, the Borrower and/or one or more other Designated Credit Parties may enter into a Receivables Facility (which complies with the definition of Receivables Facility contained herein) to provide off-balance sheet financing to the Borrower for the sale of Receivables Facility Assets to a Receivables Entity (which shall be established in accordance with, and meet the requirements of, the definition of Receivables Entity contained herein), so long as (x) on the Receivables Facility Transaction Date all requirements of this Section 8.17 have been satisfied and the Receivables Facility and related transactions comply with the respective defined terms as used in this Section 8.17 and (y) in the case of any replacement or modification of the Receivables Facility after the entering into thereof, same shall satisfy the requirements of Section 9.10. The Borrower hereby agrees that, at the time it initially establishes the Receivables Facility it shall (and that it shall only enter into the Receivables Facility if), on the Receivables Facility Transaction Date, (i) have caused to be delivered to the Agent and the Required Banks true and correct copies of all Receivables Facility Documents, certified as such by an officer of the Borrower, and all of the terms and conditions of the Receivables Facility Documents shall be in form and substance reasonably satisfactory to the Agent and the Required Banks, (ii) the Receivables Facility Transaction, including all of the terms and conditions thereof, shall have been duly approved by the board of directors of the Borrower, and all Receivables Facility Documents shall be in full force and effect, (iii) each of the conditions precedent to the consummation of the transactions contemplated by the Receivables Facility Documents shall have been satisfied and not waived except with the consent of the Agent and the Required Banks to the reasonable satisfaction of the Agent and the Required Banks, (iv) each of the representations and warranties of the Designated Credit Parties and the Receivables Entity contained in the Receivables Facility Documents shall be true and correct in all material respects, (v) the transactions contemplated by the Receivables Facility Documents shall have been consummated in all material respects in accordance with all applicable law and the Receivables Facility Documents, (vi) no Default or Event of Default shall be in effect upon the Receivables Facility Transaction Date (either before or after giving effect to the transactions contemplated by the Receivables Facility Documents) and (vii) the Borrower and/or the other Designated Credit Parties shall have received the Receivables Facility Proceeds and used the same to make any prepayment and/or satisfy any cash collateral requirement required under Section 4.02(a) as a result of the reduction to the Total Commitment on such date under Section 3.03(f).

           SECTION 9. Negative Covenants. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

           9.01 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any Subsidiary of the Borrower), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

            (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or claims being contested in good faith and by appropriate proceedings for which adequate reserves, if applicable, have been established in accordance with GAAP;

           (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule VIII, but only to the respective date, if any, set forth in such Schedule VIII for the removal and termination of any such Liens, but no renewals or extensions of such Liens shall be permitted;

           (iv)  Permitted Encumbrances;

            (v)  Liens created pursuant to the Credit Documents;

           (vi) Liens created by leases or subleases granted by the Borrower or any of its Subsidiaries to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

          (vii) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.04(iii), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any of its Subsidiaries;

         (viii) Liens (including extensions, renewals and replacements thereof) upon property acquired (the "Acquired Property") after the Effective Date, provided that (w) any such Lien is created solely for the purpose of securing Indebtedness representing, or issued to finance, refinance or refund, the cost (including the cost of construction) of the Acquired Property, (x) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the cost of the Acquired Property, (y) such Lien does not extend to or cover any property other than the Acquired Property and any improvements on such Acquired Property, and (z) the issuance of the Indebtedness to purchase the Acquired Property is permitted under
      Section 9.04(iii);

           (ix) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

            (x) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

           (xi) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

          (xii) Liens (other than Liens created or imposed under ERISA) on the property of the Borrower or any of its Subsidiaries incurred or deposits made in the ordinary course of business but not incurred in connection with Indebtedness for borrowed money, in connection with
      (x) workers' compensation, unemployment insurance and other types of social security, or (y) securing the performance of tenders, statutory obligations, surety bonds, bids, leases, statutory bonds, government contracts, performance and return-of-money bonds, warranty and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money) or (z) deposits made in the ordinary course of business to secure liability for premiums to insurance carriers, provided that the aggregate amount of deposits, cash and fair market value of the property encumbered by liens described in clauses (y) and (z) hereof at any time pursuant to this clause (xii) shall not exceed $3,000,000 in the aggregate;

         (xiii) inchoate Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 10.09, provided that no cash or other property shall be pledged by the Borrower or any of its Subsidiaries as security therefor;

          (xiv) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Transaction, in each case securing Permitted Acquired Debt, provided that (x) such Liens do not attach to the capital stock of any Subsidiary of the Borrower and (y) such Liens existed prior to, and were not incurred in contemplation of, such Permitted Transaction and do not attach to any other asset of the Borrower or any of its Subsidiaries;

           (xv) Liens created pursuant to the Existing Seller Letter of Credit Collateral Agreement consisting of cash and Cash Equivalents of Merkle in an amount not to exceed $90,000,000 and any investment income with respect thereto (prior to the distribution of same pursuant to the Existing Seller Letter of Credit Collateral Agreement) securing the reimbursement obligations of Merkle in respect of the Existing Seller Letter of Credit (with such collateral being herein called the "Existing Seller Letter of Credit Cash Collateral");

          (xvi) Liens arising pursuant to Permitted Sale-Leaseback Transactions to the extent permitted by Section 9.02(xi), so long as such Liens do not attach to any assets of the Borrower or any of its Subsidiaries other than those which are the subject of such Permitted Sale-Leaseback Transaction;

         (xvii) Liens securing refinancing Indebtedness incurred pursuant to Section 9.04(xvi), so long as such Indebtedness is incurred in compliance with said Section, the Liens secure only the respective issue of refinancing Indebtedness and the Liens extend only to the property originally subject to Liens securing the Indebtedness being refinanced or renewed pursuant to said Section 9.04(xvi);

        (xviii) Liens created for the benefit of the MK Sellers in the Elmco Refund;

          (xix) Liens (x) granted by the Designated Credit Parties in favor of the Receivables Entity consisting of UCC-1 financing statements filed to effect the sale of Receivables Facility Assets pursuant to the Receivables Facility Documents, (y) granted by the Receivables Entity on those Receivables Facility Assets acquired by it pursuant to the Receivables Facility Documents to the extent that such Liens are created by the Receivables Facility Documents and (z) consisting of the right of setoff granted to any financial institution acting as a lockbox bank in connection with the Receivables Facility;

           (xx) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

          (xxi) additional Liens incurred by the Borrower and its Subsidiaries, so long as the value of the property subject to such Liens, and any Indebtedness and other obligations secured thereby, do not exceed $10,000,000.

           9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any partnerships, joint ventures, sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person or agree to do any of the foregoing at any future time, except that:

            (i) Capital Expenditures (including payments in respect of Capitalized Lease Obligations, but excluding Capital Expenditures which may arise as a result of the purchase of any capital stock or equity interests in any other Person or by means of a purchase of assets constituting a business, division or product line of any Person, which expenditures may only be made pursuant to Permitted Transactions effected in accordance with the relevant provisions of this Agreement) by the Borrower and its Subsidiaries shall be permitted so long as same do not cause a violation of any of the other provisions of this Agreement;

           (ii) the Borrower and any of its Subsidiaries may sell, lease (as lessor) or otherwise dispose of assets (other than in a Permitted Sale-Leaseback Transaction and excluding capital stock of Subsidiaries) which, in the reasonable opinion of such Person, are obsolete, uneconomic or no longer useful in the conduct of such Person's business, provided that (w) each such sale or disposition shall be for an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the Borrower), (x) each such sale results in consideration at least 75% of which (taking the amount of cash and the fair market value, as determined by the Borrower in good faith, of any non-cash consideration, although in the case of any non-cash consideration received in the form of indebtedness, the amount thereof shall be deemed to be the greater of such fair market value thereof or principal amount thereof) shall be in the form of cash (although, for purposes of this clause (x), there shall be treated as cash consideration the amount of any trade payables and the principal amount of Indebtedness for borrowed money assumed by the respective purchaser of assets), (y) the aggregate Net Cash Proceeds of all assets sold or otherwise disposed of pursuant to this clause (ii) after the Effective Date shall not exceed $5,000,000 in the aggregate and (z) the Net Cash Proceeds from each Asset Sale pursuant to this clause (ii) shall be used to make any prepayment under Section 4.02 as a result of the required reduction, if any, to the Total Available Commitment or shall be reinvested to the extent permitted by the terms of the definition of Blocked Commitment.

          (iii)  Investments may be made to the extent permitted by Section
      9.05;

           (iv) each of the Borrower and each of its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business so long as any such lease does not create a Capitalized Lease Obligation, except to the extent permitted by clause (i) of this Section 9.02;

            (v)  Restricted Payments may be paid to the extent permitted by
      Section 9.03;

           (vi) the Acquisition, the Merger, the Asset Contribution and the MK Stock Contribution shall be permitted;

          (vii) each of the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business;

         (viii) the Borrower and its Subsidiaries may effect Permitted Transactions in accordance with the requirements of Section 8.15;

           (ix) any Wholly-Owned Domestic Subsidiary of the Borrower (other than the Receivables Entity) may be merged or consolidated with and into, or be liquidated or dissolved voluntarily into, the Borrower or any other Wholly-Owned Domestic Subsidiary of the Borrower (other than the Receivables Entity); provided that (w) no Default or Event of Default then exists or would result therefrom,
      (x) the surviving corporation of any such merger with the Borrower is the Borrower, (y) any such Wholly-Owned Domestic Subsidiary which is so merged or consolidated with and into, or liquidated or dissolved voluntarily into, the Borrower or another Wholly-Owned Domestic Subsidiary of the Borrower shall not have any material indebtedness or other material liabilities (contingent or otherwise), and (z) the security interests, if any, granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary so merged shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, consolidation or liquidation);

            (x) any Subsidiary of the Borrower may convey or otherwise transfer all or any part of its business, properties or assets (but not any indebtedness or other liabilities (contingent or otherwise)) to the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower (other than the Receivables Entity); provided that the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

           (xi) the Borrower or any of its Subsidiaries may effect Permitted Sale-Leaseback Transactions in accordance with the definition thereof; provided that the sum (without duplication) of
      (w) the aggregate amount of all proceeds received by the Borrower and its Subsidiaries from all Permitted Sale-Leaseback Transactions consummated on and after the Effective Date plus (x) the aggregate outstanding amount of Indebtedness evidenced by all Capitalized Lease Obligations (excluding Indebtedness evidenced by Capitalized Lease Obligations arising from Permitted Sale-Leaseback Transactions the proceeds of which were included pursuant to preceding clause (w)) incurred on and after the Effective Date plus (y) the aggregate outstanding principal amount of all purchase money Indebtedness secured by Liens permitted under Section 9.01(viii) incurred on and after the Effective Date, plus (z) the aggregate outstanding principal amount of all Refinancing Indebtedness incurred in respect of Indebtedness originally incurred pursuant to this clause (xi) or any refinancing thereof, shall not exceed $10,000,000;

          (xii) on and after the Receivables Facility Transaction Date, the Designated Credit Parties may (x) contribute cash to the Receivables Entity the proceeds of which are used to acquire Receivables Facility Assets from the Designated Credit Parties and
      (y) transfer and reacquire Receivables Facility Assets to and from the Receivables Entity, in each case pursuant to, and in accordance with the terms of, the Receivables Facility Documents;

         (xiii) on and after the Receivables Facility Transaction Date, the Receivables Entity may transfer and reacquire Receivables Facility Assets (to the extent acquired from Designated Credit Parties as provided in clause (xii) above) pursuant to, and in accordance with the terms of, the Receivables Facility Documents;

          (xiv) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind shall be permitted, in each case in the good faith business judgment of the Borrower or its respective Subsidiary;

           (xv) each of the Borrower and its Subsidiaries may sell assets to any Person, provided that (x) the aggregate sale proceeds from all assets subject to such sales pursuant to this clause (xv) shall not exceed $5,000,000 in any fiscal year, (y) each such sale results in consideration at least 75% of which (taking the amount of cash and the fair market value, as determined by the Borrower in good faith, of any non-cash consideration, although in the case of any non-cash consideration received in the form of indebtedness, the amount thereof shall be deemed to be the greater of such fair market value thereof or principal amount thereof) shall be in the form of cash (although, for purposes of this clause (x), there shall be treated as cash consideration the amount of any trade payables and the principal amount of Indebtedness for borrowed money assumed by the respective purchaser of assets), and (z) the Net Cash Proceeds from each Asset Sale pursuant to this clause (xiv) shall be used to make the prepayment, if any, required by Section 4.02 as a result of the reduction, if any, to the Total Available Commitment or shall be reinvested to the extent permitted by the terms of the definition of Blocked Commitment.

To the extent the Required Banks or all the Banks (as shall be required by Section 13.12) waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold or otherwise disposed of (excluding transfers to the Borrower or a Subsidiary thereof, unless transferred to the Receivables Entity in accordance with preceding clauses
(xii) and/or (xiii)) as permitted by this Section 9.02, (i) such Collateral shall be sold or otherwise transferred or disposed of free and clear of the Liens created by the Security Documents and (ii) if such Collateral includes all of the capital stock held by the Credit Parties in a Subsidiary of one or more of the Credit Parties, such capital stock shall be released from the Pledge Agreement and such Subsidiary, to the extent party to a Guaranty, shall be released therefrom, and the Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

           9.03 Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare, make or pay any Restricted Payment, except that the following shall be permitted (with calculations of compliance with this Section 9.03 to take into effect the provisions of Section 9.05(v)):

            (i) any Subsidiary of the Borrower (x) may pay cash Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower and
      (y) if such Subsidiary is a Non-Wholly-Owned Subsidiary of the Borrower, may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying the cash Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such cash Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary);

           (ii) the Borrower may pay cash Dividends to Parent for the purpose of paying, so long as the proceeds thereof are promptly used by Parent to pay, its normal operating expenses in the ordinary course of business (including, without limitation, professional fees and expenses) and other similar corporate overhead costs and expenses;

          (iii) on the Business Day immediately preceding the date on which a scheduled principal and/or interest payment is due on any outstanding Shareholder Subordinated Note originally issued to any officer, former employee, employee or director (or their estates) of Parent, the Borrower or any of the Borrower's Subsidiaries (or, in the event that a Default or Event of Default shall then exist, on the first Business Day when no Default or Event of Default shall be continuing), the Borrower may make cash Dividends to Parent, which in turn shall immediately utilize the full amount of such cash Dividends to pay cash Dividends to M&G Holdings, in an amount not to exceed the aggregate amount of the accrued and unpaid principal and/or interest with respect to such scheduled payment date as provided in such Shareholder Subordinated Notes, so long as (x) on the Business Day immediately after the receipt of such cash Dividend, M&G Holdings utilizes the full amount thereof to make such required principal and/or interest payment on such Shareholder Subordinated Notes to the extent then due and payable in accordance with the terms of such Shareholder Subordinated Notes, (y) the aggregate amount of all cash Dividends paid by the Borrower pursuant to this clause (iii) on and after the Effective Date shall not exceed an amount equal to the remainder of (1) $5,000,000 less (2) the aggregate amount of all cash Dividends paid by the Borrower pursuant to Section 9.03(iv) on and after the Effective Date and (z) no Default or Event of Default then exists or would result therefrom;

           (iv) the Borrower may make cash Dividends to Parent, which in turn shall immediately utilize the full amount of such cash Dividends to pay cash Dividends to M&G Holdings, for the purpose of redeeming or repurchasing, and so long as M&G Holdings promptly, and in any event by the immediately succeeding Business Day, utilizes the full amount of such cash Dividends to redeem or repurchase, M&G Holdings Common Stock (or options or warrants to purchase such M&G Holdings Common Stock) from officers, former employees, employees and directors (or their estates) solely of Parent, the Borrower or any of the Borrower's Subsidiaries upon the death, permanent disability, retirement or termination of employment at the Parent and its Subsidiaries of such Person to the extent required to be made in accordance with the terms of the Management Subscription Agreement, provided that (x) no Default or Event of Default then exists or would result therefrom, (y) the amount of such cash Dividends shall not exceed the amount necessary to make the required redemption or repurchase payment in accordance with the terms of the Management Subscription Agreement and (z) notwithstanding the preceding clause
      (y), the aggregate amount of all cash Dividends paid by the Borrower pursuant to this Section 9.03(iv) on and after the Effective Date shall not exceed an amount equal to the remainder of (1) $5,000,000 less (2) the aggregate amount of all cash Dividends paid by the Borrower pursuant to Section 9.03(iii) on and after the Effective Date;

            (v) the Borrower may make cash Dividends to (A) Parent, (B) Parent, which in turn shall immediately utilize the full amount of such cash Dividends to pay cash Dividends to M&G Holdings and/or (C) Parent, which in turn shall immediately utilize the full amount of such cash Dividends to pay cash Dividends to M&G Holdings, which in turn shall immediately utilize the full amount of such cash Dividends to pay cash Dividends to Jordan, in each case for the purpose of paying, and so long as Parent, M&G Holdings or Jordan, as the case may be, promptly utilizes the full amount of such cash Dividends to pay, director fees of Parent, M&G Holdings or Jordan, provided that such cash Dividends shall not exceed the Borrower's allocated share of such director fees, such allocation to be determined in good faith by the Borrower; provided further, that the aggregate amount of Dividends payable under this clause (v) shall not exceed $250,000 in any fiscal year of the Borrower;

           (vi) the Borrower may make cash Dividends to (A) Parent, (B) Parent, which in turn shall immediately utilize the full amount of such cash Dividends to pay cash Dividends to M&G Holdings and (C) Parent, which in turn shall immediately utilize the full amount of such cash Dividends to pay cash Dividends to M&G Holdings, which in turn shall immediately utilize the full amount of such cash Dividends to pay cash Dividends to Jordan, in each case for the purpose of and so long as Parent, M&G Holdings or Jordan, as the case may be, promptly utilizes the full amount of such cash Dividends to (w) fund indemnity payments required by Parent's, M&G Holdings' or Jordan's certificate of incorporation or by-laws or director indemnity agreements of Parent, M&G Holdings or Jordan existing on the date hereof, in each case to the extent then due and payable, (x) pay filing, registration and reporting fees and expenses, and fees and expenses associated with state qualifications and other state, federal or regulatory compliance matters, in each case to the extent then due and payable, (y) fund expense reimbursement and indemnity payments under the Intercompany Management Consulting Agreements and the TJC Management Services Agreement for TJC, in each case to the extent then due and payable and (z) pay, or reimburse Parent, M&G Holdings or Jordan for payment of, normal operating expenses incurred in the ordinary course of business (including, without limitation, accounting and insurance expenses) and not otherwise covered by this
      Section 9.03(vi), in each case to the extent then due and payable; provided that (x) the aggregate amount of cash Dividends paid by the Borrower for the purposes described in clause (w) above and any indemnity payment under clause (y) above in any fiscal year of the Borrower shall not exceed $5,000,000 and (y) such cash Dividends shall not exceed the Borrower's allocated share of such payments owing pursuant to this Section 9.03(vi), such allocation to be determined in good faith by the Borrower;

          (vii) whether or not same constitute Dividends, the payments expressly permitted to be made pursuant to clauses (vi) through
      (xii), inclusive, of Section 9.06(y) shall be permitted;

         (viii) the Borrower may repurchase, redeem or otherwise make payments in respect of Incentive Arrangements established by the Borrower after the Effective Date to its executives and/or officers or to the sellers of a Permitted Acquired Business in connection with a Permitted Transaction, in each case in accordance with the terms of such Incentive Arrangements, provided that (x) no Default or Event of Default then exists or would result therefrom, (y) the terms of each such Incentive Arrangement provide that payments thereunder may only be made to the extent not prohibited by the terms of this Agreement (or any refinancing or successive refinancings hereof) as in effect from time to time, and (z) the aggregate amount of all cash payments paid by the Borrower pursuant to this Section 9.03(viii) shall not exceed, in any fiscal year of the Borrower, the product of the aggregate Acquired EBITDA of all Permitted Acquired Businesses (theretofore acquired in Permitted Acquisitions effected before the last day of such fiscal year) for such fiscal year (provided that if the respective Permitted Acquired Business was acquired after the first day of the respective fiscal year, the Acquired EBITDA related thereto shall only be included for periods after the acquisition thereof was consummated) multiplied by 3; provided that cash payments of the type described in this clause (viii) may be made in excess of the amounts otherwise provided above in this clause (viii) (as determined without regard to this proviso), so long as the aggregate amount of all cash payments made pursuant to this proviso after the Effective Date does not exceed $5,000,000;

           (ix) the Borrower may (I) make cash interest payments to Parent under, and in respect of, the Parent Subordinated Intercompany Note (at the rate provided therein), so long as the amount of interest so paid does not exceed the amount of interest then owing with respect to the Senior Unsecured Notes and so long as Parent promptly, and in any event by the immediately succeeding Business Day, utilizes the full amount of such cash interest payments to pay interest as and when due with respect to the Senior Unsecured Notes then outstanding, to the extent required to be made in accordance with the terms of the Senior Unsecured Note Indenture, provided that (w) the amount of such cash interest payments shall not exceed the amount necessary to make the required interest payment in accordance with the terms of the Senior Unsecured Note Indenture, (x) the aggregate principal amount of the Senior Unsecured Notes at any time outstanding, and the interest rate payable in respect thereof, shall not have increased (excluding increases as a result of the accrual of Additional Interest under, and in accordance with, the terms of the Senior Unsecured Note Documents as originally in effect) from the respective amount or rate, as the case may be, in effect on the Initial Borrowing Date less, in the case of the principal amount outstanding, the aggregate amount of repayments of principal of the Senior Unsecured Notes made after the Initial Borrowing Date and (z) no such payment may be made at any time following the occurrence and during the continuance of any Event of Default under Section 10.01, 10.03 (due to a breach of Section 9.03, 9.08 or 9.09), 10.04, 10.05, 10.09 or 10.10 and (II) pay cash Dividends to Parent, which in turn shall immediately use the full amount of such cash Dividends for the purpose of paying the fees and expenses hereinafter described and so long as Parent promptly, and in any event by the immediately succeeding Business Day, utilizes the full amount of such cash Dividends to pay fees and expenses (but not to make indemnity payments) owing to the trustee and/or the paying agent under, and in accordance with the terms of, the Senior Unsecured Note Indenture, provided that no such payment shall be made at any time following the occurrence and during the continuance of any Event of Default under
      Section 10.01, 10.03 (due to a breach of Section 9.03, 9.08 or 9.09), 10.04, 10.05, 10.09 or 10.10;

            (x) on and after April 30, 2001, the Borrower may make cash Dividends to Parent, which in turn shall immediately utilize the full amount of such cash Dividends for the purpose of paying, and so long as Parent promptly, and in any event by the immediately succeeding Business Day, utilizes the full amount of such cash Dividends to pay amounts as and when due under the Earnout Agreement, to the extent required to be made in accordance with the terms of the Earnout Agreement, provided that the amount of such cash Dividend shall not exceed the amount necessary to make the required payment in accordance with the terms of Earnout Agreement; and

           (xi) the Borrower may use the amount of any cash contribution to its common equity capital received by it from Parent for such purpose (so long as such amount is used within five Business Days after the receipt thereof by the Borrower for such purpose) to make repayments of principal (and payments of related premium, if any) on the Parent Subordinated Intercompany Note, so long as the amount of such payment made by the Borrower to Parent is promptly, and in any event within five Business Days, utilized by Parent to make repayments of the principal of Senior Unsecured Notes (and any related required payment of premium in connection therewith) in accordance with the provisions thereof, provided, that no such payment may be made at any time following the occurrence and during the continuance of any Event of Default under Section 10.01, 10.03 (due to a breach of Section 9.03, 9.08 or 9.09) 10.04, 10.05, 10.09 or 10.10; and

          (xii) Borrower may declare and pay, or otherwise effect, additional Dividends, provided, the aggregate amount of such Dividends declared pursuant to this clause (xii) after the Effective Date shall not exceed $2,500,000.

           9.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

           (ii) Scheduled Existing Indebtedness to the extent the same is listed on Schedule VI, but no refinancings or renewals thereof;

          (iii)  Indebtedness of the Borrower or any of its Subsidiaries
      (a) evidenced by Capitalized Lease Obligations entered into after the Effective Date, so long as the Liens arising as a result thereof are permitted pursuant to Section 9.01 and (b) incurred in connection with purchase money Liens permitted under Section 9.01(viii), provided that the sum (without duplication) of (w) the aggregate outstanding amount of such Indebtedness evidenced by all Capitalized Lease Obligations (excluding Indebtedness evidenced by Capitalized Lease Obligations arising from Permitted Sale-Leaseback Transactions the proceeds of which were included pursuant to following clause (y)) incurred on and after the Effective Date plus (x) the aggregate outstanding principal amount of all such purchase money Indebtedness incurred on and after the Effective Date plus (y) the aggregate amount of all proceeds received by the Borrower and its Subsidiaries from all Permitted Sale-Leaseback Transactions consummated on and after the Effective Date, plus (z) the aggregate outstanding principal amount of all Refinancing Indebtedness incurred in respect of Indebtedness originally incurred pursuant to this clause (iii) or any refinancing thereof shall not exceed $10,000,000;

           (iv) current liabilities of the Borrower and the Borrower's Subsidiaries incurred in the ordinary course of business not incurred through or in connection with (i) the borrowing of money or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

            (v) Indebtedness constituting Intercompany Loans to the extent permitted by Section 9.05;

           (vi) Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries' operations so long as management of the Borrower or such Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are bona fide hedging activities (and are not for speculative purposes) and are in the ordinary course of business and consistent with their past practices;

          (vii) Indebtedness of Merkle incurred under the Existing Seller Subordinated Note in an aggregate principal amount not to exceed $5,000,000 (as reduced by any repayments of principal thereof) plus additional Indebtedness of Merkle incurred under the Existing Seller Subordinated Note representing accrued and unpaid interest thereon in accordance with the terms of the Existing Seller Subordinated Note;

         (viii) prior to December 31, 1996 (or, if earlier, the maturity date of the Existing Seller Installment Note (whether by acceleration or otherwise)) Indebtedness of Merkle incurred under the Existing Seller Installment Note in an aggregate principal amount not to exceed $90,000,000 (as reduced by any repayments of principal thereof);

           (ix) prior to December 31, 1996 (or, if earlier, the termination of the Existing Seller Letter of Credit), Indebtedness of Merkle representing reimbursement obligations in respect of the Existing Seller Letter of Credit;

            (x) Permitted Acquired Debt of any Subsidiary of the Borrower acquired pursuant to a Permitted Transaction, so long as (w) the aggregate principal amount of such Permitted Acquired Debt was reflected in the certification of the Permitted Transaction Cost of such Permitted Transaction delivered pursuant to Section 8.15(a)(ii),
      (x) the respective Permitted Transaction was effected in accordance with the requirements of said Section 8.15, (y) the respective Indebtedness meets the requirements of the definition of "Permitted Acquired Debt" contained herein and (z) the aggregate principal amount of all Permitted Acquired Debt and all Permitted Debt incurred or acquired after the Effective Date at no time outstanding shall exceed $5.0 million;

           (xi) Permitted Earn-Out Debt of the Borrower incurred by it in connection with any Permitted Transaction effected in accordance with the requirements of Section 8.15, so long as such Indebtedness conforms to the requirements of the definition of "Permitted Earn-Out Debt" contained herein;

          (xii) Permitted Debt of the Borrower incurred in connection with a Permitted Transaction, so long as (w) the aggregate principal amount of such Permitted Debt was included within the Permitted Transaction Cost as certified pursuant to Section 8.15(a)(ii), (x) the respective Permitted Transaction was effected in accordance with the requirements of said Section 8.15, (y) the Indebtedness meets the requirements of the definition of "Permitted Debt" contained herein and (z) the aggregate principal amount all Permitted Acquired Debt and all Permitted Debt incurred or acquired after the Effective Date at no time outstanding shall exceed $5.0 million;

         (xiii) Indebtedness which may be deemed to exist as a result of the Elmco Refund Obligation and/or the Net Asset Adjustment;

          (xiv) Indebtedness which may be deemed to exist pursuant to any performance, surety, statutory, appeal or similar bond obtained in the ordinary course of business (so long as any such bond is obtained by the Borrower or any of its Subsidiaries in respect of its own obligations and such bond is not guaranteed by any other Person);

           (xv) Indebtedness of the Borrower or any of its Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with acquisitions or sales of assets and/or businesses effected in accordance with the requirements of this Agreement (so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person);

          (xvi) Refinancing Indebtedness in respect of any Indebtedness originally incurred as permitted by Section 9.04(iii), (x) or (xii) so long as (a) such Indebtedness has a Weighted Average Life to Maturity greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, (b) such refinancing or renewal does not (i) increase the amount of such Indebtedness outstanding immediately prior to such refinancing or renewal or (ii) add guarantors, obligors or security from that which applied to such Indebtedness being refinanced or renewed, (c) such refinancing or renewal Indebtedness has substantially the same subordination provisions, if any, as applied to the Indebtedness being renewed or refinanced, (d) in the case of Refinancing Indebtedness in respect of Indebtedness originally incurred as permitted by Section 9.04(x), all other terms of such refinancing or renewal (including, without limitation, with respect to the amortization schedules, redemption provisions, maturities, covenants, defaults and remedies), are not, taken as a whole, materially less favorable to the respective borrower than those previously existing with respect to the Indebtedness being refinancing or renewed and (e) in the case of Refinancing Indebtedness in respect of Indebtedness originally incurred as permitted by Section 9.04(xii), such Refinancing Indebtedness shall contain such terms and provisions as would be required to qualify as Permitted Debt in accordance with the proviso contained in the definition thereof;

         (xvii) Indebtedness of the Borrower and its Subsidiaries representing payment obligations pursuant to the Earnout Agreement; and

        (xviii) Indebtedness which may be deemed to exist pursuant to the Receivables Facility;

          (xix) unsecured Indebtedness of the Borrower pursuant to the Parent Subordinated Intercompany Note, provided that the aggregate principal amount thereof at no time exceeds either (x) $170 million less the aggregate amount of principal repayments made in respect of such promissory note after the Effective Date (which may only be made in accordance with the provisions of Section 9.03(xi)) or (y) the aggregate principal amount of outstanding Senior Unsecured Notes at such time;

           (xx) Indebtedness evidenced by one or more Transaction Intercompany Notes, so long as each such note is pledged pursuant to the Pledge Agreement; and

          (xxi) additional Indebtedness of the Borrower and its Subsidiaries not otherwise permitted hereunder and not exceeding $15,000,000 in aggregate principal amount at any time outstanding.

           9.05 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing, an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

            (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

           (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

          (iii) the Borrower may make intercompany loans and advances to any of its 80%-Owned Subsidiaries that is a Subsidiary Guarantor, any Subsidiary of the Borrower (other than the Receivables Entity) may make intercompany loans and advances to the Borrower, and any Subsidiary of the Borrower may make intercompany loans and advances to any Wholly-Owned Subsidiary of the Borrower that is a Subsidiary Guarantor; provided that (A) each Intercompany Loan made by a Subsidiary of the Borrower (other than a Wholly-Owned Subsidiary which is a Subsidiary Guarantor) to the Borrower or any Subsidiary Guarantor shall contain the subordination provisions set forth on Exhibit N, (B) each Intercompany Loan shall be evidenced by an Intercompany Note, (C) each Intercompany Note (other than Intercompany Notes issued by Foreign Subsidiaries to the Borrower or any Wholly-Owned Subsidiary of the Borrower that is a Subsidiary Guarantor, except to the extent otherwise required pursuant to
      Section 8.16) shall be pledged to the Collateral Agent pursuant to the Pledge Agreement to the extent required thereby and (D) each Intercompany Loan made to a Subsidiary shall only be used for working capital purposes and other general corporate purposes of such Subsidiary;

           (iv) the Acquisition, the Merger, the Asset Contribution and the MK Stock Contribution shall be permitted in accordance with the provisions of Section 5;

            (v) to the extent the Borrower is at any time permitted to pay a cash Dividend for the respective purpose permitted pursuant to any of Sections 9.03(ii), (iii), (iv), (v) or (vi), the Borrower may, in lieu of making such payment by way of Dividend, make the respective payment (so long as used for the same purpose and so long as such payment would otherwise comply in all respects with the relevant requirements of Section 9.03) by way of advance to the Person to whom it would otherwise have paid the Dividend pursuant to relevant provisions of Section 9.03; provided that for all purposes of this Agreement (including for purposes of determining compliance with Section 9.03), all payments made pursuant to this Section 9.05(v) shall be deemed to be Dividends made pursuant to the relevant clause of 9.03;

           (vi) the Borrower and its Subsidiaries (other than the Receivables Entity) may enter into Other Hedging Agreements to the extent permitted by Section 9.04(vi);

          (vii) the Borrower may make cash equity contributions to any direct Wholly-Owned Subsidiary of the Borrower that is a Subsidiary Guarantor and any Wholly-Owned Subsidiary of the Borrower may make cash equity contributions to any of its respective direct
      Wholly-Owned Subsidiaries that are Subsidiary Guarantors;

         (viii) the Borrower and its Subsidiaries may acquire and hold Investments consisting of non-cash consideration received from sales of assets effected in accordance with the requirements of Sections 9.02(ii) and 9.02(xv);

           (ix) the Borrower may establish Subsidiaries to the extent permitted by Section 9.13;

            (x) the Borrower and any of its Subsidiaries (other than the Receivables Entity) may effect Permitted Acquisitions in accordance with the requirements of, and to the extent permitted by, Section
      8.15 and the definition thereof;

           (xi) the Borrower and any of its Subsidiaries (other than the Receivables Entity) may make Permitted Acquisition Investments in accordance with the requirements of, and to the extent permitted by,
      Section 8.15 and the definition thereof;

          (xii) the Borrower and its Subsidiaries (other than the Receivables Entity) may make Permitted Investments in accordance with the definition thereof; provided that (x) no Default or Event of Default then exists or would result therefrom, (y) with respect to each Permitted Investment, the aggregate amount of such Permitted Investment (including for this purpose all cash contributed, loaned, advanced or otherwise transferred by the Borrower or any Subsidiary of the Borrower, as the case may be, in connection with such Permitted Investment), made shall not exceed the Permitted Investment Amount at such time (prior to giving effect to such Permitted Investment) and (z) in addition to the requirements of preceding clause (y), in no event shall the aggregate amount of Investments outstanding pursuant to this clause (xii) at any time (calculated without regard to any write-downs or write-offs thereof) exceed $5,000,000 in the aggregate;

         (xiii) transactions expressly permitted pursuant to Sections 9.02 and 9.03 shall, to the extent constituting Investments, be permitted pursuant to this Section 9.05 to the extent provided in such Section
      9.02 or 9.03, as the case may be;

          (xiv) the Borrower may hold the Existing Seller Letter of Credit Cash Collateral for the purpose permitted by Section 9.01(xv) in accordance with such Section 9.01(xv) and the Existing Seller Letter of Credit Collateral Agreement, and may make investments thereof from time to time in accordance with the requirements of the Existing Seller Letter of Credit Collateral Agreement as originally in effect;

           (xv) the Borrower may extend credit to Management Investors of Parent or any of its Subsidiaries for the sole purpose of such Management Investors purchasing M&G Holdings Common Stock; provided that (x) the aggregate amount of all extensions of credit made pursuant to this Section 9.05(xv) shall not exceed at any time outstanding $750,000 and (y) to the extent cash is loaned to one or more Management Investors pursuant to this Section 9.05(xv), such cash shall be immediately used to purchase shares of M&G Holdings Common Stock, and M&G Holdings shall immediately use the proceeds received by it to make a capital contribution to the Parent, which in turn shall immediately contribute such amount to the Borrower;

          (xvi) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees for moving, travel and emergency expenses and other similar expenses, so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000;

         (xvii)  any Investment which may be deemed to exist as a result of
      (x) any Contingent Obligation expressly permitted pursuant to Section
      9.04 or (y) as a result of any payments made pursuant to the Existing Tax Sharing Agreement (so long as such payments are not made more than 10 days in advance of the time when required to be made pursuant to the Existing Tax Sharing Agreement) in accordance with Section 9.06(y)(vi);

        (xviii) the Borrower and the other Designated Credit Parties may make an initial cash capital contribution to the Receivables Entity on the Receivables Facility Transaction Date as provided in the Receivables Facility Documents, so long as the Receivables Entity uses all of the proceeds of such contribution on such date to purchase Receivables Facility Assets from the Borrower and the other Designated Credit Parties, and the Borrower and/or such other Designated Credit Parties may hold the capital stock of the Receivables Entity issued to them so long as such capital stock has been duly pledged and delivered to the Collateral Agent pursuant to the Pledge Agreement;

          (xix) on or after the Receivables Facility Transaction Date, the Receivables Entity may invest Receivables Facility Assets pursuant to, and in accordance with the terms of, the Receivables Facility Documents; and

           (xx) the loans and advances evidenced by the Transaction Intercompany Notes may be made, so long as each such Transaction Intercompany Note is pledged to the Collateral Agent pursuant to the terms of the Pledge Agreement.

            9.06 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate (other than the Borrower or a Wholly-Owned Subsidiary thereof) of Parent or any of its Subsidiaries,
(x) other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate; provided, however, that for a transaction or series of related transactions with an aggregate value of $2,500,000 or more, the board of directors of the Borrower shall have received an opinion from a nationally recognized investment banking firm that such transaction is on terms no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on a arm's-length basis from a Person that is not an Affiliate and (y) except that the following transactions, whether or not such transactions would otherwise be permitted by this
Section 9.06, shall be permitted:

            (i)  Dividends may be paid to the extent provided in Section
      9.03;

           (ii) loans may be made and other transactions may be entered into by the Borrower and the Borrower's Subsidiaries to the extent permitted by Sections 9.04 and 9.05;

          (iii) the Borrower and its Subsidiaries may enter into employment arrangements with executive officers and senior management employees in the ordinary course of business;

           (iv) customary fees, not to exceed $100,000 in the aggregate during any fiscal year for all payments made pursuant to this clause
      (iv), may be paid to directors of the Borrower and its Subsidiaries;

            (v) the Transaction shall be permitted in accordance with the provisions of Section 5 and the Documents;

           (vi) so long as the Borrower is a member of the same consolidated group as Jordan for federal income tax purposes, payments required pursuant to the Existing Tax Sharing Agreement, as in effect on the Initial Borrowing Date and delivered to the Banks pursuant to Section 5.21, and as entered into by each newly-acquired or created Subsidiary in accordance with the requirements of Section
      8.15 or 9.13, as the case may be, shall be permitted, in each case so long as the respective such payment does not give rise to an Event of Default pursuant to Section 10.12;

          (vii) the Borrower may make a payment on behalf of Parent on the Initial Borrowing Date, of a one-time consulting fee in connection with the Transaction pursuant to Section 2(b) of the TJC Management Services Agreement referred to in clause (i) of the definition thereof, to TJC in an aggregate amount not to exceed $2,250,000;

         (viii) the Borrower and its Subsidiaries may pay consulting fees, on a quarterly basis, in arrears, in the amounts required pursuant to the terms of (x) its respective Intercompany Management Consulting Agreement to M&G Holdings and (y) the JII Services Agreement to Jordan, in each case for providing consulting services to Parent and its Subsidiaries under the Intercompany Management Consultant Agreements, provided that the aggregate amount of such fees payable with respect to any fiscal quarter shall not exceed an amount equal to 1% of the Borrower's gross sales (as determined on a consolidated basis for the Borrower and its consolidated Subsidiaries);

           (ix) so long as no Default under Section 10.01 or 10.05 and no Event of Default under any of Sections 10.03 (as a result of a violation of any of the covenants contained in Sections 9.08 and/or 9.09), 10.01 or 10.05 exists at the time of payment thereof or would exist immediately after giving effect thereto, the Borrower and its Subsidiaries may pay consulting fees in the amounts required pursuant to the terms of each TJC Management Services Agreement to TJC for providing investment services to Parent and its Subsidiaries under the TJC Management Services Agreements when and as due, so long as the aggregate amount of fees paid by the Borrower and its Subsidiaries pursuant to this clause (ix) does not exceed the sum of
      (x) 2% of the aggregate consideration paid or received by the Borrower or any of its Subsidiaries in connection with any acquisition or divestiture and (y) 1% of the amount of any financing obtained by the Borrower and its Subsidiaries after the date hereof;

            (x) the Borrower may enter into and make payments under the Affiliate Leases as originally in effect or as modified from time to time in accordance with the requirements of this Agreement;

           (xi) the Borrower and its Subsidiaries may enter into and make payments under the Directors Indemnity Agreement; and

          (xii) the Borrower and its Subsidiaries may pay the amounts required to be paid pursuant to the terms of the Earnout Agreement when and as due.

Without limiting the foregoing provisions of this Section 9.06, in no event shall any management, consulting or similar fees be paid or payable by the Borrower or any of its Subsidiaries to any Person except as specifically provided in this Section 9.06.

           9.07  Changes in Business.  (a)  The Borrower and its
Subsidiaries will not engage in any business other than the business engaged in by the Acquired Business and Merkle and its Subsidiaries as of the Effective Date and Related Businesses.

           (b) Notwithstanding anything to the contrary contained in this Agreement, prior to the consummation of the Transaction, none of the Borrower, Acquisition Corp., Scott Acquisition Sub. or Gear Acquisition Sub. shall engage in any business.

           (c) Notwithstanding anything to the contrary contained in this Agreement, the Receivables Entity will not engage in any business other than purchasing Receivables Facility Assets from the Designated Credit Parties and the related transactions pursuant to the terms of the Receivables Facility Documents.

           9.08 Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ending during a period described below to be less than the ratio set forth opposite such period below:



                   Period                                         Ratio
                   ------                                         -----
From and including Initial Borrowing Date through
and including December 30, 1997                                   1.35:1.0

From and including December 31, 1997 through and
including December 30, 1998                                       1.45:1.0

From and including December 31, 1998 through and
including December 30, 1999                                       1.55:1.0

From and including December 31, 1999 through and
including December 30, 2000                                       1.65:1.0

Thereafter                                                        1.75:1.0


Notwithstanding anything contrary contained above or elsewhere in this Agreement, (i) all calculations of compliance with this Section 9.08 shall be made on a Pro Forma Basis for any Permitted Transactions effected during the relevant Test Period and (x) if the respective Test Period begins prior to the Initial Borrowing Date, for the Transaction as if same had occurred on the first day of the respective Test Period and (y) if the respective Test Period ends after January 1, 1996 and begins prior to the BCM Acquisition Date, for the consummation of the BCM Transaction as if same had occurred on the first day of the respective Test Period and (ii) in no event shall the Consolidated Interest Coverage Ratio be less than 1.5:1.0 upon the consummation of, and after giving effect on a Pro Forma Basis to, any Permitted Transaction effected after the Initial Borrowing Date.

           9.09 Leverage Ratio. The Borrower will not permit the Leverage Ratio as described on the last day of any Test Period ending during a period described below to exceed the ratio set forth opposite the respective period below:


                Period                                            Ratio
                ------                                            -----
From and including Initial Borrowing Date through
and including December 30, 1997                                 6.15:1.0

From and including December 31, 1997 through and
including December 30, 1998                                     6.10:1.0

From and including December 31, 1998 through and
including December 30, 1999                                     5.95:1.0

From and including December 31, 1999 through and
including December 30, 2000                                     5.60:1.0

Thereafter                                                      5.30:1.0


Notwithstanding anything contrary contained above or elsewhere in this Agreement, (i) all calculations of compliance with this Section 9.09 shall be made on a Pro Forma Basis for any Permitted Transactions effected during the relevant Test Period and (x) if the respective Test Period begins prior to the Initial Borrowing Date, for the Transaction as if same had occurred on the first day of the respective Test Period and (y) if the respective Test Period ends after January 1, 1996 and begins prior to the BCM Acquisition Date, for the consummation of the BCM Transaction as if same had occurred on the first day of the respective Test Period and (ii) in no event shall the Leverage Ratio be greater than 6.0:1.0 upon the consummation of, and after giving effect on a Pro Forma Basis to, any Permitted Transaction effected after the Initial Borrowing Date.

           9.10 Limitation on Modifications of Certain Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Agreements; etc. The Borrower will not, and will not permit any of its Subsidiaries to:

         (i) amend or modify (or permit the amendment or modification of) any of the terms or provisions of (x) any Acquisition Document (including the Earnout Agreement), any Merger Document, the Existing Seller Subordinated Note, any Existing Seller Subordinated Note Document, the Existing Seller Installment Note, the Existing Indebtedness, any Debt Agreement, or any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto, except for Permitted Amendments or (y) the Parent Subordinated Intercompany Note;

        (ii) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto monies or securities before due for the purpose of paying when due) or exchange of, or any voluntary prepayment of, or any redemption as a result of any equity issuance, asset sale, change of control or similar event of, or set-off any amounts against, any Existing Seller Subordinated Note;

       (iii) make any interest or principal or other payment with respect to any Existing Seller Subordinated Note or the Parent Subordinated Intercompany Note which is not permitted to be paid to the holder thereof in accordance with the subordination provisions applicable thereto or, in the case of the Parent Subordinated Intercompany Note, violates the provisions of Section 9.03;

        (iv) amend, modify or change its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) (other than a certificate of merger with respect to the Merger) or By-Laws, or similar organizational document, except for such amendments to the Certificate of Incorporation or By-Laws or such other organizational document of the Borrower or any of its Subsidiaries which do not in any way adversely affect the interests of any Bank in its capacity as such;

         (v) amend, modify, change or terminate the Existing Tax Sharing Agreement, except for such amendments, modifications or changes which solely add new parties thereto, including, without limitation, new Subsidiaries of the Borrower in accordance with Sections 8.11 and
      9.13 or which are not adverse to the interests of any Bank, or enter into any new Tax Sharing Agreement;

        (vi) enter into any new Management Agreement or amend, modify or change the JII Services Agreement, any Intercompany Management Consulting Agreement, the TJC Management Services Agreement or the Directors Indemnity Agreement, except amendments, modifications or changes to any such agreement which are not adverse to any Bank, do not violate or breach, and are not inconsistent with, any of the terms of this Agreement and which do not, and will not, involve the payment by the Borrower or any of its Subsidiaries of any amounts which could give rise to a violation of this Agreement and do not result in the Borrower or any of its Subsidiaries incurring then or at any time in the future any liability or monetary obligation which could give rise to a violation of this Agreement or which is in excess of that which is in existence on the Effective Date (it being understood that new directors may be added as parties to the Directors Indemnity Agreement);

       (vii) amend, modify, change or terminate any Affiliate Lease, except for such amendments, modifications or changes which are not adverse to any Bank in its capacity as such, do not violate or breach, and are not inconsistent with, any of the terms of the Agreement;

      (viii) amend, modify or change any provision of, or any agreement relating to, Permitted Acquired Debt, Permitted Debt or Permitted Earn-Out Debt or alter the non-recourse nature of any such Permitted Acquired Debt or provide for any guaranty or other direct or indirect assurances of payment by the Borrower or any Subsidiary of the Borrower or provide any security therefor (other then in connection with Liens permitted under Section 9.01(xiv) securing Permitted Acquired Debt) and, except for amendments, modifications or changes which are not adverse to any Bank, and do not violate or breach, and are not inconsistent with, any of the terms of this Agreement;

        (ix) amend, modify or change, terminate or enter into any new Shareholders' Agreement, or any other agreement with respect to its capital stock, including warrants and warrant agreements, except amendments, modifications, changes, terminations and new agreements which are not adverse to any Bank, do not violate or breach, and are not inconsistent with, any of the terms of this Agreement and which do not, and will not, involve the payment by the Borrower or any of its Subsidiaries of any amounts which could give rise to a violation of this Agreement and do not result in the Borrower or any of its Subsidiaries incurring then or at any time in the future any liability or monetary obligation which could give rise to a violation of this Agreement;

         (x) amend, modify or change, terminate or enter into any new Employee Benefit Plan or Employment Agreement, except in the case of this clause (x) if the aggregate cost to the Borrower and its Subsidiaries as a result of such amendments, modifications, changes, terminations and new agreements could not reasonably be expected to have a material adverse effect on the performance, business, assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; or

        (xi) at any time after the Receivables Facility Transaction Date, amend or modify, or permit the amendment or modification of, any provision of any Receivables Facility Document, in each case unless the Receivables Amendment Conditions are satisfied in connection therewith.

           9.11 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except in each case for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any agreement entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business, (v) restrictions on the transfer of any assets subject to a Lien permitted by this Agreement, (vi) the Senior Unsecured Note Documents (as in effect on the Effective Date),
(vii) any agreement or instrument governing Permitted Acquired Debt, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Transaction and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Transaction, and any refinancings of Permitted Acquired Debt permitted pursuant to Section 9.04(xvi) may contain restrictions or encumbrances which are not more restrictive than those contained in the Indebtedness being refinanced, (viii) any Indebtedness permitted by Section 9.04 (other than Permitted Acquired Debt) to the extent the restrictions contained in such Indebtedness are not more restrictive than those contained in this Agreement and (ix) restrictions on the Receivables Entity, and with respect to the Receivables and Receivables Related Assets, set forth in the Receivables Facility Documents.

           9.12 Limitation on Issuance of Capital Stock. The Borrower will not, and will not permit any of its Subsidiaries to, issue (including by way of sales of treasury stock) any capital stock (including preferred stock), or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of the Borrower or any of its Subsidiaries, (iii) the issuances of capital stock of an entity to the Borrower or any of its Subsidiaries in connection with the creation of a new Subsidiary created in compliance with Section 9.13, (iv) other than with respect to the Borrower, to qualify directors to the extent required by applicable law and (v) any Subsidiary created to effect, or acquired pursuant to, a Permitted Acquisition may be, or become in connection with the respective Permitted Acquisition, an 80%-Owned Subsidiary, and in connection therewith such Subsidiary may issue capital stock to Persons other than the Borrower and its Subsidiaries so long as it remains such an 80%-Owned Subsidiary and such issuances do not violate any other provision of this Agreement. All capital stock issued in accordance with this Section 9.12 shall be delivered to the Collateral Agent for pledge pursuant to a Pledge Agreement to the extent required thereby.

           9.13 Limitation on Creation of Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire any Subsidiary; provided, that the Borrower and its Subsidiaries shall be permitted to (a) establish, create or acquire Subsidiaries in connection with Permitted Transactions to the extent otherwise permitted by this Agreement so long as in each such case, such new Subsidiary shall take all actions to the extent required pursuant to Section 8.11; and (b) establish or create any Wholly-Owned Domestic Subsidiary, in each such case so long as (i) the capital stock of such new Wholly-Owned Domestic Subsidiary held by the Borrower or a Wholly-Owned Domestic Subsidiary is pledged pursuant to, and to the extent required by, Section 8.11 and the Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent, (ii) such new Wholly-Owned Domestic Subsidiary (except if such Person is the Receivables Entity) executes a counterpart of the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement, (iii) such new Wholly-Owned Domestic Subsidiary executes a counterpart of the Existing Tax Sharing Agreement or enters into an amendment thereto in form satisfactory to the Agent, and (iv) such new Wholly-Owned Domestic Subsidiary shall take all other actions required pursuant to Section 8.11. In addition, each such new Subsidiary shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in
Section 5 as such new Subsidiary (other than the Receivables Entity) would have had to deliver if such new Subsidiary were a Credit Party on the Effective Date.

           SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

           10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note, (ii) default in the payment of any Unpaid Drawing for three or more Business Days after the date the respective Drawing was made or, if no Default or Event of Default exists pursuant to Section 10.05, for three or more Business Days after the receipt by the Borrower of notice of the respective Drawing by the Agent or the Issuing Bank or (iii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note or Unpaid Drawing, or any Fees or any other amounts owing hereunder or under any other Credit Document; or

           10.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

           10.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(f)(i), 8.08 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Agent or any Bank; or

           10.04 Default Under Other Agreements. (a) (i) The Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity (with the occurrences described in preceding clause (y) to include any early amortization or termination event or other similar event with respect to the Receivables Facility if such occurrence has substantially the same effect as is otherwise provided above with respect to outstanding Indebtedness pursuant to this clause (y)), or
(ii) any Indebtedness (other than the Obligations, but including Attributed Receivables Facility Indebtedness) of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or Event of Default under this Section 10.04(a) unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $7,500,000; or (b) (i) Parent shall (x) default in any payment of any Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness of Parent shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or Event of Default under this Section 10.04(b) unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $20,000,000; or

           10.05 Bankruptcy, etc. M&G Holdings, Parent, Borrower or any of the Borrower's Subsidiaries (excluding Insignificant Subsidiaries) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code") or shall consent to the filing of any petition against it under any such law; or an involuntary case is commenced against M&G Holdings, Parent, Borrower or any of the Borrower's Subsidiaries (excluding Insignificant Subsidiaries) and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of M&G Holdings, Parent, Borrower or any of the Borrower's Subsidiaries (excluding Insignificant Subsidiaries); or M&G Holdings, Parent, Borrower or any of the Borrower's Subsidiaries (excluding Insignificant Subsidiaries) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to M&G Holdings, Parent, Borrower or any of the Borrower's Subsidiaries (excluding Insignificant Subsidiaries); or there is commenced against M&G Holdings, Parent, Borrower or any of the Borrower's Subsidiaries (excluding Insignificant Subsidiaries) any such proceeding which remains undismissed for a period of 60 days; or M&G Holdings, Parent, Borrower or any of the Borrower's Subsidiaries (excluding Insignificant Subsidiaries) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or M&G Holdings, Parent, Borrower or any of the Borrower's Subsidiaries (excluding Insignificant Subsidiaries) suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or M&G Holdings, Parent, Borrower or any of the Borrower's Subsidiaries (excluding Insignificant Subsidiaries) makes a general assignment for the benefit of creditors; or any partnership and/or corporate action is taken by M&G Holdings, Parent, Borrower or any of the Borrower's Subsidiaries (excluding Insignificant Subsidiaries) for the purpose of effecting any of the foregoing; or

           10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or
4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code, or the Borrower or any of its Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; (c) which lien, security interest or liability, individually and/or in the aggregate, in the opinion of the Required Banks, will have a material adverse effect upon the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; or

           10.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; or

           10.08 Guaranties. Any Guaranty or any provision thereof shall cease to be in full force or effect as to the relevant Subsidiary Guarantor, or any Subsidiary Guarantor or Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the relevant Guaranty, or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the relevant Guaranty; or

           10.09 Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries (excluding Insignificant Subsidiaries) involving in the aggregate for the Borrower and such Subsidiaries a liability (not fully covered by a reputable and solvent insurance company or not paid) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments exceeds $7,500,000; or

           10.10  Change of Control.  A Change of Control shall occur; or

           10.11 Senior Unsecured Notes; Parent Subordinated Intercompany Note. At any time after the Effective Date and for any reason whatsoever
(w) any amendment or modification, other than one or more Permitted Amendments, is made to the Senior Unsecured Note Documents, (x) any repayment of principal is made with respect to any Senior Unsecured Note unless, prior to such repayment, an amount of cash equal to the aggregate principal amount so repaid (and any premium related thereto) has been contributed by Parent to the common equity of the Borrower and then utilized by the Borrower to prepay the principal of the Parent Subordinated Intercompany Note (and any premium related thereto) in accordance with the provisions of Section 9.03(xi), (y) the aggregate principal amount of the Parent Subordinated Intercompany Note at any time exceeds, or for any period of 30 or more days is less than, the aggregate principal amount of Senior Unsecured Notes then outstanding or (z) any Person other than Parent owns, or otherwise acquires a beneficial interest in, the Parent Subordinated Intercompany Note; or

           10.12 Certain Tax Payments. For any taxable year ending after the Effective Date with respect to which the Borrower and any of its Subsidiaries are included in a consolidated federal income tax return, or a consolidated, combined or unitary state or local tax return with any Person (including without limitation Jordan, M&G Holdings and/or Parent) other than the Borrower and its Subsidiaries, the Borrower and its Subsidiaries shall pay with respect to such year an amount of federal income tax or state or local tax, as the case may be, that exceeds, in the aggregate, the amount of such tax that the Borrower and its Subsidiaries would have been obligated to pay if the Borrower and its Subsidiaries had filed a separate consolidated federal income tax return or a separate consolidated, combined or unitary state or local tax return, as the case may be, for such year and all prior taxable years ending after the Effective Date (with the Borrower as the common parent of such affiliated group) and included in such separate consolidated, combined or unitary tax return, in addition to items of income, gain, loss, deduction and credit generated by such corporations, any and all deductions, losses and credits generated by Parent, but none of the income or gain generated by Parent, other than income from payments of interest, if any, from Borrower (to the extent offset by deductions, losses and credits generated by Parent); provided that notwithstanding the foregoing, there shall be no default under this Section 10.12 unless the aggregate amount of such excess payments outstanding at any time (i.e., theretofore paid and not reimbursed to the Borrower by Parent or one or more of the Parent's Affiliates (exclusive of the Borrower and its Subsidiaries and Persons controlled by the Borrower)) exceed $250,000;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided, that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all of the Commitments of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations (including Unpaid Drawings) owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit, which may be terminated, in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Agent at the Payment Office such additional amount of cash, to be held as security by the Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, any or all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral as provided in
Section 4.02.

           SECTION 11.  Definitions and Accounting Terms.
                        --------------------------------
           11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Acquired Business" shall mean the businesses, assets and liabilities acquired by Acquisition Corp. from Imperial, Scott and Gear pursuant to the Acquisition Documents.

           "Acquired EBITDA" shall mean, for any period, that portion of the Consolidated EBITDA of the Borrower and its Subsidiaries for such period which, as determined in good faith by the Borrower, is attributable to Permitted Acquired Businesses theretofore acquired in Permitted Acquisitions effected prior to the date of the respective determination of such Acquired EBITDA; provided that Acquired EBITDA shall not include any amounts in respect of any Permitted Acquired Business for any period prior to the acquisition thereof in a Permitted Acquisition by the Borrower and/or one or more of its Subsidiaries.

           "Acquired Property" shall have the meaning provided in Section 9.01(viii).

           "Acquisition" shall mean the acquisition by Acquisition Corp. of the Acquired Business from Imperial, Scott and Gear pursuant to, and in accordance with the terms of, the Acquisition Documents.

           "Acquisition Agreement" shall mean the Asset Purchase Agreement, dated as of November 7, 1996, among Acquisition Corp., Imperial, Scott and Gear, as amended to the Effective Date and as the same may be further modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

           "Acquisition Corp." shall mean The New Imperial Electric Company, a Delaware corporation and a Wholly-Owned Subsidiary of the Borrower.

           "Acquisition Documents" shall mean the Acquisition Agreement, the Earnout Agreement and all other agreements, instruments and documents entered into in connection with the Acquisition.

           "Additional Interest" shall mean the Liquidated Damages as defined in, and payable in accordance with the terms of, the Senior Unsecured Note Indenture.

           "Additional Security Documents" shall have the meaning provided in Section 8.11.

           "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

           "Affiliate" shall mean, with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors, officers and partners of such Person) controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 5% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

           "Affiliate Leases" shall mean and include each of (i) the Industrial Building Lease, dated as of September 22, 1995, between FJM Realty, Inc. and the Borrower, with respect to the property located at 1776 Winthrop Drive, Des Plaines, Illinois, (ii) the Industrial Building Lease, dated as of September 22, 1995 between Bradrock Realty, Inc. and the Borrower, with respect to the property located at 70 East Bradrock Drive, Des Plaines, Illinois, (iii) the Industrial Building Lease, dated as of September 22, 1995 between Ridge Industries, Inc. and the Borrower, with respect to the property located at 1300 Peebles Drive, Richland Center, Wisconsin, and (iv) the Industrial Building Lease, dated as of September 22, 1995 between Bradrock Realty, Inc. and the Borrower, with respect to the property located at 72-74 East Bradrock Drive, Des Plaines, Illinois, in each case as such Affiliate Lease is in effect on the Original Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

           "Agent" shall mean Bankers Trust Company, in its capacity as Agent for the Banks hereunder, and shall include any successor to the Agent appointed pursuant to Section 12.09.

           "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated, extended, renewed, refinanced or replaced from time to time.

           "Applicable Commitment Commission Percentage" shall mean, at any time, a percentage per annum equal to 1/2 of 1%; provided, that from and after the Start Date occurring after the last day of the first fiscal quarter of the Borrower ended at least one year after the Initial Borrowing Date to and including the corresponding End Date, the Applicable Commitment Commission Percentage shall be the respective percentage per annum set forth in clause (A) or (B) below if, but only if, as of the Test Date the following conditions in clause (A) or (B) below are met:

           (A) 3/8 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio (calculated on a Pro Forma Basis for all Permitted Transactions which actually occurred during the relevant Test Period) for the Test Period ended on such Test Date shall be equal to or greater than 4.75:1.0 but less than 5.0:1.0; or

           (B) 1/4 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio (calculated on a Pro Forma Basis for all Permitted Transactions which actually occurred during the relevant Test Period) for the Test Period ended on such Test Date is less than 4.75:1.0.

The Leverage Ratio shall be determined for the relevant Test Period, in each case taken as one accounting period, by delivery of an officer's certificate of the Borrower to the Banks pursuant to Section 8.01(e), which certificate shall set forth the calculation of the Leverage Ratio. The Applicable Commitment Commission Percentage so determined shall apply, except as set forth below, from the date on which such officer's certificate is delivered to the Agent to the earlier of (x) the date on which the next certificate is delivered to the Agent pursuant to Section 8.01(e) and (y) the 45th day following the first day of the fiscal quarter immediately following the delivery of such certificate to the Agent. Notwithstanding anything to the contrary contained above, the Applicable Commitment Commission Percentage shall be 1/2 of 1% if no officer's certificate has been delivered to the Banks pursuant to Section 8.01(e) which sets forth the Leverage Ratio for the relevant Test Period or the financial statements upon which any such calculations are based have not been delivered, until such a certificate and/or financial statements are delivered. Notwithstanding anything to the contrary contained above in this definition, the Applicable Commitment Commission Percentage shall be 1/2 of 1% per annum at any time that a Default under Section 10.01 or 10.05 or any Event of Default shall exist.

           "Applicable Margin" shall mean a percentage equal to (i) in the case of Base Rate Loans, 1.50% less the then applicable Interest Reduction Discount and (ii) in the case of Eurodollar Loans, 2.50% less the then applicable Interest Reduction Discount.

           "Asset Contribution" shall have the meaning provided in Section 5.11(b).

           "Asset Sale" shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any of its Subsidiaries of any asset (including, without limitation, any capital stock, limited liability company interests, partnership interests or other securities of another Person) of the Borrower or any of its Subsidiaries other than (u) transfers of Receivables Facility Assets as permitted by Sections 9.02(xii) and (xiii), (v) any granting of licenses in the ordinary course of business of the Borrower and its Subsidiaries, (w) any surrender of claims not involving the sale of an asset, (x) any sale, transfer or disposition of Cash Equivalents, (y) any sale, transfer or disposition of inventory, Receivables and Receivables Related Assets in the ordinary course of business of the Borrower and its Subsidiaries and (z) any sale, transfer or disposition of assets generating Net Cash Proceeds from such transaction in an amount which does not exceed $1,000,000).

           "Asset Sale Calculation Period" shall have the meaning provided in Section 8.18.

           "Asset Sale Certificate" shall have the meaning provided in the definition of Blocked Commitment.

           "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit P
(appropriately completed).

           "Attributed Receivables Facility Indebtedness" at any time shall mean the principal amount of Indebtedness which would be outstanding at such time under the Receivables Facility if same were structured as a secured lending agreement rather than a purchase agreement.

           "Authorized Officer" of any Credit Party shall mean, with respect to (i) the delivery of Notices of Borrowing, Notices of Conversion, Letter of Credit Requests and similar notices, any person or persons that have or have been authorized by the board of directors of the Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Agent, the Swingline Lender and each Issuing Bank and (ii) the delivery of financial information and officer's certificates pursuant to this Agreement, mean any of the Chief Executive Officer, the President, the Chief Financial Officer, any Vice-President or Treasurer of such Credit Party. The Agent shall have no duty to ascertain whether any Person purporting to be an Authorized Officer has been authorized by the board of directors of any Credit Party and shall not, in the absence of gross negligence or willful misconduct on its part, be held liable for acting under this Agreement upon its belief that any such Person is as an Authorized Officer. Furthermore, for purposes of this Agreement and the related Credit Documents, the actions of any Person believed to be an Authorized Officer by the Agent as discussed above shall be fully binding upon the Credit Parties.

           "Available Commitment" for each Bank shall mean, at any time, such Bank's Commitment less such Bank's Percentage of the Blocked
Commitment, if any, at such time.

           "Bank" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to 13.04(b).

           "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including a Mandatory Borrowing) or Unpaid Drawing in violation of this Agreement or (ii) a Bank having notified in writing the Borrower and/or the Agent that it does not intend to comply with its obligations under Section 1.01(a), (b) or (c), or Section 2.04.

           "Bankruptcy Code" shall have the meaning provided in Section
10.05.

           "Barber-Colman" shall mean BCM Holdings, Inc., an Illinois corporation and a Wholly-Owned Subsidiary of Merkle.

           "Base Rate" at any time shall mean the higher of (i) the rate
which is   of 1% in excess of the Adjusted Certificate of Deposit Rate,
(ii)   of 1% in excess of Federal Funds Rate and (iii) the Prime Lending
Rate.

           "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each Revolving Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

           "BCM Acquired Business" shall have the meaning provided such term in the Existing Credit Agreement.

           "BCM Acquired Debt" shall have the meaning provided such term in the Existing Credit Agreement.

           "BCM Acquisition Date" shall mean the First Amendment Effective Date as such term is defined in the Existing Credit Agreement.

           "BCM Restructuring Costs" shall have the meaning provided such term in the Existing Credit Agreement.

           "BCM Transaction" shall have the meaning provided such term in the Existing Credit Agreement.

           "Blocked Commitment" shall mean initially, $0; provided that on each date on and after the Effective Date upon which the Borrower or any of its Subsidiaries receives Cash Proceeds from any Asset Sale, the Blocked Commitment shall be increased by an amount equal to 75% of the Net Cash Proceeds therefrom; provided further, that so long as no Default under
Section 10.01 or 10.05 and no Event of Default then exists, if on the date of the receipt of the Net Cash Proceeds of the respective Asset Sale, the Borrower shall have furnished to the Agent an officer's certificate executed by an Authorized Officer of the Borrower (an "Asset Sale Certificate"), setting forth the calculations of the Leverage Ratio for the period of four consecutive fiscal quarters (taken as one accounting period) most recently ended prior to such Asset Sale (the "Asset Sale Calculation Period"), on a Pro Forma Basis as provided in the definition thereof contained herein (including, giving pro forma effect to the respective Asset Sale), and such calculations shall demonstrate a Leverage Ratio of less than 2.5:1, the Blocked Commitment shall not be required to be so increased by the Net Cash Proceeds of such Asset Sale; provided further, that, in circumstances where the immediately preceding proviso is not applicable, (x) so long as no Default under Section 10.01 or 10.05 and no Event of Default then exists, the Blocked Commitment shall not be required to be so increased by the Net Cash Proceeds of any Asset Sale pursuant to
Section 9.02(ii) on the date of receipt thereof to the extent that the Borrower has delivered a certificate to the Agent on or prior to such date stating that it intends to reinvest such Net Cash Proceeds in like or substantially similar equipment, materials or tangible properties or assets within 180 days after the respective date of sale, provided, that if all or any portion of the Net Cash Proceeds of the respective Asset Sale are not in fact so utilized within 180 days after the respective date of sale, then on such 180th day after the date of the respective sale, the Blocked Commitment shall be increased by the amount of Net Cash Proceeds not actually applied for the purposes permitted by this clause (x) as otherwise required above by the first proviso to this definition without regard to this clause (x) and (y) so long as no Default under Section 10.01 or 10.05 and no Event of Default then exists, the Blocked Commitment shall not be required to be so increased by the Net Cash Proceeds of any Asset Sale pursuant to Section 9.02(xv) on the date of receipt thereof to the extent that the Borrower has delivered a certificate to the Agent on or prior to such date stating that such Net Cash Proceeds shall be used to purchase assets used or to be used in the business referred to in Section 9.07(a) (including, without limitation, capital stock of a corporation engaged in any such business) within 540 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), provided that if all or any portion of the Net Cash Proceeds of the respective Asset Sale are not in fact so utilized within such 540 day period, then on such 540th day after the date of the respective Asset Sale, the Blocked Commitment shall be increased by the amount of Net Cash Proceeds not actually applied for the purposes permitted by this clause (y) as otherwise required above by the first proviso to this definition without regard to this clause (y). Notwithstanding anything to the contrary contained above, the Blocked Commitment shall be reduced (but at no time to an amount less than $0) (x) from time to time as (and in the amounts) provided in the last sentence of Section 3.02(a) and (y) to $0 on any date, so long as no Default under Section 10.01 or 10.05 and no Event of Default exists on such date, if the Borrower delivers to the Agent a certificate executed by an Authorized Officer of the Borrower, setting forth the calculations of the Leverage Ratio for the period of four consecutive fiscal quarters (taking as one accounting period) most recently ended prior to the date of the delivery of such certificate, on a Pro Forma Basis as provided in the definition thereof contained herein (including, giving pro forma effect to all Asset Sales which have occurred prior to the delivery of such certificate), and such calculations demonstrate a Leverage Ratio of less than 2.5:1.

           "Borrower" shall mean the meaning provided in the first paragraph of this Agreement.

           "Borrower Common Stock" shall have the meaning provided in
Section 7.14(b).

           "Borrowing" shall mean the borrowing of one Type of Loan from all the Banks having Commitments (or from the Swingline Bank, in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

           "BTCo" shall mean Bankers Trust Company in its individual capacity and any successor corporation thereto by merger, consolidation or otherwise.

           "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City or Chicago, Illinois a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause
(i) above and which is also a day for trading by and between banks in the interbank Eurodollar market.

           "Calculation Period" shall have the meaning provided in Section 8.15(a)(x).

           "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Capitalized Lease Obligations incurred by such Person.

           "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with GAAP.

           "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits, certificates of deposit and bankers' acceptances of any Bank or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $500,000,000 and having a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P's or "A2" or the equivalent thereof from Moody's, with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase agreements with a term of not more than 30 days, involving securities of the types described in preceding clause (i), and entered into with commercial banks meeting the requirements of preceding clause (ii), (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P's or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above and (vi) demand deposit accounts maintained in the ordinary course of business.

           "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment, pursuant to a note, receivable or otherwise, in connection with such Asset Sale, but only as and when so received) received by the Borrower or any of the Borrower's Subsidiaries from such Asset Sale.

           "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from
time to time, 42 U.S.C.   9601 et seq.

           "Certified BCM Restructuring Cost Reserve" shall have the meaning provided such term in the Existing Credit Agreement.

           "Certified Restructuring Cost Reserve" shall have the meaning provided in Section 8.15(a)(ii).

           "Change of Control" shall mean and include the occurrence of any of the following events: (i) at any time the Jordan Affiliates (x) shall cease to own directly at least 51% on a fully diluted basis of the Voting Stock of Jordan, (y) shall cease to own directly at least 51% on a fully diluted basis of all outstanding equity interests (excluding any Excluded Preferred Stock) of Jordan or (z) shall cease to have the power (or shall cease to exercise the power) to elect a majority of the board of directors of Jordan, (ii) at any time Jordan or Jordan Affiliates (w) shall cease to own directly at least 51% on a fully diluted basis of the Voting Stock of M&G Holdings, (x) shall cease to own directly at least 51% on a fully diluted basis of all outstanding equity interests (excluding any Excluded Preferred Stock) of M&G Holdings, (y) shall pledge, hypothecate, encumber or otherwise create, incur, assume or suffer to exist any Lien upon or with respect to any capital stock of M&G Holdings owned by it, or (z) shall cease to have the power (or shall cease to exercise the power) to elect a majority of the board of directors of M&G Holdings, (iii) at any time M&G Holdings (x) shall cease to own directly 51% on a fully diluted basis of the economic and voting interests in all of the capital stock of Parent,
(y) shall pledge, hypothecate, encumber or otherwise create, incur, assume or suffer to exist any Lien upon or with respect to any capital stock of Parent, or (z) shall cease to have the power (or shall cease to exercise the power) to elect a majority of the board of directors of each of the Parent, (iv) the Parent shall (w) cease to have the power (directly or indirectly) to elect a majority of the board of directors of each of its Subsidiaries, (x) cease to own 100% on a fully diluted basis of the economic and voting interests in all of the capital stock of the Borrower,
(y) cease to own the Parent Subordinated Intercompany Note or (z) pledge, hypothecate, encumber or otherwise create, incur or suffer to exist any Lien upon or with respect to any capital stock of the Borrower or the Parent Subordinated Intercompany Note, or (v) any "change of control" or similar provision or event under the Existing Seller Subordinated Note or the Senior Unsecured Note Indenture shall occur.

           "Claims" shall have the meaning provided in the definition of "Environmental Claims."

           "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and ruling issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

           "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to any Credit Document. Notwithstanding anything to the contrary contained above, Collateral shall not include any assets so long as same constitute Excluded Collateral in accordance with the definition thereof contained herein.

           "Collateral Agent" shall mean the Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

           "Collective Bargaining Agreements" shall have the meaning provided in Section 5.06.

           "Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Commitment," as the same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to 1.13 or 13.04(b).

           "Commitment Commission" shall have the meaning provided in
Section 3.01(a).

           "Consolidated EBITDA" shall mean, for any given period, the sum of, without duplication, Consolidated Net Income for such period, plus (a) any provision for taxes based on income or profits to the extent such income or profits were included in computing such Consolidated Net Income, plus (b) Consolidated Interest Expense, to the extent deducted in computing such Consolidated Net Income, plus (c) the amortization of all intangible assets, to the extent such amortization was deducted in computing such Consolidated Net Income (including, but not limited to, inventory write-ups, goodwill, debt and financing costs, and Incentive Arrangements), plus (d) any non-capitalized transaction costs incurred in connection with financings or acquisitions (including, but not limited to, financing and refinancing fees, to the extent deducted in computing such Consolidated Net Income, including those in connection with the Transaction), plus (e) all depreciation and all other non-cash charges (including, without limitation, those charges relating to purchase accounting adjustments and LIFO adjustments), to the extent deducted in computing such Consolidated Net Income, plus (f) any interest income, to the extent such income was not included in computing such Consolidated Net Income, plus (g) all dividend payments on preferred stock if paid in stock to the extent deducted in computing such Consolidated Net Income, plus (h) any extraordinary or non-recurring charge or expense arising out of the implementation of SFAS 106 or SFAS 109 to the extent deducted in computing such Consolidated Net Income plus (i) the portion of Net Income attributable to the minority interests in Subsidiaries of the Borrower to the extent received in cash and not included in calculating Consolidated Net Income, plus (j) net losses in respect of any discontinued operations, to the extent deducted in computing Consolidated Net Income. Notwithstanding anything to the contrary contained above, Consolidated EBITDA shall be adjusted (to the extent not already adjusted as provided above) (x) to exclude the effects of any extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business, to the extent such amounts are otherwise included in Consolidated Net Income for such period and (y) shall not give effect to any other non-cash gains, losses or expenses otherwise included in such Consolidated Net Income.

           "Consolidated Indebtedness" shall mean, at any time, and without duplication, the sum of (A) the aggregate amount of Parent Indebtedness at such time and (B) all Indebtedness of the Borrower and its consolidated Subsidiaries for borrowed money, purchase money Indebtedness, all obligations evidenced by notes or bonds, and with respect to Capitalized Leases, as well as any other items which would be required to be accounted for as debt of the Borrower and its consolidated Subsidiaries on the Borrower's consolidated balance sheet in accordance with GAAP; provided, that (u) Indebtedness under the Earnout Agreement and any Incentive Arrangement shall not be included in Consolidated Indebtedness, (v) to the extent not already reflected pursuant to preceding clause (B), Consolidated Indebtedness shall be deemed to include all Attributed Receivables Facility Indebtedness then outstanding, (w) Indebtedness outstanding in respect of the Senior Unsecured Notes shall be excluded pursuant to preceding clause
(A) to the extent Indebtedness pursuant to the Parent Subordinated Intercompany Note has already been included pursuant to preceding clause
(B), (x) for purposes of calculating the Leverage Ratio, the amount of Consolidated Indebtedness shall be the amount thereof outstanding on the last day of the respective Test Period, except that the amount of Revolving Loans outstanding on any such date shall instead be deemed to be the daily average outstanding principal amount of Revolving Loans during the fiscal quarter ended on the respective Test Date (although if any Permitted Transactions were effected during said fiscal quarter and financed in whole or in part with Revolving Loans, the calculation of the average outstanding Revolving Loans during such fiscal quarter shall be made on a Pro Forma Basis), (y) to the extent the Existing Seller Installment Note is fully supported by the Existing Seller Letter of Credit, and so long as same is fully collateralized by the Existing Seller Letter of Credit Cash Collateral, the Existing Seller Installment Note and Existing Seller Letter of Credit shall not be included in Consolidated Indebtedness regardless of whether a different treatment is required in accordance with GAAP and (z) in any event the aggregate principal amount of all Loans (subject to preceding clause (x) in the case of Revolving Loans), the Existing Seller Subordinated Note, the Parent Subordinated Intercompany Note and any Permitted Acquired Debt or Permitted Debt shall be included in the Consolidated Indebtedness.

           "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (x) Consolidated EBITDA for such period to (y) Consolidated Interest Expense for such period.

           "Consolidated Interest Expense" shall mean, for any period, the aggregate of the interest expense in respect of all Indebtedness of the Borrower and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount of any such Indebtedness, all non-cash interest payments, the interest portion of any deferred payment obligation, the interest component of capital lease obligations and, except as otherwise provided below, the amortization of deferred financing fees if such amortization would otherwise be included in interest expense); provided that there shall be excluded from Consolidated Interest Expense the amortization of any deferred financing costs incurred in connection with this Agreement, the reimbursement agreement with respect to the Existing Seller Letter of Credit, the Existing Seller Installment Note, the Existing Seller Subordinated Note, the Parent Subordinated Intercompany Note and Indebtedness otherwise permitted under this Agreement, in each case to the extent included in such Consolidated Interest Expense. Notwithstanding anything to the contrary contained above or required by GAAP, Consolidated Interest Expense shall also include (and, to the extent such amounts are not already included, Consolidated Interest Expense shall be increased by the amount of) the amount of all Dividends paid (or deemed paid) during the respective period pursuant to Section 9.03(iii) to the extent such Dividends are used to pay interest on Shareholder Subordinated Notes, (ii) the amount of Receivables Facility Financing Costs during the respective period and (iii) the amount of Parent Interest Expense during the respective period, to the extent in excess of the amount of interest expense of Borrower relating to the Parent Subordinated Intercompany Note already reflected in Consolidated Interest Expense for such period without regard to this sentence.

           "Consolidated Net Income" shall mean, for any period, the after tax Net Income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that (A) there shall be excluded (without duplication)
(i) income (or loss) of any Person (other than a consolidated Subsidiary of such Person) in which any other Person (other than such Person or any of its consolidated Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or (subject to subclause (iii) below) any of its consolidated Subsidiaries by such other Person during such period, (ii) except as otherwise expressly required for calculations being made on a Pro Forma Basis, the income (or loss) of any Person during such period accrued prior to the date it becomes a consolidated Subsidiary of such Person or is merged into or consolidated with such Person or any of its consolidated Subsidiaries, (iii) the income of any consolidated Subsidiary of the Borrower to the extent attributable to minority interests held directly or indirectly therein by Persons other than the Borrower and its Wholly-Owned Subsidiaries, and (iv) the income of any consolidated Subsidiary of the Borrower during such period to the extent that the declaration or payment of dividends or similar distributions by that consolidated Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or the Borrower or any of its other Subsidiaries, (B) to the extent Consolidated Net Income for any period would otherwise be reduced by the amount of fees and expenses paid in connection with the Transaction, fees and expenses paid, and/or BCM Restructuring Costs incurred, in connection with the BCM Transaction, or fees and expenses and/or Restructuring Costs incurred with respect to any Permitted Transaction, such amounts shall be added back in determining Consolidated Net Income but, in the case of such items relating to Permitted Transactions, only to the extent such amounts do not exceed the respective amounts included within the Permitted Transaction Cost of the respective Permitted Transaction as certified by the Borrower in connection therewith pursuant to Section 8.15(a)(ii)(v) and (y) and, in the case of such items relating to the BCM Transaction, only to the extent such amounts do not exceed the respective amounts in connection therewith certified by Merkle pursuant to Section 9.02(xii)(c)(w) and (y) of the Existing Credit Agreement, (C) to the extent same have not already reduced Consolidated Net Income for the respective period, the amount of all Restricted Payments paid (or deemed paid) during the respective period pursuant to any of Sections 9.03(ii), (v), (vi), and (ix)(II) and all amounts paid during the respective period pursuant to any of Section 9.06(y)(iv), (vi), (viii), (x) and (xi) shall be deducted, (D) notwithstanding any contrary treatment which would otherwise be required pursuant to GAAP, payments made pursuant to either of Sections 9.06(y)(vii) and/or (ix) shall not be deducted in determining Consolidated Net Income,
(E) Parent Interest Expense (but only to the extent in excess of the interest expense of the Borrower in respect of the Parent Subordinated Intercompany Note to the extent already deducted in determining Consolidated Net Income) shall be deducted in determining Consolidated Net Income and (F) notwithstanding any contrary treatment which would otherwise be required pursuant to GAAP, extraordinary or nonrecurring charges relating to any premium or penalty paid, write-off or deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its stated maturity shall not be deducted in determining Consolidated Net Income.

           "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

           "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Letter of Credit, each Security Document, each Guaranty, each Additional Security Document and each additional guaranty or security document or instrument executed pursuant to Sections 8.11, 8.15 and/or 9.13.

           "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

           "Credit Party" shall mean the Borrower and each Subsidiary
Guarantor.

           "Debt Agreements" shall have the meaning provided in Section
5.06.

           "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

           "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

           "Designated Credit Parties" shall mean the Borrower and those Subsidiary Guarantors that are from time to time party to the Receivables Facility Documents.

           "Director Indemnity Agreement" shall mean the Director Indemnification Agreement, dated as of November 7, 1996, by and among M&G Holdings, Parent, Merkle, the Borrower, Merkle, Acquisition Corp., Scott Acquisition Sub., Gear Acquisition Sub. and each of the indemnitees whose names are set forth therein, as in effect on the Effective Date and as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

           "Dividends" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any Incentive Arrangements and any stock appreciation rights, "phantom" stock plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

           "Documents" shall mean the Credit Documents, the Acquisition Documents, the Merger Documents, the Refinancing Documents, the Senior Unsecured Note Documents and, on and after the Receivables Facility Transaction Date, the Receivables Facility Documents.

           "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

           "Domestic Subsidiary" shall mean each Subsidiary of the Borrower which is not a Foreign Subsidiary.

           "Drawing" shall have the meaning provided in Section 2.05.

           "Earnout" shall mean the contingent payment payable pursuant to the Earnout Agreement in an amount equal to 50% of the cumulative EBITDA (as defined in the Earnout Agreement) of Acquisition Corp., Scott Acquisition Sub. and Gear Acquisition Sub. earned during the five fiscal years ended December 31, 1996 through December 31, 2000 in excess of $50,000,000.

           "Earnout Agreement" shall mean the Earnout Agreement, dated as of November 7, 1996, among Jordan, Parent, the Borrower, Acquisition Corp., Scott Acquisition Sub. and Gear Acquisition Sub., as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

           "Effective Date" shall have the meaning provided in Section
13.10.

           "80%-Owned Subsidiary" shall mean any Subsidiary of the Borrower which either (x) is a Wholly-Owned Subsidiary of the Borrower or (y) is not a Wholly-Owned Subsidiary of the Borrower, but is a Subsidiary wherein the Borrower and its Wholly-Owned Subsidiaries own at least 80% of the equity interests therein and in which no portion of the capital stock (or other equity interests) of such Subsidiary not owned by the Borrower or its Wholly-Owned Subsidiaries shall be owned by any Person other than Jordan, Jordan Affiliates and/or management of the respective such Subsidiary.

           "Eligible Transferee" shall mean and include a commercial bank, financial institution or other institutional "accredited investor" as defined in Regulation D of the Securities Act.

           "Elmco" shall mean Elmco Industries, Inc., an Illinois corporation.

           "Elmco Refund" shall mean the refund, or any right to receive the refund, of the payment Elmco made prior to the Original Effective Date pursuant to Code Section 7519(b), which refund is referenced in Section 6.06(l) of the Acquisition Agreement (as defined in the Existing Credit Agreement).

           "Elmco Refund Obligation" shall mean the assignment by Merkle of, and the obligation of Merkle to pay the amount of the Elmco Refund actually received to, the MK Sellers pursuant to Section 6.06(l) of the Acquisition Agreement (as defined in the Existing Credit Agreement).

           "Employee Benefit Plans" shall have the meaning provided in
Section 5.06.

           "Employment Agreements" shall have the meaning provided in
Section 5.06.

           "End Date" shall have the meaning provided in the definition of Interest Reduction Discount.

           "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of non-compliance or violation, investigations, orders or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

           "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution
Control Act, 33 U.S.C.   2601 et seq., the Clean Air Act, 42 U.S.C.   7401
et seq.; the Safe Drinking Water Act, 42 U.S.C.   3803 et seq.; the Oil
Pollution Act of 1990, 33 U.S.C.   2701 et seq.; the Emergency Planning and
the Community Right-to-Know Act of 1986, 42 U.S.C.   11001 et seq., the
Hazardous Material Transportation Act, 49 U.S.C.   1801 et seq. and the
Occupational Safety and Health Act, 29 U.S.C.   651 et seq. (to the extent
it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

           "Equity Financing Documents" shall have the meaning provided in the Existing Credit Agreement.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

           "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Parent or a Subsidiary of Parent or the Guarantors would be deemed to be a "single employer" (i) within the meaning of Section 414(b),(c), (m) or (o) of the Code or (ii) as a result of Parent, or a Subsidiary of Parent, or the Guarantors being or having been a general partner of such person.

           "Eurodollar Loan" shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

           "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (a) the offered quotation to first-class banks in the interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next highest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

           "Event of Default" shall have the meaning provided in Section
10.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

           "Excluded Collateral" shall mean and include each of (i) any Leasehold in which a security interest is not required to be granted by reason of the penultimate sentence of Section 8.11(a), (ii) Real Property owned by any Credit Party if the fair market value of such Real Property (as determined in good faith by senior management of the Borrower) is less than $5,000,000, (iii) motor vehicles and other equipment the ownership of which is evidenced by a "certificate of title" under relevant law owned by any Credit Party, (iv) any assets of a Foreign Subsidiary of the Borrower or otherwise located outside the United States (including its states and territories), (v) any capital stock of, or promissory notes payable by, a Foreign Subsidiary to the extent (and only to the extent) that such capital stock or promissory notes, as the case may be, are not required to be pledged pursuant to the exclusions contained in the Pledge Agreement as originally in effect, (vi) so long as the Existing Seller Letter of Credit remains outstanding, the Existing Seller Letter of Credit Cash Collateral and any investments from time to time made pursuant to the Existing Seller Letter of Credit Collateral Agreement, and (vii) the Elmco Tax Refund and any rights with respect thereto.

           "Excluded Preferred Stock" shall mean, with respect to any Person, any preferred stock issued by such Person which (i) is not Voting Stock of such Person, (ii) bears dividends at a contractually established rate, and does not participate with any class of common stock in the payment of dividends in excess of said stated rate, (iii) matures or is redeemable at the option of the issuer after a given period of time as provided therein and (iv) is not convertible into common stock or other Voting Stock.

           "Existing Credit Agreement" shall mean the Credit Agreement, dated as of September 22, 1995, among Parent, Merkle, the institutions from time to time party thereto, and Bankers Trust Company, as Agent, as in effect on the Effective Date.

           "Existing Indebtedness" shall have the meaning provided in
Section 5.19.

           "Existing Seller Installment Note" shall mean the promissory note issued in connection with the Original Acquisition by Merkle to the MK Sellers as partial consideration for the Original Acquired Business having a principal amount not to exceed $90,000,000, in the form of Exhibit Q, and which promissory note shall mature no later than December 31, 1996 and be supported by the Existing Seller Letter of Credit.

           "Existing Seller Letter of Credit" shall mean a standby letter of credit issued by BTCo for the account of Merkle in support of the obligations of Merkle under the Existing Seller Installment Note issued by Merkle, which letter of credit shall have a face amount not to exceed $90,000,000.

           "Existing Seller Letter of Credit Agreement" shall mean the Letter of Credit Agreement, dated as of September 22, 1995, between Parent, Merkle and BTCo, as amended, modified or supplemented from time to time.

           "Existing Seller Letter of Credit Cash Collateral" shall have the meaning provided in Section 9.01(xv).

           "Existing Seller Letter of Credit Collateral Agreement" shall mean the Letter of Credit Cash Collateral Agreement, dated as of September 22, 1995, between Merkle and BTCo, as amended, modified or supplemented from time to time.

           "Existing Seller Subordinated Note" shall mean 9% Existing Seller Subordinated Note due December 31, 2003 issued by Merkle in favor of MK Sellers as partial consideration for the purchase price of the Original Acquired Business in an aggregate principal amount of $5,000,000, in the form attached hereto as Exhibit O, as in effect on the Original Effective Date and as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

           "Existing Seller Subordinated Note Documents" shall mean and include the Existing Seller Subordinated Note and each of the other documents, instruments and other agreements entered into and relating to the issuance by Merkle of the Existing Seller Subordinated Note, as in effect on the Original Effective Date and as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

           "Existing Tax Sharing Agreement" shall mean the Tax Sharing Agreement, dated as of June 28, 1994, among Jordan and each of the other parties thereto, as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, including, without limitation, as amended on the Initial Borrowing Date to add the Borrower, Acquisition Corp., Scott Acquisition Sub. and Gear Acquisition Sub. as parties thereto.

           "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

           "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

           "Final Maturity Date" shall mean the fifth anniversary of the Initial Borrowing Date.

           "Foreign Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated under the laws of any jurisdiction other than the United States of America, any State thereof, or any territory thereof.

           "GAAP" shall have the meaning provided in section 13.07(a).

           "Gear" shall mean Gear Research, Inc., a Delaware corporation and a direct Wholly-Owned Subsidiary of Imperial.

           "Gear Acquisition Sub" shall mean New Gear Research, Inc., a Delaware corporation and a direct Wholly-Owned Subsidiary of Acquisition Corp.

           "Gear Intercompany Note" shall have the meaning provided in
Section 5.23(c).

           "Guaranty" shall mean the Subsidiary Guaranty and, after the execution and delivery thereof, the Non-Wholly-Owned Subsidiary Guaranty and each other guaranty executed pursuant to Sections 8.11, 8.15 and/or 9.13.

           "Hazardous Materials" shall mean (a) oil as defined by the Oil
Pollution Act of 1990, 33 U.S.C.   2701 et seq., (b) any petrochemical or
petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (c) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law; or (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

           "Imperial" shall mean Imperial Electric Company, an Ohio corporation and a direct Wholly-Owned Subsidiary of Jordan.

           "Incentive Arrangements" shall mean (x) any stock appreciation rights, "phantom" stock plans, employment agreements, non-competition agreements, earn out agreements and other equity incentive and bonus plans and similar arrangements made by the Borrower and its Subsidiaries in connection with a Permitted Transaction or the retention of executives or officers by the Borrower and its Subsidiaries and (y) all Permitted Earn-Out Debt issued in connection with Permitted Transactions.

           "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or
(vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) Capitalized Lease Obligations, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, and (vii) all obligations under any Other Hedging Agreement or under any similar type of agreement or arrangement. In addition, all Attributed Receivables Facility Indebtedness shall constitute Indebtedness.

           "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans hereunder occurs.

           "Initial Receivables Facility Proceeds" shall mean the amount of cash proceeds to be initially received by the Borrower and/or the other Designated Credit Parties from the sale of Receivables Facility Assets to the Receivables Entity pursuant to the Receivables Facility.

           "Insignificant Subsidiary" shall mean any Subsidiary of the Borrower which has assets of not greater than $5,000,000 in the aggregate and which, if aggregated with all other Subsidiaries of the Borrower with respect to which an event described under Section 10.05 and/or 10.09 has occurred and is continuing, would have assets of not greater than $5,000,000.

           "Intercompany Loan" shall mean any loan or advance made by the Borrower or any Subsidiary of the Borrower to the extent permitted by
Section 9.05(iii).

           "Intercompany Management Consulting Agreements" shall mean and include each of (i) the Management Consulting Agreement, dated as of September 22, 1995, by and between M&G Holdings and Merkle, as in effect on the Original Effective Date and (ii) the Management Consulting Agreement, dated as of September 22, 1995, by and between M&G Holdings and Parent, as in effect on the Original Effective Date, in each case as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

           "Intercompany Notes" shall mean promissory notes, in the form of Exhibit M, evidencing Intercompany Loans.

           "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

           "Interest Period" shall have the meaning provided in Section
1.09.

           "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement designed to protect a person against fluctuations in interest rates.

           "Interest Reduction Discount" shall mean initially zero and from and after the first day of any Margin Reduction Period (the "Start Date") to and including the last day of such Margin Reduction Period (the "End Date"), the Interest Reduction Discount shall be the respective percentage per annum set forth in clause (A) or(B) below if, but only if, as of the last day of the most recent Test Period of the Borrower ended immediately prior to such Start Date (the "Test Date") the conditions in clause (A) or
(B) below are met:

           (A) 1/4 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be equal to or greater than 4.75:1.0 but less than 5.0:1.0; or

           (B) 1/2 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.75:1.0.

The Leverage Ratio shall be determined for the relevant Test Period, in each case taken as one accounting period, by delivery of an officer's certificate of the Borrower to the Banks pursuant to Section 8.01(e), which certificate shall set forth the calculation of the Leverage Ratio. The Interest Reduction Discount so determined shall apply, except as set forth below, from the date on which such officer's certificate is delivered to the Agent to the earlier of (x) the date on which the next certificate is delivered to the Agent pursuant to Section 8.01(e) and (y) the 45th day following the first day of the fiscal quarter immediately following the delivery of such certificate to the Agent. Notwithstanding anything to the contrary contained above, the Interest Reduction Discount shall be zero if no officer's certificate has been delivered to the Banks pursuant to
Section 8.01(e) which sets forth the Leverage Ratio for the relevant Test Period or the financial statements upon which any such calculations are based have not been delivered, until such a certificate and/or financial statements are delivered. Notwithstanding anything to the contrary above in this definition, the Interest Reduction Discount shall be zero at all times when there shall exist a Default under Section 10.01 or 10.05 or any Event of Default. It is understood and agreed that the Interest Reduction Discount as provided above shall in no event be cumulative and only the Interest Reduction Discount available pursuant to either clause (A) or (B), if any, contained in this definition shall be applicable.

           "Investment" shall have the meaning provided in Section 9.05.

           "Issuing Bank" shall mean BTCo and any Bank which at the request of the Borrower and with the consent of the Agent agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2. The sole Issuing Bank on the Initial Borrowing Date is BTCo.

           "JI Partners" shall mean the JI Partners, an Illinois general partnership.

           "JII Services Agreement" shall mean the Management Services and Administration Agreement, dated as of November 7, 1996, between Jordan and Parent, in the form delivered to the Agent and Banks on the Effective Date, as the same may be amended, modified or supplemented from time to time pursuant to the terms thereof and hereof.

           "Jordan" shall mean Jordan Industries, Inc., a Delaware corporation.

           "Jordan Affiliates" shall mean and include each of (i) TJC, Jordan/Zalaznick Capital Company, JI Partners Limited Partnership, Jordan, Mezzanine Capital Income Trust and Leucadia Investors, Inc.; (ii) partners, principals, directors, officers and employees of the Persons referred to in clause (i) hereof; (iii) The John W. Jordan II Revocable Trust, The Jordan Family Trust and/or any other trusts established by John W. Jordan II so long as the beneficiaries thereof include only his spouse, parents, siblings or direct lineal descendants and so long as John W. Jordan II possesses the power to direct or cause the direction of the voting of such trusts; and (iv) any other trust established by the Persons referred to in clause (ii) hereof, so long as the beneficiaries thereof include only the spouse, siblings, parents, or direct lineal descendants of such Person and such Person possesses the power to direct or cause the direction of the voting of such trust.

           "L/C Supportable Indebtedness" shall mean (i) obligations of any Credit Party incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any Subsidiary Guarantor as are permitted to remain outstanding hereunder without giving rise to any violation of this Agreement.

           "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

           "Letter of Credit" shall have the meaning provided in Section
2.01(a).

           "Letter of Credit Fee" shall have the meaning provided in
Section 3.01(b).

           "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and
(ii) the amount of all Unpaid Drawings.

           "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).

           "Leverage Ratio" shall mean, as determined on the last day of any fiscal quarter or fiscal year, the ratio of (x) Consolidated Indebtedness as determined on the last day of such fiscal quarter or fiscal year to (y) Consolidated EBITDA for the Test Period then last ended; provided that for purposes of any calculation of the Leverage Ratio in connection with the delivery of an Asset Sale Certificate or other certificate in accordance with the requirements of the definition of Blocked Commitment, Consolidated Indebtedness shall not include Parent Indebtedness and it shall not include Indebtedness pursuant to the Parent Subordinated Intercompany Note. All calculations of the Leverage Ratio shall be made on a Pro Forma Basis.

           "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

           "Loan" shall mean each Revolving Loan and each Swingline Loan.

           "M&G Holdings" shall mean Motors and Gears Holdings, Inc., a Delaware corporation and the surviving corporation of the merger of M&G Holdings, Inc. with and into same.

           "M&G Holdings Common Stock" shall mean the common stock, $.01 par value per share, of M&G Holdings.

           "M&G Holdings Management Consulting Agreements" shall mean and include each of (i) the Management Consulting Agreement, dated as of September 22, 1995, between TJC, M&G Holdings and Parent, as amended on November 7, 1996 to include Parent as a party thereto, in the form delivered to the Agent and the Banks on the Effective Date and (ii) the Management Consulting Agreement, dated as of September 22, 1995, between Jordan and M&G Holdings, in the form delivered to the Agent and the Banks on the Original Effective Date.

           "Management Agreements" shall have the meaning provided in
Section 5.06.

           "Management Investors" shall mean (i) any officer or managerial employee of Parent or any of its Subsidiaries who acquires M&G Holdings Common Stock from M&G Holdings pursuant to the Management Subscription Agreement or the Stockholders' Agreement, (ii) the JI Partners and (ii) the directors of M&G Holdings.

           "Management Subscription Agreement" shall mean and include each of (i) the Management Subscription Agreement, dated as of September 22, 1995, by and among M&G Holdings and the stockholders whose names are set forth therein, in the form delivered to the Agent and the Banks on the Initial Borrowing Date, provided that future Management Investors may become party thereto by executing a counterpart thereof after the Initial Borrowing Date and (ii) the Management Subscription Agreement, dated as of November 7, 1996, by and among M&G Holdings and Ron Sansom, in the form delivered to the Agent and the Banks on the Initial Borrowing Date.

           "Mandatory Borrowings" shall have the meaning provided in
Section 1.01(c).

           "Margin Reduction Period" shall mean each period which shall commence on a date on which the officer's certificate is delivered to the Agent pursuant to Section 8.01(e) to the earlier of (x) the date on which the certificate for the next fiscal quarter is delivered to the Agent pursuant to Section 8.01(e) and (y) the 45th day following the first day of the fiscal quarter immediately following the delivery of such certificate to the Agent, provided that the first Margin Reduction Period shall commence no earlier than the date of the delivery of the financial statements pursuant to Section 8.01(b) for the first fiscal quarter of the Parent ended at least one year after the Initial Borrowing Date.

           "Margin Stock" shall have the meaning provided in Regulation U.

           "Material Contracts" shall have the meaning provided in Section
5.06.

           "Maximum Swingline Amount" shall mean $2,000,000.

           "Mercury" shall have the meaning provided in the Existing Credit Agreement.

           "Merger" shall mean the merger of MK Group with and into Parent pursuant to the Merger Documents, with Parent as the surviving corporation of such merger, as the direct Wholly-Owned Subsidiary of M&G Holdings, Inc., an Illinois corporation.

           "Merger Documents" shall mean the Merger Agreement, dated as of November 1, 1996, between Parent and MK Group, the certificate of merger and all other agreements, instruments and documents entered into in connection with the Merger, as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

           "Merkle" shall mean Merkle-Korff Industries, Inc., an Illinois corporation, and, prior to the consummation of the Merger and the MK Stock Contribution, a Wholly-Owned Subsidiary of MK Group and, after giving effect to the consummation of the Merger and the MK Stock Contribution, a Wholly-Owned Subsidiary of the Borrower.

           "MK" shall mean Merkle as such term is defined in the Existing Credit Agreement.

           "MK Group" shall mean MK Group, Inc., an Illinois corporation.

           "MK Leaseholds" shall mean and include the Leaseholds of (i) Merkle as lessee under the Affiliate Leases and (ii) BCM Holdings as lessee under [name lease].

           "MK Sellers" shall mean the Sellers as such term is defined in the Existing Credit Agreement.

           "MK Stock Contribution" shall have the meaning provided in
Section 5.11(c).

           "Minimum Borrowing Amount" shall mean (i) for Revolving Loans
(x) maintained as Base Rate Loans, $100,000 and, if greater, in integral multiples of $100,000 and (y) maintained as Eurodollar Loans, $1,000,000 and, if greater, in integral multiples of $100,000 and (ii) for Swingline Loans, $10,000 and, if greater, in integral multiples of $5,000.

           "Moody's" shall mean Moody's Investors Service, Inc.

           "Mortgage" shall mean each mortgage, deed of trust or deed to secure debt required to be delivered with respect to any Real Property pursuant to the terms of this Agreement, together with any assignment of leases and rents to be executed in connection therewith.

           "Mortgage Policy" shall mean each mortgage title insurance policy (and all endorsements thereto) for each Mortgaged Property required to be delivered pursuant to this Agreement.

           "Mortgaged Property" shall mean each Real Property owned or leased by the Borrower or any of its Subsidiaries and required to be mortgaged pursuant to Section 8.11 of this Agreement.

           "Net Asset Adjustment" shall mean the adjustment to the Purchase Price (as defined in the Existing Credit Agreement) contained in Section
1.06 of the Acquisition Agreement (as defined in the Existing Credit Agreement), so long as such adjustment in no event results in an increase to such Purchase Price of more than $2,500,000.

           "Net Cash Proceeds" shall mean, with (i) respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (w) cash expenses of sale (including, without limitation, reasonable brokerage and attorneys' fees, if any, and payment of principal, premium and interest of Indebtedness other than the Loans required to be repaid as a result of such Asset Sale), (x) estimated marginal increase in income taxes paid or payable by the Borrower's consolidated group with respect to the fiscal year in which such sale occurs as a result thereof, (y) any amounts required to be escrowed in connection with the respective Asset Sale, provided that upon the release of any such escrowed amounts to the Borrower or any of its Subsidiaries, such released proceeds shall be treated as Net Cash Proceeds of the respective Asset Sale, and (z) any reserves and holdbacks in good faith established by the Borrower in connection with any liabilities assumed by it in connection with the respective Asset Sale, so long as determined in accordance with GAAP and reasonably expected to be utilized within the 12 months following the date of the respective Asset Sale, provided that on the date which occurs 12 months after the respective Asset Sale, to the extent any such reserves or holdbacks remain, the amount thereof shall be deemed to constitute Net Cash Proceeds from the respective Asset Sale, and (ii) with respect to any issuance of debt or equity, the cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal and other fees and expenses associated therewith) incurred in connection therewith.

           "Net Income" shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP, excluding, however, any gain or loss, together with any related provision for taxes, realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions).

           "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

           "Non-Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Non-Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

           "Non-Wholly-Owned Subsidiary" shall mean each Subsidiary other than a Wholly-Owned Subsidiary.

           "Non-Wholly-Owned Subsidiary Guaranty" shall mean, after the execution and delivery thereof, the Non-Wholly-Owned Subsidiary Guaranty entered into by each Non-Wholly-Owned Domestic Subsidiary of the Borrower pursuant to Section 8.11, in the form of Exhibit L hereto, as the same may be amended, modified or supplemented from time to time.

           "Note" shall mean each Revolving Note and the Swingline Note.

           "Notice of Borrowing" shall have the meaning provided in Section
1.03.

           "Notice of Conversion" shall have the meaning provided in
Section 1.06.

           "Notice Office" shall mean the office of the Agent located at 130 Liberty Street, New York, New York 10006, Attention: Mary Kay Coyle, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

           "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

           "Original Acquired Business" shall mean the Acquired Business as defined in the Existing Credit Agreement.

           "Original Acquisition" shall mean the Acquisition as defined in the Existing Credit Agreement.

           "Original Effective Date" shall mean the Effective Date under, and as defined in, the Existing Credit Agreement.

           "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

           "Parent" shall mean Motors & Gears, Inc., a Delaware corporation, as successor by Merger to MK Group.

           "Parent Indebtedness" shall mean, at any time, (x) all Indebtedness of Parent for borrowed money, purchase money Indebtedness, all obligations evidenced by notes or bonds and any other items which would be required to be accounted for as debt of Parent on Parent's consolidating balance sheet in accordance with GAAP and (y) all Contingent Obligations of Parent in respect of obligations of any other Persons (other than the Borrower and its Subsidiaries); provided that Parent Indebtedness shall not include Indebtedness of any Subsidiary of Parent with respect to which (x) Parent is neither a co-obligor nor has any Contingent Obligation or (y) the sole recourse to Parent is contractually limited to the Parent's equity interests in the respective Subsidiary of Parent (which may not be the Borrower) which has directly incurred the respective Indebtedness.

           "Parent Interest Expense" shall mean, for any period, the aggregate of the interest expense in respect of all Indebtedness of the Parent (but not of its Subsidiaries except to the extent same also constitutes Indebtedness of the Parent) for such period, determined in accordance with GAAP (including amortization of original issue discount of any such Indebtedness, all non-cash interest payments, the interest portion of any deferred payment obligation, the interest component of capital lease obligations and, except as otherwise provided below, the amortization of deferred financing fees if such amortization would otherwise be included in interest expense); provided that there shall be excluded from Parent Interest Expense the amortization of any deferred financing costs incurred in connection with the Senior Unsecured Notes. Notwithstanding anything to the contrary contained above or otherwise required by GAAP, Parent Interest Expense shall include all interest expense in respect of Senior Unsecured Notes.

           "Parent Subordinated Intercompany Note" shall have the meaning provided in Section 5.23(a).

           "Participant" shall have the meaning provided in Section 2.04.

           "Payment Office" shall mean the office of the Agent located at 130 Liberty Street, New York, New York 10006, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

           "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

           "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Commitment of such Bank at such time and the denominator of which is the Total Commitment at such time, provided that if the Percentage of any Bank is to be determined after the Total Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

           "Permitted Acquired Business" shall mean the business, division or product line of any Person, including the capital stock of any such Person, acquired in connection with a Permitted Transaction.

           "Permitted Acquired Debt" shall mean Indebtedness of a Subsidiary of the Borrower acquired after the Initial Borrowing Date pursuant to a Permitted Transaction, to the extent such indebtedness was outstanding prior to the consummation of the Permitted Transaction and remains outstanding as Indebtedness of the respective Subsidiary after giving effect thereto, provided that (i) such Indebtedness was not incurred in connection with or in anticipation of such Permitted Transaction or the respective Person becoming Subsidiary of the Borrower, (ii) such Indebtedness does not constitute Indebtedness of the Borrower or any of their Subsidiaries other than the respective Subsidiary acquired pursuant to the respective Permitted Transaction and shall not be secured by any assets of any Person other than assets of the Subsidiary so acquired serving as security therefor at the time of the respective Permitted Transaction and (iii) no Person other than the respective Subsidiary shall have any liability (contingent or otherwise) with respect to any Permitted Acquired Debt.

           "Permitted Acquisition" shall mean the acquisition by the Borrower or any 80%-Owned Subsidiary of the Borrower (other than the Receivables Entity) of assets constituting a business, division or product line of any Person not already a Subsidiary of the Borrower or such Subsidiary or at least 80% of the capital stock of any such Person, although any such acquisition shall only be a Permitted Acquisition so long as (A) the consideration therefor consists solely of cash (including from proceeds of Revolving Loans), Permitted Debt, Permitted Acquired Debt and/or Permitted Earn-Out Debt, (B) the assets acquired will be used solely in, or the business of the Person whose stock is acquired consists solely of, any or all of the same business lines permitted by Section 9.07, and
(C) those acquisitions that are structured as stock acquisitions shall be effected through a purchase of no less than 80% of the capital stock of such Person by the Borrower or such Subsidiary or through a merger between such Person and a newly-formed direct Subsidiary of the Borrower or such Subsidiary, as the case may be, so that after giving effect to the respective acquisition the Permitted Acquired Business is owned by an 80%-Owned Subsidiary and (D) all requirements of Section 8.15 with respect to Permitted Acquisitions are met with respect thereto. Notwithstanding anything to the contrary contained above or in Section 8.15, an acquisition not otherwise meeting all the requirements set forth in the definition of Permitted Acquisition above or in Section 8.15 may be consummated as a "Permitted Acquisition" for all purposes of this Agreement, but only so long as the Required Banks specifically consent in writing to such acquisition and agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

           "Permitted Acquisition Investment" shall mean the acquisition (not pursuant to a Permitted Acquisition) by the Borrower or any Subsidiary of the Borrower (other than the Receivables Entity) of common equity interests (or similar equity interests), constituting less than 80% of the outstanding common equity interests (or similar equity interests), of any Person not already a Subsidiary of the Borrower or such Subsidiary, although such acquisition shall only be a Permitted Acquisition Investment so long as (A) the consideration therefor consists solely of cash (including from proceeds from Revolving Loans), Permitted Debt, Permitted Acquired Debt and/or Permitted Earn-Out Debt and (B) the business of the Person whose common equity interests (or similar equity interests) are acquired, shall be one of the business lines permitted by Section 9.07. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an investment shall be a Permitted Acquisition Investment only if all requirements of Section 8.15 applicable to Permitted Acquisition Investments are met with respect thereto.

           "Permitted Amendments" shall mean amendments to the Existing Indebtedness, the Debt Agreements, the Senior Unsecured Note Documents, the Acquisition Documents, the Merger Documents or the Equity Financing Agreements or any agreement relating to any of the foregoing (but not to the Existing Seller Subordinated Note, the Existing Seller Installment Note, the Earnout Agreement or any agreements relating thereto): (i) to cure ambiguity, defect or inconsistency, (ii) to make changes that would provide additional benefits or rights to the Agent or the Banks or (iii) to make changes that would not otherwise adversely affect any Bank in its capacity as such.

           "Permitted Debt" shall mean subordinated Indebtedness of the Borrower incurred in connection with a Permitted Transaction and in accordance with Section 8.15 which Permitted Debt and all terms thereof shall be in form and substance reasonably satisfactory to the Agent, provided, that in any event, unless the Required Banks otherwise expressly consent in writing prior to the incurrence thereof, (i) no such Indebtedness shall be guaranteed by the Borrower or any of its Subsidiaries, (ii) no such Indebtedness shall be secured by any asset of the Borrower or any of its Subsidiaries, (iii) any such Indebtedness shall be subordinated to the Obligations at least to the same extent as the Existing Seller Subordinated Note is subordinated in accordance with the terms thereof and (iv) each issue of Permitted Debt shall contain terms which, in the aggregate, are at least as favorable to the Banks as those contained in the Existing Seller Subordinated Note. The incurrence of Permitted Debt shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 10.

           "Permitted Earn-Out Debt" shall mean Indebtedness of the Borrower or any of its Subsidiaries incurred in connection with a Permitted Transaction and in accordance with Sections 8.15 and 9.04(x), which Indebtedness is unguaranteed and not secured by any assets of the Borrower or any of its Subsidiaries (including, without limitation, the assets so acquired) and is only payable by the Borrower in the event certain future performance goals are achieved with respect to the assets acquired; provided that, such Indebtedness shall only constitute Permitted Earn-Out Debt to the extent the terms of such Indebtedness expressly provide that payments thereunder may only be made to the extent not prohibited by the terms of this Agreement or any refinancing (or successive refinancings hereof) as in effect from time to time.

           "Permitted Encumbrances" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy or title commitment delivered with respect thereto, all of which exceptions must be acceptable on the date of delivery of such Mortgage Policy or title commitment to the Agent in its reasonable discretion.

           "Permitted Investment" shall mean any loans, advances or capital contributions made by the Borrower or any Subsidiary of the Borrower to any Subsidiary of the Borrower which is not an 80%-Owned Subsidiary.

           "Permitted Investment Amount" shall mean, at any time an amount which initially shall be $5,000,000 and which shall be decreased (without duplication) (x) on the date of the consummation of each Permitted Acquisition Investment, by the Permitted Transaction Cost thereof and (y) on the date of the making of each Permitted Investment, by the amount of the respective such Investment; provided that to the extent a Permitted Investment is reduced by cash returns received in respect thereof (but for purposes of this proviso not to exceed the original amount of the respective Permitted Investment), from and after the date of the receipt of any such cash returns, the Permitted Investment Amount shall be increased by the amount of cash so received.

           "Permitted Liens" shall have the meaning provided in Section
9.01.

           "Permitted Sale-Leaseback Transaction" shall mean any sale by the Borrower or any of its Subsidiaries of which equipment or machinery first acquired by the Borrower or such Subsidiary after the Initial Borrowing Date which equipment or machinery, as the case may be, is then leased back to the respective seller, provided that (i) the proceeds of the respective sale shall be entirely cash and in an amount at least equal to 75% of the aggregate amount expended by the Borrower and its Subsidiaries in so acquiring such equipment or machinery, (ii) such sale and leaseback is effected within 180 days of the acquisition by the Borrower or such Subsidiary of the Borrower of such equipment or machinery, and (iii) the respective transaction is otherwise effected in accordance with the applicable requirements of Section 9.02(xi).

           "Permitted Transaction" shall mean and include each Permitted Acquisition and each Permitted Acquisition Investment.

           "Permitted Transaction Cost" shall mean, with respect to any Permitted Transaction, the sum of (i) the amount of cash to be paid in respect thereof, as certified by the Borrower pursuant to Section 8.15(a)(ii)(u) in connection with the respective Permitted Transaction,
(ii) the aggregate amount of fees and expenses estimated by the Borrower to be payable in connection with the respective Permitted Transaction, as certified by the Borrower pursuant to Section 8.15(a)(ii)(v), (iii) the aggregate principal amount of all Permitted Debt and/or Permitted Acquired Debt incurred, acquired or assumed in connection with such Permitted Transaction and (iv) the Certified Restructuring Cost Reserve with respect to such Permitted Transaction.

           "Permitted Transaction Notice" shall have the meaning set forth in Section 8.15(a)(i).

           "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

           "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which, the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

           "Pledge Agreement" shall have the meaning provided in Section
5.13 and shall include after the execution and delivery thereof any pledge agreement required to be delivered pursuant to Sections 8.11, 8.15 and/or 9.13.

           "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

           "Pledged Securities" shall have the meaning provided in the Pledge Agreement.

           "Pledgee" shall have the meaning provided in the Pledge
Agreement.

           "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

           "Pro Forma Basis" shall mean, in connection with any calculation of compliance with any financial covenant or financial term (whether pursuant to Section 8.15 or the respective financial covenant or financial term), the calculation thereof after giving effect on a pro forma basis to
(w) if the relevant period to be tested includes any period occurring prior to the BCM Acquisition Date, the consummation of the BCM Transaction as if same had occurred on the first day of such period, (x) if the relevant period to be tested includes any period occurring prior to the Initial Borrowing Date, the consummation of the Transaction as if same had occurred on the first day of such period, (y) in the case of any calculation of the Consolidated Interest Coverage Ratio or the Leverage Ratio (except for purposes of Section 8.15), any Permitted Transaction which was consummated during the respective Test Period and (z) for purposes of all calculations pursuant to Section 8.15 and of the Blocked Commitment, the Permitted Transaction or Asset Sale, as the case may be, then being consummated as well as any other Permitted Transaction and/or Asset Sale consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Transaction or Asset Sale, as the case may be, then being effected, with the following rules to apply in connection therewith:

            (i) all Indebtedness (including, without limitation, all Permitted Acquired Debt, Permitted Debt, BCM Acquired Debt, the Senior Unsecured Notes and Indebtedness evidenced by Loans) incurred to finance any Permitted Transaction or, to the extent the respective Calculation Period, Asset Sale Calculation Period or Test Period includes periods prior to the Initial Borrowing Date or the BCM Acquisition Date, to finance the Transaction or the BCM Transaction, as the case may be, shall be deemed to have been incurred on the first day of the respective Calculation Period, Asset Sale Calculation Period or Test Period and remain outstanding through the date of the consummation of the respective Permitted Transaction (and thereafter in the case of projections pursuant to Section 8.15(a)(xi)) or Transaction or BCM Transaction;

           (ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate Indebtedness, or (y) at the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); provided that for purposes of calculations pursuant to Section 8.15(a)(xi), all Indebtedness (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said clause (xi);

          (iii) in making calculations pursuant to preceding clause (z) of this definition, all Indebtedness permanently repaid (and in the case of any repayment of revolving indebtedness, to the extent the commitments with respect thereto have been permanently reduced) with the proceeds of the respective Asset Sale shall be deemed to have been repaid on the first day of the respective Calculation Period or Asset Sale Calculation Period, as the case may be;

           (iv) in making any determination of Consolidated EBITDA, pro forma effect shall be given to the Transaction, the BCM Transaction and any Permitted Transaction or, in the case of determinations pursuant to preceding clause (z), Asset Sale for the periods described above, taking into account (x) fees payable as described in
      Section 9.06(y)(viii) as if such fees were payable with respect to pro forma net sales from the first day of the respective period, (y) in the case of the BCM Transaction, cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings and expenses were realized on the first day of the respective period, but, in the case of any such cost savings, only so long as the BCM Restructuring Costs incurred (or the anticipated BCM Restructuring Costs if not yet incurred) to achieve such cost savings are reasonably consistent with the Certified BCM Restructuring Cost Reserve to be taken in connection with the BCM Transaction as certified pursuant to Section 9.02(xii)(c) of the Existing Credit Agreement and (z) in the case of any Permitted Transaction, cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period, but, in the case of any such cost savings, only so long as the Restructuring Costs incurred (or the anticipated Restructuring Costs if not yet incurred) to achieve such cost savings are reasonably consistent with the Certified Restructuring Cost Reserve to be taken in connection with the Permitted Transaction as certified pursuant to Section 8.15(a)(ii).

           "Projections" shall have the meaning provided in Section
5.20(b).

           "Purchase Price" shall mean the sum of (i) cash in an amount not to exceed $75,000,000, subject to the adjustment of the purchase price provided in Sections 1.03 and 1.04 of the Acquisition Agreement plus (ii) the Earnout plus (iii) the assumption of liabilities in an aggregate principal amount not to exceed $10,000,000.

           "Quarterly Payment Date" shall mean the 15th day of each March, June, September and December commencing with December 15, 1996.

           "RCRA" shall mean the Resource Conservation and Recovery Act, as
the same may be amended from time to time, 42 U.S.C.   6901 et seq.

           "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

           "Receivables" shall mean all accounts receivable (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance).

           "Receivables Amendment Conditions" means, with respect to any amendment, modification, supplement, refinancing or replacement of the Receivables Facility or the respective Receivables Facility Documents, the requirements that the following shall be true after giving effect to such amendment, modification, supplement, refinancing or replacement:

           (a) no such amendments, modifications, supplements, refinancing or replacement shall impose any condition or requirement on the Borrower or any of its Subsidiaries that is more restrictive in any material respect than those in existence on the Receivables Facility Transaction Date in the documentation originally approved pursuant to
                 Section 8.17;

           (b) such amendments, modifications, supplements, refinancing and/or replacement shall not be adverse to the interest of the Banks; and

           (c) all such amendments, modifications, supplements, refinancing or replacement shall otherwise be in form and substance reasonably satisfactory to the Agent.

           "Receivables Entity" shall mean a Wholly-Owned Subsidiary of the Borrower which engages in no activities other than in connection with the financing of accounts receivable of the Designated Credit Parties and which is designated (as provided below) as the Receivables Entity (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Parent or any other Subsidiary of Parent (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates Parent or any other Subsidiary of Parent in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Parent or any other Subsidiary of Parent, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither Parent nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to Parent or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of Parent, and (c) to which neither Parent nor any other Subsidiary of Parent has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Agent by filing with the Agent an officer's certificate of the Borrower certifying that, to the best of such officer's knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

           "Receivables Facility" shall mean a facility providing for the sale by the Borrower and/or one or more other Designated Credit Parties of Receivables Facility Assets (thereby providing off-balance sheet financing to the Borrower and the respective Designated Credit Parties) to the Receivables Entity, which in turn shall sell interests in the respective Receivables Facility Assets to the third-party investors pursuant to the Receivables Facility Documents (with the Receivables Entity to issue investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Receivables Facility Assets) in return for the cash used by the Receivables Entity to purchase the Receivables Facility Assets from the Borrower and/or the respective Designated Credit Parties.

           "Receivables Facility Assets" shall mean Receivables (whether now existing or arising in the future) of the Borrower and its Subsidiaries which are transferred to the Receivables Entity pursuant to the Receivables Facility and any related Receivables Related Assets which are also so transferred to the Receivables Entity and all proceeds thereof.

           "Receivables Facility Documents" shall mean all documents and agreements entered into in connection with the Receivables Facility, as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as the Receivables Amendment Conditions are satisfied in connection therewith.

           "Receivables Facility Financing Costs" shall mean, for any period, the total consolidated interest and fee expense of the Borrower and its Subsidiaries which would have existed for such period pursuant to the Receivables Facility if same were structured as a secured lending arrangement rather than as a facility for the sale of Receivables Facility Assets.

           "Receivables Facility Threshold Amount" shall, on the Receivables Facility Transaction Date, equal the amount applied on such date to reduce the Total Commitment pursuant to Section 3.03(e)(x); provided that, on each date upon which a commitment reduction is required pursuant to Section 3.03(e)(y) as a result of the incurrence of Attributed Receivables Facility Indebtedness in excess of the Receivables Facility Threshold Amount as theretofore in effect, the Receivables Facility Threshold Amount shall be increased (on the date of, after giving effect to, the respective mandatory commitment reduction) by the amount of the commitment reduction required on such date pursuant to Section 3.03(e)(y) as a result of the respective incurrence of Attributed Receivables Facility Indebtedness.

           "Receivables Facility Transaction" shall mean the entering into of the Receivables Facility and the consummation of the related transactions contemplated by the Receivables Facility Documents.

           "Receivables Facility Transaction Date" shall mean the date of the entering into of the Receivables Facility in accordance with the requirements of Section 8.17.

           "Receivables Related Assets" shall mean, with respect to any Person, all of the following property and interests in property of such Person, whether now existing or existing in the future or hereafter acquired or arising and in each case to the extent relating to the respective Receivables of such Person: (i) all unpaid seller's or lessor's rights (including, without limitation, recession, replevin, reclamation and stoppage in transit, relating to any of the foregoing or arising therefrom), (ii) all rights to any goods or merchandise represented by any of the foregoing (including, without limitation, returned or repossessed goods), (iii) all reserves and credit balances with respect to any such Receivable or the respective account debtor, (iv) all letters of credit, security or guarantees of any of the foregoing, (v) all insurance policies or reports relating to any of the foregoing, (vi) all collection or deposit accounts relating to any of the foregoing, (vii) all proceeds of any of the foregoing, and (viii) all books and records relating to any of the foregoing.

           "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award (excluding the proceeds of any business interruption insurance) payable (i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or asset of the Borrower or any of its Subsidiaries, or (ii) by reason of any condemnation, taking, seizing or similar event with respect to any property or asset of the Borrower or any of its Subsidiaries or (iii) under any policy of property or casualty (or substantially similar) insurance required to be maintained under
Section 8.03 with respect to any property or asset of the Borrower or any of its Subsidiaries.

           "Refinancing" shall mean the refinancing of the Existing Credit Agreement on the Initial Borrowing Date pursuant to the requirements of
Section 5.12.

           "Refinancing Documents" shall mean the documents entered into in connection with the Refinancing.

           "Refinancing Indebtedness" shall mean (i) Indebtedness of the Borrower and its Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund Indebtedness permitted under this Agreement or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund any such Indebtedness, and (ii) any additional Indebtedness issued to pay premiums and fees in connection with clause (i).

           "Register" shall have the meaning provided in Section 13.16.

           "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

           "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

           "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

           "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

           "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

           "Related Business" means any business conducted by the Acquired Business and Merkle and its Subsidiaries on the Effective Date and any business in the motion control industry (including, without limitation, gears and gear drives, controls and sensors, drives and drive systems and couplings) and any and all related businesses in support of, or reasonably related or substantially similar to, any such business.

           "Release" shall mean disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the indoor or outdoor environment or into or out of any Real Property, including the movement of Hazardous Materials through or in the air, soil, service water, ground water or property.

           "Replaced Bank" shall have the meaning provided in Section 1.13.

           "Replacement Bank" shall have the meaning provided in Section
1.13.

           "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 2615.

           "Required Appraisal" shall have the meaning provided in Section
8.11.

           "Required Banks" shall mean Non-Defaulting Banks, the sum of whose Commitments (or after the termination thereof, outstanding Revolving Loans and Percentage of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of all Commitments of all Non-Defaulting Banks (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

           "Restricted Payment" shall mean (i) the authorization, declaration or payment of any Dividend with respect to the Borrower or any of its Subsidiaries and (ii) the payment by the Borrower or any of its Subsidiaries of any principal, interest on, or any other amount owing with respect to, any advance or loan made by or owing by such Person to Parent or any Subsidiary (other than the Borrower and its Subsidiaries) of Parent.

           "Restructuring Costs" shall mean, as relates to any Permitted Transaction, nonrecurring charges arising out of the restructuring, consolidation, severance or discontinuance of the operations of any entities or businesses acquired pursuant to the respective Permitted Transactions either alone or together with the Borrower and its other Subsidiaries, in each case to the extent incurred within eighteen months following the respective Permitted Transaction.

           "Returns" shall have the meaning provided in Section 7.09.

           "Revolving Loans" shall have the meaning provided in Section
1.01(a).

           "Revolving Note" shall have the meaning provided in Section
1.05(a).

           "Sale/Leaseback Transaction" means an arrangement (including, without limitation, any Permitted Sale-Leaseback Transaction) relating to property now owned or hereafter acquired whereby the Borrower or a Subsidiary thereof, transfers such property to a Person and the Borrower or a Subsidiary thereof leases it from such Person.

           "S&P" shall mean Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc.

           "Scheduled Existing Indebtedness" shall have the meaning provided in Section 5.19.

           "Scott" shall mean Scott Motors Company, a Delaware corporation and a direct Wholly-Owned Subsidiary of Imperial.

           "Scott Acquisition Sub" shall mean The New Scott Motors Company, a Delaware corporation and a direct Wholly-Owned Subsidiary of Acquisition Corp.

           "Scott Intercompany Note" shall have the meaning provided in
Section 5.23(b).

           "SEC" shall have the meaning provided in Section 8.01(h).

           "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b).

           "Secured Creditors" shall have the meaning provided in the respective Security Documents.

           "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

           "Security Agreement" shall have the meaning provided in Section
5.14 and shall include after the execution and delivery thereof any security agreement required to be delivered pursuant to Sections 8.11, 8.15 and/or 9.13.

           "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

           "Security Documents" shall mean the Pledge Agreement, the Security Agreement, each Additional Security Document, if any (including, without limitation, each Mortgage, if any, executed and delivered pursuant to Section 8.11), and any other security documents executed and delivered pursuant to the requirements of Sections 8.11, 8.15 and/or 9.13.

           "Senior Unsecured Note Indenture" shall mean the Indenture, dated as of November 7, 1996, entered into by and between Parent and Fleet National Bank, as trustee thereunder, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

           "Senior Unsecured Notes" shall mean Parent's 10-3/4% Series A Senior Notes due 2006, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time pursuant to the terms thereof.

           "Senior Unsecured Note Documents" shall mean and included each of the documents and other agreements entered into (including, without limitation, the Senior Unsecured Note Indenture) relating to the issuance by the Parent of the Senior Unsecured Notes, as in effect on the Initial Borrowing Date and as the same may be entered into, modified, supplemented or amended from time to time pursuant to the terms thereof.

           "Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by M&G Holdings (and not guaranteed or supported in any way by Parent or any Subsidiary of Parent) to Management Investors, in the form of Exhibit R, with such changes thereto as are satisfactory to the Agent and the Required Banks.

           "Shareholders' Agreements" shall have the meaning provided in
Section 5.06.

           "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Parent, the Borrower or any Subsidiary of the Borrower in connection with the Receivables Facility which are customary in an off-balance-sheet accounts receivable transaction.

           "Standby Letter of Credit" shall have the meaning provided in
Section 2.01(a).

           "Start Date" shall have the meaning provided in the definition of Interest Reduction Discount.

           "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

           "Stockholders' Agreement" shall mean the Stockholders' Agreement, dated as of September 22, 1995, by and among M&G Holdings, Jordan and the other Jordan Investors (as defined therein), in the form delivered to the Agent and the Banks on the Initial Borrowing Date; provided that future Management Investors may become party thereto by executing a counterpart thereof after the Initial Borrowing Date.

           "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless the context otherwise requires, all references herein to "Subsidiaries" shall be to Subsidiaries of the Borrower.

           "Subsidiary Guarantor" shall mean each Domestic Subsidiary of the Borrower which is a party to the Subsidiary Guaranty or the Non-Wholly-Owned Subsidiary Guaranty.

           "Subsidiary Guaranty" shall have the meaning provided in Section
5.15 and shall include, after the execution and delivery thereof, any similar guaranty required to be delivered pursuant to Sections 8.11, 8.15 and/or 9.13.

           "Swingline Bank" shall mean BTCo, in its capacity as the lender of Swingline Loans.

           "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Final Maturity Date.

           "Swingline Loans" shall have the meaning provided in Section
      1.01(b).

           "Swingline Note" shall have the meaning provided in Section
      1.05(a).

           "Syndication Date" shall mean that date upon which the Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication (and resultant addition of institutions as Banks pursuant to Section 13.04) has been completed.

           "Tax Sharing Agreements" shall have the meaning provided in
Section 5.06.

           "Taxes" shall have the meaning provided in Section 4.04(a).

           "Test Date" shall have the meaning provided in the definition of Interest Reduction Discount.

           "Test Period" shall mean each period of four consecutive fiscal quarters then last ended, in each case taken as one accounting period. Notwithstanding anything to the contrary contained above or otherwise required by GAAP, in the case of any Test Period ending prior to the first anniversary of the Initial Borrowing Date, such period shall be a one year period ending on the last day of a fiscal quarter ended after the Initial Borrowing Date, and such Test Period shall include (x) the actual results of the Borrower and its Subsidiaries from and after the date of the consummation of the Transaction and (y) the historical pro forma financial results of the Borrower and its Subsidiaries for that portion of the Test Period occurring prior to the Initial Borrowing Date, with said historical pro forma financial results to be consistent with the pro forma financial statements delivered pursuant to Section 7.05(a)(V) and taking into effect the pro forma adjustments for periods prior to the Initial Borrowing Date described in the definition of Pro Forma Basis contained herein.

           "TJC" shall mean TJC Management Corporation, a Delaware corporation.

           "TJC Management Services Agreements" shall mean and include each of (i) the Management Consulting Agreement, dated as of September 22, 1995, by and between TJC and Parent and (ii) the Management Consulting Agreement, dated as of September 22, 1995, by and between TJC and Merkle, in each case as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

           "Total Available Commitment" shall mean at any time, the Total Commitment less the Blocked Commitment, if any, at such time.

           "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

           "Total Unutilized Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Commitment then in effect, less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of Letter of Credit Outstandings.

           "Trade L/C Percentage" shall mean the remainder of the Applicable Margin for Eurodollar Loans less 1.00%.

           "Trade Letter of Credit" shall have the meaning set forth in
Section 2.01(a).

           "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being two separate Tranches, i.e., Revolving Loans and Swingline Loans.

           "Transaction" shall mean, collectively, (i) the consummation of the Acquisition, (ii) the consummation of the Merger, (iii) the Asset Contribution, (iv) the MK Stock Contribution, (v) the issuance by Parent of the Senior Unsecured Notes, (vi) the Refinancing, (vii) the incurrence of the Loans and the issuance of Letters of Credit hereunder on the Initial Borrowing Date, (viii) the payment of Transaction Fees and Expenses in connection with the foregoing, (ix) the issuance by the Borrower of the Parent Subordinated Intercompany Note, (x) the issuance by Scott Acquisition Sub. and Gear Acquisition Sub. of the Scott Intercompany Note and the Gear Intercompany Note, respectively, and (xi) such other transactions contemplated by the Documents.

           "Transaction Fees and Expenses" shall mean all fees and expenses incurred in connection with and arising out of the Transaction.

           "Transaction Intercompany Note" shall have the meaning provided in Section 5.23(b).

           "Type" shall mean the type of Revolving Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

           "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

           "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

           "United States" and "U.S." shall each mean the United States of America.

           "Unpaid Drawing" shall have the meaning provided for in Section
2.05.

           "Unutilized Commitment" with respect to any Bank, at any time, shall mean such Bank's Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank and (ii) such Bank's Percentage of the total Letter of Credit Outstandings at such time.

           "Voting Stock" shall mean, with respect to any corporation, the outstanding stock of all classes (or equivalent interest) which ordinarily, in the absence of contingencies, entitles holders thereof to vote for the election of directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such a contingency.

           "Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the sum of the product(s) obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

           "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

           "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

           "Wholly-Owned Foreign Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary.

           SECTION 12.  The Agent.
                        ---------
           12.01 Appointment. The Banks hereby designate Bankers Trust Company as Agent (for purposes of this Section 12, the term "Agent" shall include BTCo in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

           12.02 Nature of Duties. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither the Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

           12.03 Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Parent and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Parent and its Subsidiaries and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. Neither the Agent nor any of its affiliates nor any of their respective officers, directors, agents or employees shall be responsible to any Bank or the holder of any Note for, or be required or have any duty to ascertain, inquire or verify the accuracy of, (i) any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, (ii) the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document, (iii) the financial condition of Parent or any of its Subsidiaries, (iv) the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, (v) the satisfaction of any of the conditions precedent set forth in Section 5 or 6, or (vi) the existence or possible existence of any Default or Event of Default.

           12.04 Certain Rights of the Agent. If the Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks, and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

           12.05 Reliance. The Agent shall be entitled to rely, and shall be fully protected (and shall have no liability to any person) in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Agent.

           12.06 Indemnification. To the extent the Agent is not reimbursed and indemnified by the Borrower or the Guarantors, the Banks will reimburse and indemnify the Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

           12.07 The Agent in its Individual Capacity. With respect to its obligation to make Loans or issue or participate in Letter of Credit under this Agreement, the Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

           12.08 Holders. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

           12.09 Resignation by the Agent. (a) The Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

           (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

           (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent, with the consent of the Borrower (which consent will not be unreasonably withheld or delayed), shall then appoint a commercial bank or trust company as successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Agent as provided above.

           (d)  If no successor Agent has been appointed pursuant to clause
(b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Agent as provided above.

           SECTION 13.  Miscellaneous.
                        -------------
           13.01 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and disbursements of White & Case and local counsel and all appraisal fees, trustee's fees, documentary and recording taxes, title insurance and recording, filing and other expenses) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agent in connection with its syndication efforts with respect to this Agreement and of the Agent and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and, following and during the continuation of an Event of Default in connection with the enforcement of this Agreement and the other Credit Documents, for each of the Banks) and expenses incurred in connection with any reorganization or proposed reorganization of Parent or any of its Subsidiaries; (ii) pay and hold each of the Agent and each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Agent and each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of,
(a) any investigation, litigation or other proceeding (whether or not the Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by any Credit Party or any of its Subsidiaries, the Release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned, leased or operated by any Credit Party or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against any Credit Party, any of its Subsidiaries, its operations or any Real Property owned based or at any time operated by any Credit Party or any of its Subsidiaries, including, in each case, without limitation, the fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

           13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party or any of its Subsidiaries against and on account of the Obligations and liabilities of such Credit Party or such Subsidiary to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

           13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, at such Person's address specified opposite its signature below; if to any Bank, at its address specified opposite its name on
Schedule II below; and if to the Agent, at its Notice Office; or, as to any Credit Party or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Agent shall not be effective until received by the Agent.

           13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Obligations hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

           (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Commitment (and related outstanding Obligations hereunder) to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Commitments (and related outstanding Obligations hereunder) to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be deemed modified to reflect the Commitments of such new Bank and of the existing Banks, (ii) new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments, (iii) the consent of BTCo shall be required in connection with any such assignment pursuant to clause (y) above (which consents shall not be unreasonably withheld), (iv) the consent of the Borrower and each Issuing Bank shall be required in connection with any assignment of Commitments pursuant to clause (y) above (which consent shall not be unreasonably withheld), and (v) the Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500; and provided further, that such transfer or assignment shall not be effective until recorded by the agent on the Register pursuant to Section 13.16. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate described in Section 4.04(b)). To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under
Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

           (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

           13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

           13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

           (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

           (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

           13.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, (w) except as otherwise specifically provided herein, all computations of the Applicable Commitment Commission Percentage, the Interest Reduction Discount and all computations determining compliance with Section 9 shall utilize accounting principles and policies in conformity with those used to prepare the pro forma financial statements delivered to the Banks pursuant to Section 7.05(a)(V) (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called "GAAP"), (x) any interest income earned with respect to funds from time to time on deposit pursuant to the Existing Seller Letter of Credit Collateral Agreement shall not be included for purposes of any of the financial covenants as income of the Borrower or its Subsidiaries, (y) any interest expense with respect to the Existing Seller Installment Note shall not be included in Consolidated Interest Expense, and shall not reduce Consolidated Net Income, to the extent such interest expense is offset by earnings with respect to funds deposited pursuant to the Existing Seller Letter of Credit Collateral Agreement and Consolidated Interest Expense shall not include, and Consolidated Net Income shall not be reduced by, fees owing pursuant to the Existing Seller Letter of Credit (or the agreement pursuant to which same was issued) to the extent such fees are paid (whether directly to the issuer of the Existing Seller Letter of Credit or by way of reimbursement to the Borrower) by the MK Sellers (although such payments by the MK Sellers shall likewise not be included in Consolidated Net Income) and (z) to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a Pro Forma Basis.

           (b) All computations of interest, Commitment Commission and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable.

           13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT UNDER THIS AGREEMENT. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

           (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE
(a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

           (c) THE BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

           13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

           13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent at its Notice Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

           13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

           13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected thereby), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Final Maturity Date, or reduce the rate (except in connection with a waiver of any post-default increase in interest rate) or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash), it being understood that any amendment to, or modification of, any financial definition shall not constitute a reduction for any purpose of this Section 13.12, (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (v) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank),
(w) without the consent of the Swingline Bank, amend, modify or waive any provision relating to the rights or obligations of the Swingline Bank or with respect to Swingline Loans (including, without limitation, the obligations of the other Banks to fund Mandatory Borrowings), (x) without the consent of each Issuing Bank, amend, modify or waive any provision of
Section 2 or alter its rights or obligations with respect to Letters of Credit issued by it, (y) without the consent of the Agent, amend, modify or waive any provision of Section 12 as same applies to the Agent or any other provision as same relates to the rights or obligations of the Agent and (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

           (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Commitment and repay all outstanding Revolving Loans of, and other unpaid Obligations owing to, such Bank in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments are terminated, and Revolving Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Revolving Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Bank, terminate its Commitment or repay its Revolving Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

           13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 13.01, 13.06 and
13.16 shall, survive the execution, delivery and termination of this Agreement, the Notes and any Letters of Credit, and the making and repayment of the Loans.

           13.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

           13.15 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.15, each Bank agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Bank) any information with respect to any Credit Party or any of their respective Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the Agent or the Collateral Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Bank, provided, that such prospective transferee agrees to provisions substantially the same as those contained in this Section.

           (b) Each Credit Party hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to any Credit Party or any of its respective Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of any Credit Party or any of their respective Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Bank.

           13.16 Register. The Borrower hereby designates the Agent to serve as the Borrower's agent, solely for purposes of this Section 13.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of the Commitments and the Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 13.16.

                        *        *        *

           IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.



1751 Lake Cook Road, Suite 550       MOTORS AND GEARS
Deerfield, Illinois  60015           INDUSTRIES, INC.
Attention:  Thomas C. Spielberger
                                     By    /s/ Jonathan F. Boucher
                                       -------------------------------
                                     Title: Vice President
with copies to:

Jonathan F. Boucher
The Jordan Company
9 West 57th Street, 40th Floor
New York, New York  10019

and

James B. Carlson, Esq.
Mayer, Brown & Platt
1675 Broadway
New York, New York  10019



                                   BANKERS TRUST COMPANY,
                                   Individually and as Agent


                                   By   /s/ Patricia Hogan
                                      --------------------------
                                   Title: Vice President